                                                                  EXECUTION COPY






                              CHASE FUNDING, INC.,
                                    Depositor

                      CHASE MANHATTAN MORTGAGE CORPORATION,
                                    Servicer

                                       and

                              WACHOVIA BANK, N.A.,
                                     Trustee

                     ______________________________________


                         POOLING AND SERVICING AGREEMENT
                          Dated as of September 1, 2004

                     ______________________________________


                      CHASE FUNDING LOAN ACQUISITION TRUST
            MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2004-AQ1





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                                TABLE OF CONTENTS
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ARTICLE I           DEFINITIONS..................................................................................1


ARTICLE II          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES................................39

         SECTION 2.01.         Conveyance of Mortgage Loans.....................................................39
         SECTION 2.02.         Acceptance by Trustee of the Mortgage Loans......................................42
         SECTION 2.03.         Representations, Warranties and Covenants of the Depositor.......................43
         SECTION 2.04.         Representations and Warranties of the Servicer...................................51
         SECTION 2.05.         Substitutions and Repurchases of Mortgage Loans which are not "Qualified
                               Mortgages".......................................................................52
         SECTION 2.06.         Authentication and Delivery of Certificates......................................53
         SECTION 2.07.         REMIC Elections..................................................................53
         SECTION 2.08.         Covenants of the Servicer........................................................55
         SECTION 2.09.         [RESERVED].......................................................................55
         SECTION 2.10.         [RESERVED].......................................................................55
         SECTION 2.11.         Permitted Activities of the Trust................................................55
         SECTION 2.12.         Qualifying Special Purpose Entity................................................55


ARTICLE III         ADMINISTRATION AND SERVICING  OF MORTGAGE LOANS.............................................56

         SECTION 3.01.         Servicer to Service Mortgage Loans...............................................56
         SECTION 3.02.         Servicing and Subservicing; Enforcement of the Obligations of Servicer...........56
         SECTION 3.03.         Rights of the Depositor and the Trustee in Respect of the Servicer...............57
         SECTION 3.04.         Trustee to Act as Servicer.......................................................57
         SECTION 3.05.         Collection of Mortgage Loan Payments; Collection Account; Distribution
                               Account..........................................................................58
         SECTION 3.06.         Collection of Taxes, Assessments and Similar Items; Escrow Accounts..............60
         SECTION 3.07.         Access to Certain Documentation and Information Regarding the Mortgage
                               Loans............................................................................61
         SECTION 3.08.         Permitted Withdrawals from the Collection Account and Distribution Account.......61
         SECTION 3.09.         [RESERVED].......................................................................62
         SECTION 3.10.         Maintenance of Hazard Insurance..................................................62
         SECTION 3.11.         Enforcement of Due-On-Sale Clauses; Assumption Agreements........................63
         SECTION 3.12.         Realization Upon Defaulted Mortgage Loans; Determination of Excess
                               Proceeds.........................................................................64
         SECTION 3.13.         Trustee to Cooperate; Release of Mortgage Files..................................66
         SECTION 3.14.         Documents, Records and Funds in Possession of Servicer to be Held for the
                               Trustee..........................................................................67
         SECTION 3.15.         Servicing Compensation...........................................................67
         SECTION 3.16.         Access to Certain Documentation..................................................68
         SECTION 3.17.         Annual Statement as to Compliance................................................68
         SECTION 3.18.         Annual Independent Public Accountants' Servicing Statement; Financial
                               Statements.......................................................................68
         SECTION 3.19.         Rights of the NIMs Insurer.......................................................69
         SECTION 3.20.         Periodic Filings.................................................................69


ARTICLE IV          DISTRIBUTIONS;  ADVANCES BY THE SERVICER....................................................70

         SECTION 4.01.         Advances.........................................................................70
         SECTION 4.02.         Reduction of Servicing Compensation in Connection with Prepayment
                               Interest Shortfalls..............................................................71
         SECTION 4.03.         Distributions on the REMIC Interests.............................................71
         SECTION 4.04.         Distributions....................................................................71
         SECTION 4.05.         Monthly Statements to Certificateholders.........................................76
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ARTICLE V           THE CERTIFICATES............................................................................79

         SECTION 5.01.         The Certificates.................................................................79
         SECTION 5.02.         Certificate Register; Registration of Transfer and Exchange of
                               Certificates.....................................................................80
         SECTION 5.03.         Mutilated, Destroyed, Lost or Stolen Certificates................................84
         SECTION 5.04.         Persons Deemed Owners............................................................84
         SECTION 5.05.         Access to List of Certificateholders' Names and Addresses........................84
         SECTION 5.06.         Book-Entry Certificates..........................................................84
         SECTION 5.07.         Notices to Depository............................................................85
         SECTION 5.08.         Definitive Certificates..........................................................85
         SECTION 5.09.         Maintenance of Office or Agency..................................................86
         SECTION 5.10.         Authenticating Agents............................................................86
         SECTION 5.11.         Appointment of Paying Agent......................................................87


ARTICLE VI          THE DEPOSITOR AND THE SERVICER..............................................................87

         SECTION 6.01.         Respective Liabilities of the Depositor and the Servicer.........................87
         SECTION 6.02.         Merger or Consolidation of the Depositor or the Servicer.........................87
         SECTION 6.03.         Limitation on Liability of the Depositor, the Servicer and Others................88
         SECTION 6.04.         Limitation on Resignation of Servicer............................................88
         SECTION 6.05.         Errors and Omissions Insurance; Fidelity Bonds...................................88


ARTICLE VII         DEFAULT; TERMINATION OF SERVICER............................................................89

         SECTION 7.01.         Events of Default................................................................89
         SECTION 7.02.         Trustee to Act; Appointment of Successor.........................................90
         SECTION 7.03.         Notification to Certificateholders...............................................91


ARTICLE VIII        CONCERNING THE TRUSTEE......................................................................91

         SECTION 8.01.         Duties of Trustee................................................................91
         SECTION 8.02.         Certain Matters Affecting the Trustee............................................92
         SECTION 8.03.         Trustee Not Liable for Mortgage Loans............................................93
         SECTION 8.04.         Trustee May Own Certificates.....................................................94
         SECTION 8.05.         Servicer to Pay Certain Trustee's Fees and Expenses..............................94
         SECTION 8.06.         Eligibility Requirements for Trustee.............................................94
         SECTION 8.07.         Resignation and Removal of Trustee...............................................94
         SECTION 8.08.         Successor Trustee................................................................95
         SECTION 8.09.         Merger or Consolidation of Trustee...............................................96
         SECTION 8.10.         Appointment of Co-Trustee or Separate Trustee....................................96
         SECTION 8.11.         Tax Matters......................................................................97


ARTICLE IX          TERMINATION.................................................................................99

         SECTION 9.01.         Termination upon Liquidation or Repurchase of all Mortgage Loans.................99
         SECTION 9.02.         Final Distribution on the Certificates...........................................99
         SECTION 9.03.         Additional Termination Requirements.............................................100
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ARTICLE X           MISCELLANEOUS PROVISIONS...................................................................101

         SECTION 10.01.        Amendment.......................................................................101
         SECTION 10.02.        Counterparts....................................................................103
         SECTION 10.03.        Governing Law...................................................................103
         SECTION 10.04.        Intention of Parties............................................................103
         SECTION 10.05.        Notices.........................................................................103
         SECTION 10.06.        Severability of Provisions......................................................104
         SECTION 10.07.        Assignment......................................................................104
         SECTION 10.08.        Limitation on Rights of Certificateholders......................................105
         SECTION 10.09.        Inspection and Audit Rights.....................................................105
         SECTION 10.10.        Certificates Nonassessable and Fully Paid.......................................105
         SECTION 10.11.        Third Party Rights..............................................................106
         SECTION 10.12.        Additional Rights of the NIMs Insurer...........................................106
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EXHIBIT A     FORM OF CLASS A, CLASS M AND CLASS B-1, CLASS B-2 AND CLASS B-3
              CERTIFICATES
EXHIBIT A-1   FORM OF CLASS B-4 AND CLASS B-5 CERTIFICATES
EXHIBIT B     FORM OF CLASS C CERTIFICATES
EXHIBIT C     FORM OF CLASS P CERTIFICATES
EXHIBIT D     FORM OF CLASS R CERTIFICATE
EXHIBIT E     [RESERVED]
EXHIBIT F     MORTGAGE LOAN SCHEDULE
EXHIBIT G     FORM OF OFFICER'S CERTIFICATE (PAYING AGENT)
EXHIBIT H     FORM OF TRUSTEE CERTIFICATION
EXHIBIT I     FORM OF TRANSFEREE'S LETTER
EXHIBIT J     FORM OF TRANSFEROR CERTIFICATE
EXHIBIT K     FORM OF INVESTMENT LETTER
EXHIBIT L     FORM OF RULE 144A INVESTMENT LETTER
EXHIBIT M     REQUEST FOR RELEASE OF DOCUMENTS
EXHIBIT N-1   FORM OF SENIOR CERTIFICATES YIELD MAINTENANCE AGREEMENT
EXHIBIT N-2   FORM OF SUBORDINATE CERTIFICATES YIELD MAINTENANCE AGREEMENT
EXHIBIT O     FORM OF PMI POLICY

         POOLING AND SERVICING AGREEMENT, dated as of September 1, 2004, among CHASE FUNDING, INC., a New York corporation, as depositor (the "Depositor"), CHASE MANHATTAN MORTGAGE CORPORATION, a New Jersey corporation, as servicer (the "Servicer") and WACHOVIA BANK, N.A., a national banking association, as trustee (the "Trustee").

         The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund (other than (i) proceeds of prepayment penalties on the Mortgage Loans, (ii) any rights to payment under the Yield Maintenance Agreements, (iii) the Yield Maintenance Account and (iv) the interests in the grantor trusts described in Section 2.07) for federal income tax purposes will include two REMICs.

         In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Accepted Servicing Practices: The Servicer's normal servicing practices, which will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account mortgage loans of the same type as the Mortgages Loans in the jurisdictions in which the related Mortgaged Properties are located.

         Accrual Period: With respect to the Certificates and the Lower-Tier REMIC Regular Interests and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding such Distribution Date. All calculations of interest on the Certificates and the Lower-Tier REMIC Regular Interests will be made on the basis of the actual number of days elapsed in the related Accrual Period and a 360-day year.

         Adjustable Rate Mortgage Loan: A Mortgage Loan identified in the Mortgage Loan Schedule as having a Mortgage Rate which is adjustable.

         Adjustment Date: As to each Adjustable Rate Mortgage Loan, each date on which the related Mortgage Rate is subject to adjustment, as provided in the related Mortgage Note.

         Advance: The aggregate of the advances required to be made by the Servicer with respect to any Servicer Remittance Date pursuant to Section 4.01, the amount of any such advances being equal to the sum of (A) the aggregate of payments of principal and interest (net of the Servicing Fees) on the Mortgage Loans that were due on the related Due Date and not received as of the close of business on the related Servicer Remittance Date and (B) with respect to each REO Property that has not been liquidated, an amount equal to the excess, if any, of (x) one month's interest (adjusted to the Net Mortgage Rate) on the Stated Principal Balance of the related Mortgage Loan over (y) the net monthly rental income (if any) from such REO Property deposited in the Collection Account for such Distribution Date pursuant to Section 3.12, less the aggregate amount of any such Delinquent payments that the Servicer has determined would constitute a Non-Recoverable Advance were an advance to be made with respect thereto.

         Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         Aggregate Certificate Principal Balance: For any date of determination, the sum of the Class A-1 Certificate Principal Balance, the Class A-2 Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance, the Class B-1 Certificate Principal Balance, the Class B-2 Certificate Principal Balance, the Class B-3 Certificate Principal Balance, the Class B-4 Certificate Principal Balance and the Class B-5 Certificate Principal Balance, in each case as of such date of determination.

         Aggregate Cut-Off Date Principal Balance:  $614,478,132.44.

         Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

         Amount Held for Future Distribution: As to any Distribution Date, the aggregate amount held in the Collection Account at the close of business on the immediately preceding Determination Date on account of (i) all Scheduled Payments or portions thereof received in respect of the Mortgage Loans due after the related Due Date and (ii) Principal Prepayments and Liquidation Proceeds together with any prepayment penalties received in respect of such Mortgage Loans after the last day of the related Prepayment Period (or Due Period, in the case of Liquidation Proceeds).

         Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which, the Aggregate Certificate Principal Balance after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

         Appraised Value: With respect to a Mortgage Loan the proceeds of which were used to purchase the related Mortgage Property, the "Appraised Value" of a Mortgaged Property is the lesser of (x) the appraised value based on an appraisal made for the originator by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (y) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the "Appraised Value" is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

         Assertion of Non-Compliance: Any potentially valid assertion by or on behalf of a Mortgagor that a Mortgage Loan was not originated in compliance with applicable local, state and federal laws or with the originator's policies and procedures.

         Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale and assignment of the Mortgage Loan to the Trustee, which assignment, notice of transfer or equivalent instrument may, if permitted by law, be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.

         Authenticating Agent:  As defined in Section 5.10 hereof.

         Available Funds Cap: As of any Distribution Date with respect to the Certificates, a per annum rate equal to 12 times the quotient of (i) the total scheduled interest on the Mortgage Loans based on the Net Mortgage Rates on the related Due Date divided by (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the applicable Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) multiplied by 30 and divided by the actual number of days in the related Accrual Period.

         Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.06). As of the Closing Date, each Class of Regular Certificates constitutes a Class of Book-Entry Certificates.

         Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the State of California and in the City of New York, New York or the city in which the Servicer is located are authorized or obligated by law or executive order to be closed.

         Certificate: Any one of the certificates of any Class executed by the Depositor and authenticated by the Authenticating Agent in substantially the forms attached hereto as Exhibits A through E.

         Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

         Certificate Principal Balance: As to any Certificate (other than the Class P or Class R Certificates) and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate less the sum of (i) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to
Section 4.04, and (ii) any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates pursuant to Section 4.04(i). Notwithstanding the foregoing, the Certificate Principal Balance of the Class C Certificate shall be the Class C Certificate Principal Balance. Notwithstanding the foregoing on any Distribution Date relating to a Due Period in which a Subsequent Recovery has been received by the Servicer, the Certificate Principal Balance of any Class of Certificates then outstanding for which any Applied Realized Loss Amount has been allocated will be increased, in order of seniority, by an amount equal to the lesser of (i) the Unpaid Realized Loss Amount for such Class of Certificates and (ii) the total of any Subsequent Recovery in respect of principal distributed on such date to the Holders of Certificates (reduced by the amount of the increase in the Certificate Principal Balance of any more senior Class of Certificates pursuant to this sentence on such Distribution Date).

         Certificate Register: The register maintained pursuant to Section 5.02 hereof.

         Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository), in the case of any Class of Regular Certificates, except that solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee and the NIMs Insurer is entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

         Certification: As defined in Section 3.20(b) hereof.

         Chase: JPMorgan Chase Bank, a New York state banking corporation, or its successor in interest.

         Class: All Certificates bearing the same Class designation as set forth in Section 5.01 hereof.

         Class A Certificates: The Class A-1 Certificates and Class A-2 Certificates.

         Class A Certificate Principal Balance: For any date of determination, the sum of the Class A-1 Certificate Principal Balance and the Class A-2 Certificate Principal Balance, in each case for such date of determination.

         Class A Principal Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or any Distribution Date on which a Trigger Event exists, 100% of the Principal Distribution Amount for such Distribution Date and (ii) on or after the Stepdown Date where a Trigger Event does not exist, the excess of (A) the Class A Certificate Principal Balance immediately prior to such Distribution Date over (B) the lesser of (I) 70.70% of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (II) the excess of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over the sum of $3,072,391 and the Class B-5 Certificate Principal Balance as of the end of the immediately preceding Due Period; provided, however, that in no event will the Class A Principal Distribution Amount with respect to any Distribution Date exceed the Class A Certificate Principal Balance.

         Class A-1 Certificate: Any Certificate designated as a "Class A-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class A-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-1 Certificates.

         Class A-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-1 Pass-Through Rate on the Class A-1 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-1 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class A-1 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class A-1 Current Interest with respect to prior Distribution Dates (excluding any Class A-1 Interest Carryover Amount) over (b) the amount actually distributed to the Class A-1 Certificates with respect to interest on such prior Distribution Dates and (ii) interest on such excess (to the extent permitted by applicable law) at the Class A-1 Pass-Through Rate for the related Accrual Period.

         Class A-1 Interest Carryover Amount: As of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for the Class A-1 Certificates is based upon the Available Funds Cap, the excess of (i) the amount of interest the Class A-1 Certificates would otherwise be entitled to receive on such Distribution Date had such Pass-Through Rate been calculated as the sum of One-Month LIBOR and the applicable Class A-1 Margin, up to the Weighted Maximum Rate Cap over (ii) the amount of interest payable on the Class A-1 Certificates at the Available Funds Cap, up to but not exceeding the Weighted Maximum Rate Cap for such Distribution Date, and (B) the Class A-1 Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to Section 4.04(e)(x), Section 4.04(l) or Section 4.04(m), together with interest thereon at a rate equal to the sum of One-Month LIBOR and the applicable Class A-1 Margin for such Distribution Date.

         Class A-1 Margin: As of any Distribution Date up to and including the Optional Termination Date, 0.180% per annum and, as of any Distribution Date after such Optional Termination Date, 0.360% per annum.

         Class A-1 Pass-Through Rate: The least of (i) One-Month LIBOR plus the Class A-1 Margin, (ii) the Weighted Maximum Rate Cap and (iii) the Available Funds Cap for such Distribution Date.

         Class A-2 Certificate: Any Certificate designated as a "Class A-2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class A-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2 Certificates.

         Class A-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2 Pass-Through Rate on the Class A-2 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class A-2 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class A-2 Current Interest with respect to prior Distribution Dates (excluding any Class A-2 Interest Carryover Amount) over (b) the amount actually distributed to the Class A-2 Certificates with respect to interest on such prior Distribution Dates and (ii) interest on such excess (to the extent permitted by applicable law) at the Class A-2 Pass-Through Rate for the related Accrual Period.

         Class A-2 Interest Carryover Amount: As of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for the Class A-2 Certificates is based upon the Available Funds Cap, the excess of (i) the amount of interest the Class A-2 Certificates would otherwise be entitled to receive on such Distribution Date had such Pass-Through Rate been calculated as the sum of One-Month LIBOR and the applicable Class A-2 Margin, up to the Weighted Maximum Rate Cap over (ii) the amount of interest payable on the Class A-2 Certificates at the Available Funds Cap, up to but not exceeding the Weighted Maximum Rate Cap for such Distribution Date, and (B) the Class A-2 Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to Section 4.04(e)(x), Section 4.04(l) or Section 4.04(m), together with interest thereon at a rate equal to the sum of One-Month LIBOR and the applicable Class A-2 Margin for such Distribution Date.

         Class A-2 Margin: As of any Distribution Date up to and including the Optional Termination Date, 0.400% per annum and, as of any Distribution Date after such Optional Termination Date, 0.800% per annum.

         Class A-2 Pass-Through Rate: The least of (i) One-Month LIBOR plus the Class A-2 Margin, (ii) the Weighted Maximum Rate Cap and (iii) the Available Funds Cap for such Distribution Date.

         Class B Certificates: The Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates and Class B-5 Certificates.

         Class B-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-1 Certificates.

         Class B-1 Certificate: Any Certificate designated as a "Class B-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class B-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-1 Certificates.

         Class B-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-1 Pass-Through Rate on the Class B-1 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-1 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class B-1 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class B-1 Current Interest with respect to prior Distribution Dates (excluding any Class B-1 Interest Carryover Amount) over (b) the amount actually distributed to the Class B-1 Certificates with respect to interest on such prior Distribution Dates and (ii) interest on such excess (to the extent permitted by applicable law) at the Class B-1 Pass-Through Rate for the related Accrual Period.

         Class B-1 Interest Carryover Amount: As of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for the Class B-1 Certificates is based upon the Available Funds Cap, the excess of (i) the amount of interest the Class B-1 Certificates would otherwise be entitled to receive on such Distribution Date had such Pass-Through Rate been calculated as the sum of One-Month LIBOR and the applicable Class B-1 Margin for such Distribution Date, up to the Weighted Maximum Rate Cap, over (ii) the amount of interest payable on the Class B-1 Certificates at the Available Funds Cap, up to but not exceeding the Weighted Maximum Rate Cap for such Distribution Date, and (B) the Class B-1 Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to Section 4.04(e)(x), Section 4.04(l) or Section 4.04(m), together with interest thereon at a rate equal to the sum of One-Month LIBOR and the applicable Class B-1 Margin for such Distribution Date.

         Class B-1 Margin: For any Distribution Date up to and including the Optional Termination Date for the Certificates, 1.950% per annum and, as of any Distribution Date after such Optional Termination Date, 2.925% per annum.

         Class B-1 Pass-Through Rate: The least of (i) One-Month LIBOR plus the Class B-1 Margin, (ii) the Weighted Maximum Rate Cap and (iii) the Available Funds Cap for such Distribution Date.

         Class B-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event does not exist, the excess of (i) the sum of (A) the Class A Certificate Principal Balance (after taking into account distribution of the Class A Principal Distribution Amount to the Class A Certificates on such Distribution
Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distribution of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distribution of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distribution of the Class M-3 Principal Distribution Amount to the Class M-3 Certificates for such Distribution Date) and (E) the Class B-1 Certificate Principal Balance immediately prior to such Distribution Date over
(ii) the lesser of (A) 90.90% of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period over the sum of $3,072,391 and the Class B-5 Certificate Principal Balance as of the end of the immediately preceding Due Period; provided, however, that after the Class A Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance and the Class M-3 Certificate Principal Balance has been reduced to zero, the Class B-1 Principal Distribution Amount for such Distribution Date will equal 100% of the Principal Distribution Amount for such Distribution Date remaining after any distributions on the Class A-1 Certificates, Class A-2 Certificates, Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates; and provided, further, however, that in no event will the Class B-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-1 Certificate Principal Balance.

         Class B-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (i) the Class B-1 Applied Realized Loss Amount over (ii) the sum of
(x) all distributions in reduction of the Class B-1 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of the Class B-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

         Class B-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-2 Certificates.

         Class B-2 Certificate: Any Certificate designated as a "Class B-2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class B-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-2 Certificates.

         Class B-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-2 Pass-Through Rate on the Class B-2 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-2 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class B-2 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class B-2 Current Interest with respect to prior Distribution Dates (excluding any Class B-2 Interest Carryover Amount) over (b) the amount actually distributed to the Class B-2 Certificates with respect to interest on such prior Distribution Dates and (ii) interest on such excess (to the extent permitted by applicable law) at the Class B-2 Pass-Through Rate for the related Accrual Period.

         Class B-2 Interest Carryover Amount: As of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for the Class B-2 Certificates is based upon the Available Funds Cap, the excess of (i) the amount of interest the Class B-2 Certificates would otherwise be entitled to receive on such Distribution Date had such Pass-Through Rate been calculated as the sum of One-Month LIBOR and the applicable Class B-2 Margin for such Distribution Date, up to the Weighted Maximum Rate Cap, over (ii) the amount of interest payable on the Class B-2 Certificates at the Available Funds Cap, up to but not exceeding the Weighted Maximum Rate Cap for such Distribution Date, and (B) the Class B-2 Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to Section 4.04(e)(x), Section 4.04(l) or Section 4.04(m), together with interest thereon at a rate equal to the sum of One-Month LIBOR and the applicable Class B-2 Margin for such Distribution Date.

         Class B-2 Margin: For any Distribution Date up to and including the Optional Termination Date for the Certificates, 2.100% per annum and, as of any Distribution Date after such Optional Termination Date, 3.150% per annum.

         Class B-2 Pass-Through Rate: The least of (i) One-Month LIBOR plus the Class B-2 Margin, (ii) the Weighted Maximum Rate Cap and (iii) the Available Funds Cap for such Distribution Date.

         Class B-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event does not exist, the excess of (i) the sum of (A) the Class A Certificate Principal Balance (after taking into account distribution of the Class A Principal Distribution Amount to the Class A Certificates on such Distribution
Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distribution of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distribution of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distribution of the Class M-3 Principal Distribution Amount to the Class M-3 Certificates for such Distribution Date), (E) the Class B-1 Certificate Principal Balance (after taking into account distribution of the Class B-1 Principal Distribution Amount to the Class B-1 Certificates for such Distribution Date) and (F) the Class B-2 Certificate Principal Balance immediately prior to such Distribution Date over (ii) the lesser of (A) 92.20% of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period over the sum of $3,072,391 and the Class B-5 Certificate Principal Balance as of the end of the immediately preceding Due Period; provided, however, that after the Class A Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance and the Class B-1 Certificate Principal Balance has been reduced to zero, the Class B-2 Principal Distribution Amount for such Distribution Date will equal 100% of the Principal Distribution Amount for such Distribution Date remaining after any distributions on the Class A-1 Certificates, Class A-2 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates and Class B-1 Certificates; and provided, further, however, that in no event will the Class B-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-2 Certificate Principal Balance.

         Class B-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (i) the Class B-2 Applied Realized Loss Amount over (ii) the sum of
(x) all distributions in reduction of the Class B-2 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of the Class B-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

         Class B-3 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-3 Certificates.

         Class B-3 Certificate: Any Certificate designated as a "Class B-3 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class B-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-3 Certificates.

         Class B-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-3 Pass-Through Rate on the Class B-3 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-3 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class B-3 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class B-3 Current Interest with respect to prior Distribution Dates (excluding any Class B-3 Interest Carryover Amount) over (b) the amount actually distributed to the Class B-3 Certificates with respect to interest on such prior Distribution Dates and (ii) interest on such excess (to the extent permitted by applicable law) at the Class B-3 Pass-Through Rate for the related Accrual Period.

         Class B-3 Interest Carryover Amount: As of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for the Class B-3 Certificates is based upon the Available Funds Cap, the excess of (i) the amount of interest the Class B-3 Certificates would otherwise be entitled to receive on such Distribution Date had such Pass-Through Rate been calculated as the sum of One-Month LIBOR and the applicable Class B-3 Margin for such Distribution Date, up to the Weighted Maximum Rate Cap, over (ii) the amount of interest payable on the Class B-3 Certificates at the Available Funds Cap, up to but not exceeding the Weighted Maximum Rate Cap for such Distribution Date and (B) the Class B-3 Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to Section 4.04(e)(x), Section 4.04(l) or Section 4.04(m), together with interest thereon at a rate equal to the sum of One-Month LIBOR and the applicable Class B-3 Margin for such Distribution Date.

         Class B-3 Margin: For any Distribution Date up to and including the Optional Termination Date for the Certificates, 3.500% per annum and, as of any Distribution Date after such Optional Termination Date, 5.250% per annum.

         Class B-3 Pass-Through Rate: The least of (i) One-Month LIBOR plus the Class B-3 Margin, (ii) the Weighted Maximum Rate Cap and (iii) the Available Funds Cap for such Distribution Date.

         Class B-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event does not exist, the excess of (i) the sum of (A) the Class A Certificate Principal Balance (after taking into account distribution of the Class A Principal Distribution Amount to the Class A Certificates on such Distribution
Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distribution of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distribution of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distribution of the Class M-3 Principal Distribution Amount to the Class M-3 Certificates for such Distribution Date), (E) the Class B-1 Certificate Principal Balance (after taking into account distribution of the Class B-1 Principal Distribution Amount to the Class B-1 Certificates for such Distribution Date), (F) the Class B-2 Certificate Principal Balance (after taking into account distribution of the Class B-2 Principal Distribution Amount to the Class B-2 Certificates for such Distribution Date) and (G) the Class B-3 Certificate Principal Balance immediately prior to such Distribution Date over
(ii) the lesser of (A) 93.70% of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period over the sum of $3,072,391 and the Class B-5 Certificate Principal Balance as of the end of the immediately preceding Due Period; provided, however, that after the Class A Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance, the Class B-1 Certificate Principal Balance and the Class B-2 Certificate Principal Balance has been reduced to zero, the Class B-3 Principal Distribution Amount for such Distribution Date will equal 100% of the Principal Distribution Amount for such Distribution Date remaining after any distributions on the Class A-1 Certificates, Class A-2 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates and Class B-2 Certificates; and provided, further, however, that in no event will the Class B-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-3 Certificate Principal Balance.

         Class B-3 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (i) the Class B-3 Applied Realized Loss Amount over (ii) the sum of
(x) all distributions in reduction of the Class B-3 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of the Class B-3 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

         Class B-4 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-4 Certificates.

         Class B-4 Certificate: Any Certificate designated as a "Class B-4 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to distributions as set forth herein.

         Class B-4 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-4 Certificates.

         Class B-4 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-4 Pass-Through Rate on the Class B-4 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-4 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class B-4 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class B-4 Current Interest with respect to prior Distribution Dates (excluding any Class B-4 Interest Carryover Amount) over (b) the amount actually distributed to the Class B-4 Certificates with respect to interest on such prior Distribution Dates and (ii) interest on such excess (to the extent permitted by applicable law) at the Class B-4 Pass-Through Rate for the related Accrual Period.

         Class B-4 Interest Carryover Amount: As of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for the Class B-4 Certificates is based upon the Available Funds Cap, the excess of (i) the amount of interest the Class B-4 Certificates would otherwise be entitled to receive on such Distribution Date had such Pass-Through Rate been calculated as the sum of One-Month LIBOR and the applicable Class B-4 Margin for such Distribution Date, up to the Weighted Maximum Rate Cap, over (ii) the amount of interest payable on the Class B-4 Certificates at the Available Funds Cap, up to but not exceeding the Weighted Maximum Rate Cap for such Distribution Date, and (B) the Class B-4 Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to Section 4.04(e)(x), Section 4.04(l) or Section 4.04(m), together with interest thereon at a rate equal to the sum of One-Month LIBOR and the applicable Class B-4 Margin for such Distribution Date.

         Class B-4 Margin: For any Distribution Date up to and including the Optional Termination Date for the Certificates, 3.500% per annum and, as of any Distribution Date after such Optional Termination Date, 5.250% per annum.

         Class B-4 Pass-Through Rate: The least of (i) One-Month LIBOR plus the Class B-4 Margin, (ii) the Weighted Maximum Rate Cap and (iii) the Available Funds Cap for such Distribution Date.

         Class B-4 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event does not exist, the excess of (i) the sum of (A) the Class A Certificate Principal Balance (after taking into account distribution of the Class A Principal Distribution Amount to the Class A Certificates on such Distribution
Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distribution of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distribution of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates for such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distribution of the Class M-3 Principal Distribution Amount to the Class M-3 Certificates for such Distribution Date), (E) the Class B-1 Certificate Principal Balance (after taking into account distribution of the Class B-1 Principal Distribution Amount to the Class B-1 Certificates for such Distribution Date), (F) the Class B-2 Certificate Principal Balance (after taking into account distribution of the Class B-2 Principal Distribution Amount to the Class B-2 Certificates for such Distribution Date), (G) the Class B-3 Certificate Principal Balance (after taking into account distribution of the Class B-3 Principal Distribution Amount to the Class B-3 Certificates for such Distribution Date) and (H) the Class B-4 Certificate Principal Balance immediately prior to such Distribution Date over (ii) the lesser of (A) 95.40% of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period over the sum of $3,072,391 and the Class B-5 Certificate Principal Balance as of the end of the immediately preceding Due Period; provided, however, that after the Class A Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance, the Class B-1 Certificate Principal Balance, the Class B-2 Certificate Principal Balance and the Class B-3 Certificate Principal Balance has been reduced to zero, the Class B-4 Principal Distribution Amount for such Distribution Date will equal 100% of the Principal Distribution Amount for such Distribution Date remaining after any distributions on the Class A-1 Certificates, Class A-2 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates; and provided, further, however, that in no event will the Class B-4 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-4 Certificate Principal Balance.

         Class B-4 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (i) the Class B-4 Applied Realized Loss Amount over (ii) the sum of
(x) all distributions in reduction of the Class B-4 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of the Class B-4 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

         Class B-5 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-5 Certificates.

         Class B-5 Certificate: Any Certificate designated as a "Class B-5 Certificate" on the face thereof, in the form of Exhibit A-1 hereto, representing the right to distributions as set forth herein.

         Class B-5 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-5 Certificates.

         Class B-5 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-5 Pass-Through Rate on the Class B-5 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-5 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class B-5 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class B-5 Current Interest with respect to prior Distribution Dates (excluding any Class B-5 Interest Carryover Amount) over (b) the amount actually distributed to the Class B-5 Certificates with respect to interest on such prior Distribution Dates and (ii) interest on such excess (to the extent permitted by applicable law) at the Class B-5 Pass-Through Rate for the related Accrual Period.

         Class B-5 Interest Carryover Amount: As of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for the Class B-5 Certificates is based upon the Available Funds Cap, the excess of (i) the amount of interest the Class B-5 Certificates would otherwise be entitled to receive on such Distribution Date had such Pass-Through Rate been calculated as the sum of One-Month LIBOR and the applicable Class B-5 Margin for such Distribution Date, up to the Weighted Maximum Rate Cap, over (ii) the amount of interest payable on the Class B-5 Certificates at the Available Funds Cap, up to but not exceeding the Weighted Maximum Rate Cap for such Distribution Date, and (B) the Class B-5 Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to Section 4.04(e)(x), Section 4.04(l) or Section 4.04(m), together with interest thereon at a rate equal to the sum of One-Month LIBOR and the applicable Class B-5 Margin for such Distribution Date.

         Class B-5 Margin: For any Distribution Date up to and including the Optional Termination Date for the Certificates, 3.500% per annum and, as of any Distribution Date after such Optional Termination Date, 5.250% per annum.

         Class B-5 Pass-Through Rate: The least of (i) One-Month LIBOR plus the Class B-5 Margin, (ii) the Weighted Maximum Rate Cap and (iii) the Available Funds Cap for such Distribution Date.

         Class B-5 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event does not exist, the lesser of (i) the Class B-5 Certificate Principal Balance and (ii) the Principal Distribution Amount for such Distribution Date less the sum of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class B-1 Principal Distribution Amount, the Class B-2 Principal Distribution Amount, the Class B-3 Principal Distribution Amount and the Class B-4 Principal Distribution Amount, each for such Distribution Date, and otherwise, shall equal zero.

         Class B-5 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (i) the Class B-5 Applied Realized Loss Amount over (ii) the sum of
(x) all distributions in reduction of the Class B-5 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of the Class B-5 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

         Class C Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Class C Certificate Principal Balance.

         Class C Certificate: Any Certificate designated as a "Class C Certificate" on the face thereof, in the form of Exhibit B hereto, representing the right to distributions as set forth herein.

         Class C Certificate Principal Balance: As of any date of determination, the excess of the aggregate principal amount of the Mortgage Loans over the aggregate principal amount of the Class A, Class B and Class M Certificates.

         Class C Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class C Distributable Interest Rate on a notional amount equal to the aggregate of the principal balance of the Lower-Tier REMIC Regular Interests immediately prior to such Distribution Date, plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class C Certificates.

         Class C Distributable Interest Rate: The excess, if any, of (a) the weighted average of the interest rates on the Lower-Tier REMIC Regular Interests over (b) two times the weighted average of the interest rates on the Lower-Tier REMIC Regular Interests (treating for purposes of this clause (b) the interest rate on each of the Lower-Tier REMIC Marker Interests as being subject to a cap equal to the interest rate of the Related Certificate and treating the Class LTX Interest as being capped at zero). The averages described in the preceding sentence shall be weighted on the basis of the respective principal balances of the Lower-Tier REMIC Regular Interests immediately prior to any date of determination.

         Class C Interest Carryforward Amount: As of any Distribution Date, the excess of (a) the Class C Current Interest with respect to prior Distribution Dates (other than amounts added to the Class C Certificate Principal Balance) over (b) the amount actually distributed to the Class C Certificates with respect to interest on such prior Distribution Dates.

         Class C Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (i) the Class C Applied Realized Loss Amount over (ii) the sum of (x) all distributions in reduction of the Class C Unpaid Realized Loss Amount on all previous Distribution Dates and (y) all increases in the Class C Certificate Principal Balance pursuant to the last sentence of the definition of "Certificate Principal Balance."

         Class LTA-1 Interest: An uncertificated regular interest in the Lower-Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificate and an interest rate equal to the Net Rate.

         Class LTA-2 Interest: An uncertificated regular interest in the Lower-Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificate and an interest rate equal to the Net Rate.

         Class LTB-1 Interest: An uncertificated regular interest in the Lower-Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificate and an interest rate equal to the Net Rate.

         Class LTB-2 Interest: An uncertificated regular interest in the Lower-Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificate and an interest rate equal to the Net Rate.

         Class LTB-3 Interest: An uncertificated regular interest in the Lower-Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificate and an interest rate equal to the Net Rate.

         Class LTB-4 Interest: An uncertificated regular interest in the Lower-Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificate and an interest rate equal to the Net Rate.

         Class LTB-5 Interest: An uncertificated regular interest in the Lower-Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificate and an interest rate equal to the Net Rate.

         Class LTM-1 Interest: An uncertificated regular interest in the Lower-Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificate and an interest rate equal to the Net Rate.

         Class LTM-2 Interest: An uncertificated regular interest in the Lower-Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificate and an interest rate equal to the Net Rate.

         Class LTM-3 Interest: An uncertificated regular interest in the Lower-Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Related Certificate and an interest rate equal to the Net Rate.

         Class LTX Interest: An uncertificated regular interest in the Lower-Tier REMIC with an initial principal balance equal to the excess of (i) the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the aggregate initial principal balance of the Lower-Tier REMIC Marker Classes and an interest rate equal to the Net Rate.

         Class M Certificates: The Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates.

         Class M-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-1 Certificates.

         Class M-1 Certificate: Any Certificate designated as a "Class M-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class M-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-1 Certificates.

         Class M-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-1 Pass-Through Rate on the Class M-1 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-1 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class M-1 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class M-1 Current Interest with respect to prior Distribution Dates (excluding any Class M-1 Interest Carryover Amount) over (b) the amount actually distributed to the Class M-1 Certificates with respect to interest on such prior Distribution Dates and (ii) interest on such excess (to the extent permitted by applicable law) at the Class M-1 Pass-Through Rate for the related Accrual Period.

         Class M-1 Interest Carryover Amount: As of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for the Class M-1 Certificates is based upon the Available Funds Cap, the excess of (i) the amount of interest the Class M-1 Certificates would otherwise be entitled to receive on such Distribution Date had such Pass-Through Rate been calculated as the sum of One-Month LIBOR and the applicable Class M-1 Margin for such Distribution Date, up to the Weighted Maximum Rate Cap, over (ii) the amount of interest payable on the Class M-1 Certificates at the Available Funds Cap, up to but not exceeding the Weighted Maximum Rate Cap for such Distribution Date, and (B) the Class M-1 Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to Section 4.04(e)(x), Section 4.04(l) or Section 4.04(m), together with interest thereon at a rate equal to the sum of One-Month LIBOR and the applicable Class M-1 Margin for such Distribution Date.

         Class M-1 Margin: As of any Distribution Date up to and including the Optional Termination Date for the Certificates, 0.730% per annum and, as of any Distribution Date after such Optional Termination Date, 1.095% per annum.

         Class M-1 Pass-Through Rate: The least of (i) One-Month LIBOR plus the Class M-1 Margin, (ii) the Weighted Maximum Rate Cap and (iii) the Available Funds Cap for such Distribution Date.

         Class M-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance has been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (i) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount to the Class A Certificates on such Distribution Date) and (B) the Class M-1 Certificate Principal Balance immediately prior to such Distribution Date over (ii) the lesser of (A) 80.90% of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period over the sum of $3,072,391 and the Class B-5 Certificate Principal Balance as of the end of the immediately preceding Due Period. Notwithstanding the foregoing, (i) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates has been reduced to zero, the Class M-1 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class M-1 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on such Class A Certificates and (ii) in no event will the Class M-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-1 Certificate Principal Balance.

         Class M-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (i) the Class M-1 Applied Realized Loss Amount over (ii) the sum of
(x) all distributions in reduction of the Class M-1 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of the Class M-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

         Class M-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-2 Certificates.

         Class M-2 Certificate: Any Certificate designated as a "Class M-2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class M-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-2 Certificates.

         Class M-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-2 Pass-Through Rate on the Class M-2 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-2 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class M-2 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class M-2 Current Interest with respect to prior Distribution Dates (excluding any Class M-2 Interest Carryover Amount) over (b) the amount actually distributed to the Class M-2 Certificates with respect to interest on such prior Distribution Dates and (ii) interest on such excess (to the extent permitted by applicable law) at the Class M-2 Pass-Through Rate for the related Accrual Period.

         Class M-2 Interest Carryover Amount: As of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for the Class M-2 Certificates is based upon the Available Funds Cap, the excess of (i) the amount of interest the Class M-2 Certificates would otherwise be entitled to receive on such Distribution Date had such Pass-Through Rate been calculated as the sum of One-Month LIBOR and the applicable Class M-2 Margin for such Distribution Date, up to the Weighted Maximum Rate Cap, over (ii) the amount of interest payable on the Class M-2 Certificates at the Available Funds Cap, up to but not exceeding the Weighted Maximum Rate Cap for such Distribution Date, and (B) the Class M-2 Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to Section 4.04(e)(x), Section 4.04(l) or Section 4.04(m), together with interest thereon at a rate equal to the sum of One-Month LIBOR and the applicable Class M-2 Margin for such Distribution Date.

         Class M-2 Margin: As of any Distribution Date up to and including the Optional Termination Date for the Certificates, 1.200% per annum and, as of any Distribution Date after such Optional Termination Date, 1.800% per annum.

         Class M-2 Pass-Through Rate: The least of (i) One-Month LIBOR plus the Class M-2 Margin, (ii) the Weighted Maximum Rate Cap and (iii) the Available Funds Cap for such Distribution Date.

         Class M-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance and the Class M-1 Certificate Principal Balance have been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (i) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount to the Class A Certificates on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates on such Distribution Date) and (C) the Class M-2 Certificate Principal Balance immediately prior to such Distribution Date over (ii) the lesser of (A) 87.40% of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period over the sum of $3,072,391 and the Class B-5 Certificate Principal Balance as of the end of the immediately preceding Due Period. Notwithstanding the foregoing, (i) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates and Class M-1 Certificates has been reduced to zero, the Class M-2 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class M-2 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A-1, Class A-2 and Class M-1 Certificates and (ii) in no event will the Class M-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-2 Certificate Principal Balance.

         Class M-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (i) the Class M-2 Applied Realized Loss Amount over (ii) the sum of
(x) all distributions in reduction of the Class M-2 Unpaid Realized Loss Amount on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of the Class M-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

         Class M-3 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-3 Certificates.

         Class M-3 Certificate: Any Certificate designated as a "Class M-3 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class M-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-3 Certificates.

         Class M-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-3 Pass-Through Rate on the Class M-3 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-3 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class M-3 Interest Carryforward Amount: As of any Distribution Date, the sum of (i) the excess of (a) the Class M-3 Current Interest with respect to prior Distribution Dates (excluding any Class M-3 Interest Carryover Amount) over (b) the amount actually distributed to the Class M-3 Certificates with respect to interest on such prior Distribution Dates and (ii) interest on such excess (to the extent permitted by applicable law) at the Class M-3 Pass-Through Rate for the related Accrual Period.

         Class M-3 Interest Carryover Amount: As of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for the Class M-3 Certificates is based upon the Available Funds Cap, the excess of (i) the amount of interest the Class M-3 Certificates would otherwise be entitled to receive on such Distribution Date had such Pass-Through Rate been calculated as the sum of One-Month LIBOR and the applicable Class M-3 Margin for such Distribution Date, up to the Weighted Maximum Rate Cap, over (ii) the amount of interest payable on the Class M-3 Certificates at the Available Funds Cap, up to but not exceeding the Weighted Maximum Rate Cap for such Distribution Date, and (B) the Class M-3 Interest Carryover Amount for all previous Distribution Dates not previously paid pursuant to Section 4.04(e)(x), Section 4.04(l) or Section 4.04(m), together with interest thereon at a rate equal to the sum of One-Month LIBOR and the applicable Class M-3 Margin for such Distribution Date.

         Class M-3 Margin: As of any Distribution Date up to and including the Optional Termination Date for the Certificates, 1.400% per annum and, as of any Distribution Date after such Optional Termination Date, 2.100% per annum.

         Class M-3 Pass-Through Rate: The least of (i) One-Month LIBOR plus the Class M-3 Margin, (ii) the Weighted Maximum Rate Cap and (iii) the Available Funds Cap for such Distribution Date.

         Class M-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M-1 Certificate Principal Balance and the Class M-2 Certificate Principal Balance have been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (i) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount to the Class A Certificates on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount to the Class M-1 Certificates on such Distribution Date),
(C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount to the Class M-2 Certificates on such Distribution Date) and (D) the Class M-3 Certificate Principal Balance immediately prior to such Distribution Date over (ii) the lesser of (A) 89.40% of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period over the sum of $3,072,391 and the Class B-5 Certificate Principal Balance as of the end of the immediately preceding Due Period. Notwithstanding the foregoing, (i) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, Class M-1 Certificates and the Class M-2 Certificates has been reduced to zero, the Class M-3 Principal Distribution Amount will equal the lesser of (A) the outstanding Certificate Principal Balance of the Class M-3 Certificates and (B) 100% of the Principal Distribution Amount remaining after any distributions on the Class A-1, Class A-2, Class M-1 and Class M-2 Certificates and (ii) in no event will the Class M-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-3 Certificate Principal Balance.

         Class M-3 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (i) the Class M-3 Applied Realized Loss Amount over (ii) the sum of
(x) all distributions in reduction of the Class M-3 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of the Class M-3 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

         Class P Certificate: Any Certificate designated as a "Class P Certificate" on the face thereof, executed by the Depositor and authenticated by the Authenticating Agent in substantially the form set forth in Exhibit C, representing the right to distributions as set forth herein.

         Class R Certificate: The Class R Certificate executed by the Depositor and authenticated by the Authenticating Agent in substantially the form set forth in Exhibit D, representing the right to distributions as set forth herein.

         Closing Date: October 8, 2004.

         Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

         Collection Account: The separate Eligible Account created and initially maintained by the Servicer pursuant to Section 3.05(b) in the name of the Trustee for the benefit of the Certificateholders and designated "Wachovia Bank, N.A., as trustee, in trust for registered holders of Chase Funding Loan Acquisition Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-AQ1, Chase Manhattan Mortgage Corporation as Servicer". Funds in the Collection Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

         Compensating Interest: With respect to any Mortgage Loan, an amount equal to the amount set forth in Section 4.02 hereof, to be applied to the interest portion of a Prepayment Interest Shortfall on such Mortgage Loan pursuant to Section 4.02 hereof.

         Corporate Trust Office: The designated office of the Trustee where at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at Wachovia Bank, N.A., 401 South Tryon Street, 12th Floor, Charlotte, North Carolina, 28228-1179.

         Correspondent: The seller of mortgage loans pursuant to a Correspondent Agreement.

         Correspondent Agreement: Any agreement pursuant to which Chase Manhattan Mortgage Corporation, or any of its Affiliates, acquired any of the Mortgage Loans from a Correspondent.

         Current Interest: Any of the Class A-1 Current Interest, the Class A-2 Current Interest, the Class M-1 Current Interest, the Class M-2 Current Interest, the Class M-3 Current Interest, the Class B-1 Current Interest, the Class B-2 Current Interest, the Class B-3 Current Interest, the Class B-4 Current Interest, the Class B-5 Current Interest or the Class C Current Interest.

         Custodian: The custodian for the Mortgage Files appointed by the Trustee. The initial Custodian shall be JPMorgan Document Custody Services Inc.

         Cut-off Date: With respect to each Mortgage Loan, September 1, 2004.

         Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the calendar day immediately preceding the Cut-off Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all Principal Prepayments received prior to the Cut-off Date, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

         Definitive Certificates: As defined in Section 5.06.

         Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

         Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

         Denomination: With respect to each Certificate (other than any Class P or Class R Certificate), the amount set forth on the face thereof as the "Initial Principal Balance of this Certificate."

         Depositor: Chase Funding, Inc., a New York corporation, or its successor in interest.

         Depository: The initial Depository shall be The Depository Trust Company ("DTC"), the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

         Depository Agreement: With respect to Classes of Book-Entry Certificates, the agreement among the Depository, the Trustee and the initial Paying Agent.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Designated Transaction: A transaction in which the assets underlying the Certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real property or leasehold interests therein.

         Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

         Distribution Account: The separate Eligible Account created and maintained by the Servicer or any Paying Agent pursuant to Section 3.05(d) in the name of the Trustee for the benefit of the Certificateholders and designated "Wachovia Bank, N.A., as trustee, in trust for registered holders of Chase Funding Loan Acquisition Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-AQ1". Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

         Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in October 2004.

         Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which a Scheduled Payment is due.

         Due Period: With respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, beginning on the Cut-off Date) and ending on the first day of the month in which such Distribution Date occurs.

         Eligible Account: An account that is (i) maintained with a depository institution the long-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest rating categories, or (ii) maintained with the corporate trust department of a bank which (a) has a rating of at least Baa3 or P-3 by Moody's and (b) is either Chase or the corporate trust department of a national bank or banking corporation which has a rating of at least A-1 by S&P or F1 by Fitch, or (iii) an account or accounts the deposits in which are fully insured by the FDIC, or (iv) an account or accounts, acceptable to each Rating Agency without reduction or withdrawal of the rating of any Class of Certificates, as evidenced in writing in a depository institution in which such accounts are insured by the FDIC (to the limit established by the FDIC), the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to and acceptable to the Trustee and each Rating Agency, the Certificateholders have a claim with respect to the funds in such account and a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (v) maintained at an eligible institution whose commercial paper, short-term debt or other short-term deposits are rated at least A-1+ by S&P and F-1+ by Fitch, or (vi) maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by S&P or Prime-1 by Moody's at the time any deposits are held on deposit therein, or (vii) otherwise acceptable to each Rating Agency, as evidenced by a letter from each Rating Agency.

         ERISA: The Employee Retirement Income Security Act of 1974, including any successor or amendatory provisions.

         ERISA Restricted Certificate: The Class B-4, Class B-5, Class C, Class P and Class R Certificates and any other Certificate, unless such other Certificate shall have received a rating from a Rating Agency at the time of a transfer of such other Certificate that is in one of the three (or in the case of Designated Transactions, four) highest generic rating categories.

         Escrow Account: As defined in Section 3.06 hereof.

         Event of Default: As defined in Section 7.01 hereof.

         Excess Interest: On any Distribution Date, for the Senior Certificates and Subordinated Certificates, the excess of (i) the amount of interest each such Class of Certificates is entitled to receive on such Distribution Date over
(ii) the amount of interest each such Class of Certificates would have been entitled to receive on such Distribution Date at the Net Rate.

         Excess Proceeds: With respect to any Liquidated Loan, any Liquidation Proceeds that are in excess of the sum of (i) the unpaid principal balance of such Liquidated Loan as of the date of such liquidation plus (ii) interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders (and not reimbursed to the Servicer) up to the Due Date in the month in which such Liquidation Proceeds are required to be distributed on the unpaid principal balance of such Liquidated Loan outstanding during each Due Period as to which such interest was not paid or advanced.

         Exchange Act: The Securities Exchange Act of 1934, including any successor or amendatory provisions.

         External Life Event: Any event outside the control of a Mortgagor which has caused the Mortgagor financial hardship or otherwise makes it necessary or advisable that the Mortgagor sell the related Mortgaged Property, including death of the Mortgagor or a family member living in the Mortgaged Property, medical condition, job status, acts of God, terrorism, or deterioration of physical or mental health.

         Extra Principal Distribution Amount: With respect to any Distribution Date, an amount equal to (i) prior to the Stepdown Date, the excess of (A) the sum of (I) the Aggregate Certificate Principal Balance (reduced by the Principal Funds with respect to such Distribution Date) and (II) $11,060,606 over (B) the Stated Principal Balance of the Mortgage Loans as of such Distribution Date and
(ii) on and after the Stepdown Date, (A) the sum of (I) the Aggregate Certificate Principal Balance (reduced by the Principal Funds with respect to such Distribution Date), less the Class B-5 Certificate Principal Balance and
(II) the greater of (x) 4.60% of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (y) the sum of $3,072,391 and the Class B-5 Certificate Principal Balance as of the end of the immediately preceding Due Period less (B) the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period; provided, however, that if on any Distribution Date, a Trigger Event is in effect, the Extra Principal Distribution Amount will not be reduced to the percentage of the then current Stated Principal Balance of the Mortgage Loans (and will remain fixed at such percentage of the then current Stated Principal Balance of the Mortgage Loans as of the Due Date immediately prior to the occurrence of the Trigger Event) until the next Distribution Date on which a Trigger Event is not in effect.

         Fannie Mae: Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

         Fitch: Fitch Ratings, or its successor in interest.

         Fixed Rate Mortgage Loan: A Mortgage Loan indentified in the Mortgage Loan Schedule as having a Mortgage Rate which is fixed.

         Freddie Mac: Freddie Mac, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         Gross Margin: The percentage set forth in the related Mortgage Note for each of the Adjustable Rate Mortgage Loans which is to be added to the applicable index for use in determining the Mortgage Rate on each Adjustment Date, and which is set forth in the Mortgage Loan Schedule for each Adjustable Rate Mortgage Loan.

         Indenture: An indenture relating to the issuance of notes guaranteed by the NIMs Insurer.

         Initial Adjustment Date: As to any Adjustable Rate Mortgage Loan, the first Adjustment Date following the origination of such Mortgage Loan.

         Initial Certificate Principal Balance: With respect to any Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date as set forth in Section 5.01 hereof.

         Initial Mortgage Rate: As to each Adjustable Rate Mortgage Loan, the Mortgage Rate in effect prior to the Initial Adjustment Date.

         Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan, including any replacement policy or policies for any insurance policies, and including, without limitation, the PMI Policy.

         Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Insurance Policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

         Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

         Interest Carryforward Amount: Any of the Class A-1 Interest Carryforward Amount, the Class A-2 Interest Carryforward Amount, the Class M-1 Interest Carryforward Amount, the Class M-2 Interest Carryforward Amount, the Class M-3 Interest Carryforward Amount, the Class B-1 Interest Carryforward Amount, the Class B-2 Interest Carryforward Amount, the Class B-3 Interest Carryforward Amount, the Class B-4 Interest Carryforward Amount, the Class B-5 Interest Carryforward Amount or the Class C Interest Carryforward Amount, as the case may be.

         Interest Carryover Amount: Any of the Class A-1 Interest Carryover Amount, the Class A-2 Interest Carryover Amount, the Class M-1 Interest Carryover Amount, the Class M-2 Interest Carryover Amount, the Class M-3 Interest Carryover Amount, the Class B-1 Interest Carryover Amount, the Class B-2 Interest Carryover Amount, the Class B-3 Interest Carryover Amount, the Class B-4 Interest Carryover Amount or the Class B-5 Interest Carryover Amount, as the case may be.

         Interest Determination Date: With respect to the Certificates, (i) for any Accrual Period other than the first Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period and (ii) for the first Accrual Period, October 6, 2004.

         Interest Funds: With respect to any Distribution Date, the sum, without duplication, of (i) all scheduled interest due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date less (a) the Servicing Fee with respect to the Mortgage Loans and (b) the PMI Insurer's Fee with respect to the PMI Mortgage Loans, (ii) all Advances relating to interest with respect to the Mortgage Loans, (iii) all Compensating Interest with respect to the Mortgage Loans, (iv) Liquidation Proceeds with respect to the Mortgage Loans (to the extent such Liquidation Proceeds relate to interest), (v) proceeds of any purchase pursuant to Sections 2.02, 2.03, 3.12 or 9.01 (to the extent such proceeds relate to interest) and (vi) prepayment penalties received with respect to the Mortgage Loans during the related Prepayment Period, less all Non-Recoverable Advances with respect to the Mortgage Loans relating to interest and certain expenses reimbursed during the related Due Period.

         Latest Possible Maturity Date: The first Distribution Date following the anniversary of the scheduled maturity date of the Mortgage Loan in the Trust Fund having the latest scheduled maturity date as of the Cut-off Date which shall be the Distribution Date in June 2035.

         LIBOR Business Day: Any day on which banks in the City of London, England and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

         Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Servicer has determined (in accordance with Section 3.12) in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation.

         Liquidation Proceeds: Amounts, including Insurance Proceeds and any Subsequent Recovery, received in connection with the partial or complete liquidation of Mortgage Loans, whether through trustee's sale, foreclosure sale, sale by the Servicer pursuant to this Agreement or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Advances, Servicing Fees, PMI Insurer Fees, Servicing Advances and any other expenses related to such Mortgage Loan.

         Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the Appraised Value of the related Mortgaged Property.

         Loss Mitigation: A circumstance where a default by the Mortgagor has occurred or is imminent and the Servicer is likely to collect more funds with respect to a Mortgage Loan by waiving a prepayment penalty than by not waiving a prepayment penalty.

         Lower-Tier REMIC: The REMIC described in Section 2.07 hereof which is the issuer of the Lower-Tier REMIC Regular Interests and the LR Interest.

         Lower-Tier REMIC Interests: Each of the Class LTA-1 Interest, the Class LTA-2 Interest, the Class LTM-1 Interest, the Class LTM-2 Interest, the Class LTM-3 Interest, the Class LTB-1 Interest, the Class LTB-2 Interest, the Class LTB-3 Interest, the Class LTB-4 Interest, the Class LTB-5 Interest, the Class LTX Interest and the LR Interest.

         Lower-Tier REMIC Marker Classes: Each of the classes of Lower-Tier REMIC Regular Interests other than the Class LTX Interest.

         Lower-Tier REMIC Regular Interests: Each of the Lower-Tier REMIC Interests other than the LR Interest.

         LR Interest: The sole class of "residual interest" in the Lower-Tier REMIC.

         MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

         MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS or otherwise assigned to MERS, as agent for the holder from time to time of the Mortgage Note.

         Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the maximum rate of interest set forth as such in the related Mortgage Note and with respect to each Fixed Rate Mortgage Loan, the rate of interest set forth in the related Mortgage Note.

         Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the minimum rate of interest set forth as such in the related Mortgage Note.

         Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.05.

         Moody's: Moody's Investors Service, Inc., or its successor in interest.

         Mortgage: The mortgage, deed of trust or other instrument creating a first lien or a first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

         Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any mortgage loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by such Mortgage Loan Schedule which is in fact not so transferred for any reason shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Trust Fund.

         Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Trustee to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Exhibits F, setting forth the following information with respect to each Mortgage Loan:

         (i)      the loan number;

         (ii)     the Appraised Value;

         (iii) the Initial Mortgage Rate or, with respect to any Fixed Rate Mortgage Loan, the initial mortgage interest rate;

         (iv) the maturity date and the months remaining before maturity date;

         (v)      the original principal balance;

         (vi)     the Cut-off Date Principal Balance;

         (vii)    the first payment date of the Mortgage Loan;

         (viii)   the Scheduled Payment in effect as of the Cut-off Date;

         (ix)     the Loan-to-Value Ratio at origination;

         (x) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

         (xi)     a code indicating the property type;

         (xii)    with respect to each Adjustable Rate Mortgage Loan;

                  (a)   the frequency of each Adjustment Date;

                  (b)   the next Adjustment Date;

                  (c)   the Maximum Mortgage Rate;

                  (d)   the Minimum Mortgage Rate;

                  (e)   the Mortgage Rate as of the Cut-off Date;

                  (f)   the related Periodic Rate Cap;

                  (g)   the Gross Margin;

         (xiii)   location of the related Mortgaged Property;

         (xiv) a code indicating whether such Mortgage Loan is a PMI Mortgage Loan; and

         (xv) for each PMI Mortgage Loan, the coverage percentage under the PMI Policy.

         Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan and all amendments, modifications and attachments thereto.

         Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

         Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

         Mortgaged Property: The underlying property securing a Mortgage Loan.

         Mortgagor: The obligor on a Mortgage Note.

         Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the then current Mortgage Rate less the sum of (a) Servicing Fee Rate and (b) the PMI Insurer Fee Rate, if applicable.

         Net Rate: With respect to any Distribution Date, the weighted average Net Mortgage Rate for Mortgage Loans (calculated based upon the Stated Principal Balance of such Mortgage Loans as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date)) as of the related Due Date multiplied by 30 and divided by the actual number of days in the relevant Accrual Period.

         NIM Notes: The notes to be insured pursuant to the Indenture.

         NIMs Insurer: Any insurer that is guaranteeing certain payments under notes issued by a trust, the principal assets of which include the Class C Certificates and/or the Class P Certificates.

         Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

         Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage Loan.

         Non-Recoverable Advance: Any portion of an Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not or, in the case of a current delinquency, would not, be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

         Non-Recoverable Servicing Advance: Any portion of a Servicing Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

         Non-Supported Interest Shortfall:  As defined in Section 4.02.

         Officer's Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor, the Servicer (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (ii), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Servicer and the Trustee, as the case may be, as required by this Agreement.

         One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Servicer either directly or by or through any Paying Agent on the related Interest Determination Date on the basis of (a) the offered rates for one-month United States dollar deposits, as such rates appear on Telerate page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or
(b) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time), the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. If One-Month LIBOR is determined pursuant to clause (b) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period will be established by the Servicer, either directly or through any Paying Agent, as follows:

                  (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

                  (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

         Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Servicer, reasonably acceptable to each addressee of such opinion; provided, however, that with respect to Section 6.04 or 10.01, or the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor and the Servicer, (ii) not have any direct financial interest in the Depositor or the Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Optional Termination: The termination of the trust hereunder pursuant to the purchase of the Mortgage Loans pursuant to the last sentence of Section
9.01 hereof.

         Optional Termination Amounts: The Repurchase Price paid by the Servicer in connection with any repurchase of all of the Mortgage Loans pursuant to
Section 9.01.

         Optional Termination Date: The Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in the Trust Fund is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

         Original Mortgage Loan: The mortgage loan refinanced in connection with the origination of a Refinancing Mortgage Loan.

         OTS: The Office of Thrift Supervision.

         Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except: (i) Certificates theretofore canceled by the Servicer or delivered to the Servicer for cancellation; and (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed by the Depositor and delivered by the Servicer pursuant to this Agreement.

         Outstanding Mortgage Loan: As of any Distribution Date, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Due Period.

         Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         Pass-Through Rate: With respect to any Certificate, the interest rate borne by such Certificate.

         Paying Agent: As defined in Section 5.11 hereof.

         Percentage Interest: With respect to:

                  (i) any Class, the percentage interest in the undivided beneficial ownership interest evidenced by such Class which shall be equal to the Class Certificate Principal Balance of such Class divided by the Class Principal Balance of all Classes; and

                  (ii) any Certificate, the Percentage Interest evidenced thereby of the related Class shall equal the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class; except that in the case of any Class P or Class R Certificate, the Percentage Interest with respect to such Certificate is shown on the face of such Certificate.

         Periodic Rate Cap: As to each Adjustable Rate Mortgage Loan and the related Mortgage Note, the provision therein that limits permissible increases and decreases in the Mortgage Rate on any Adjustment Date.

         Permitted Activities: The primary activities of the trust created pursuant to this Agreement which shall be:

                  (i) holding Mortgage Loans transferred from the Depositor and other assets of the Trust Fund, including any credit enhancement and passive derivative financial instruments including the Yield Maintenance Agreements that pertain to beneficial interests issued or sold to parties other than the Depositor, its Affiliates, or its agents;

                  (ii) issuing Certificates and other interests in the assets of the Trust Fund;

                  (iii) receiving collections on the Mortgage Loans and the
                        Yield Maintenance Agreements and making payments on such Certificates and interests in accordance with the terms of this Agreement; and

                  (iv) engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities cannot be contrary to the status of the Trust Fund as a qualified special purpose entity under existing accounting literature.

         Permitted Investments: At any time, any one or more of the following obligations and securities:

                  (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the Certificates;

                  (iii) commercial or finance company paper, other than
                        commercial or finance company paper issued by Chase or any of its Affiliates, which is then receiving the highest commercial or finance company paper rating of each such Rating Agency;

                  (iv) certificates of deposit, demand or time deposits, or bankers' acceptances (other than banker's acceptances issued by Chase or any of its Affiliates) issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities;

                  (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

                  (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in the two highest long-term or the highest short-term ratings of each Rating Agency containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency as evidenced by a letter from each Rating Agency;

                  (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

                  (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation, other than Chase or any of its Affiliates, incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency;

                  (ix) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each such Rating Agency; and

                  (x) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof, other than Chase or any of its Affiliates, which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or above par or (iii) is purchased at a deep discount; provided, further, that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (ix) above); and provided, further, that (x) no amount beneficially owned by any REMIC (including, without limitation, any amounts collected by the Servicer but not yet deposited in the Collection Account) may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless the Servicer shall receive an Opinion of Counsel, at the expense of the party requesting that such investment be made, to the effect that such investment will not adversely affect the status of any of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC under the Code or result in imposition of a tax on the Trust Fund and (y) each Permitted Investment must be a "permitted investment" under Section 860G(a)(5) of the Code. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

         Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Class R Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, and (v) a Person that is not a citizen or resident of the United States, a corporation or partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, unless such Person has furnished the transferor, the Servicer and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or applicable successor form. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code. A corporation will not be treated as an instrumentality of the United States or of any State thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

         PMI Insurer: Mortgage Guaranty Insurance Corporation, a Wisconsin corporation, or its successor in interest.

         PMI Insurer Fee: The amount payable to the PMI Insurer on each Distribution Date, which amount shall be calculated for each Distribution Date by (A) calculating, for each PMI Mortgage Loan, one-twelfth of the product of
(i) the PMI Insurer Fee Rate, and (ii) the Stated Principal Balance of the applicable PMI Mortgage Loan or the related REO Property as of the first day of the related Due Period and (B) summing the results.

         PMI Insurer Fee Rate: With respect to each PMI Mortgage Loan, 1.08% per annum plus the state tax premium rate (expressed as a per annum rate on the applicable PMI Mortgage Loan), if any, set forth in the final file documentation with respect to any PMI Mortgage Loan.

         PMI Mortgage Loans: The list of Mortgage Loans insured by the PMI Insurer as identified on the Mortgage Loan Schedule.

         PMI Policy: The Primary Mortgage Insurance Policy No. 29-610-4-3291 with respect to the PMI Mortgage Loans, dated October 8, 2004, issued by the PMI Insurer, a copy of which is attached hereto as Exhibit O, and all endorsements thereto, and the letter, dated September 28, 2004 from the PMI Insurer to the Servicer.

         Pool Stated Principal Balance: As to any Distribution Date the aggregate of the Stated Principal Balances, as of such Distribution Date, of the Mortgage Loans that were Outstanding Mortgage Loans as of such date.

         Prepayment Assumption: A rate of prepayment, as described in the Prospectus Supplement in the definition of "Modeling Assumptions," relating to the Certificates.

         Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a partial Principal Prepayment or a Principal Prepayment in full (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03,
3.12 or 9.01 hereof), the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date or in the case of a partial Principal Prepayment on the amount of such prepayment exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment.

         Prepayment Period: As to any Distribution Date, (x) with respect to any partial Principal Prepayment, the period beginning with the opening of business on the first day of the calendar month preceding the month in which such Distribution Date occurs and ending on the close of business on the last day of such month and (y) with respect to any Principal Prepayment in full, the period from the 16th calendar day of the prior calendar month through the 15th calendar day of the month of such Distribution Date (or, with respect to the intial Distribution Date, the period from the Cut-off Date through October 15, 2004).

         Principal Distribution Amount: With respect to each Distribution Date, the sum of (i) the Principal Funds for such Distribution Date and (ii) any Extra Principal Distribution Amount for such Distribution Date.

         Principal Funds: With respect to the Mortgage Loans and any Distribution Date, the sum, without duplication, of (i) the scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date,
(ii) prepayments collected in the related Prepayment Period, (iii) the Stated Principal Balance of each Mortgage Loan that was repurchased by the Depositor or the Servicer during the related Prepayment Period or, in the case of a repurchase pursuant to Section 9.01, on the Business Day prior to such Distribution Date, (iv) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loan is less than the aggregate unpaid principal of the related Deleted Mortgage Loans delivered by the Depositor in connection with a substitution of a Mortgage Loan pursuant to
Section 2.03(c) and (v) all Liquidation Proceeds collected during the related Due Period (to the extent such Liquidation Proceeds related to principal), less all Non-Recoverable Advances relating to principal with respect to the Mortgage Loans and all Non-Recoverable Advances reimbursed during the related Due Period.

         Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including Mortgage Loans purchased or repurchased under Sections 2.02, 2.03, 3.12 and 9.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Servicer in accordance with the terms of the related Mortgage Note.

         Prospectus Supplement: The Prospectus Supplement dated October 6, 2004, relating to the public offering of certain of the Certificates.

         PUD: A Planned Unit Development.

         Purchase Price: With respect to any Mortgage Loan (x) required to be repurchased by the Seller, pursuant to Section 2.02 or, 2.03 hereof or (y) that the Servicer has a right to purchase pursuant to Section 3.12 hereof, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan as of the date of such purchase together with any unreimbursed Servicing Advances, (ii) accrued interest thereon at the applicable Net Mortgage Rate from
(a) the date through which interest was last paid by the Mortgagor to (b) the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and (iii) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund and/or the Trustee in connection with any violation relating to such Mortgage Loan of any predatory or abusive lending law.

         Rating Agency: Moody's, S&P and Fitch. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

         Realized Loss: With respect to (i) a Liquidated Loan, the amount, if any, by which the Stated Principal Balance and accrued interest thereon at the Net Mortgage Rate exceeds the amount actually recovered by the Servicer with respect thereto (net of reimbursement of Advances and Servicing Advances) at the time such Mortgage Loan became a Liquidated Loan or (ii) with respect to a Mortgage Loan which is not a Liquidated Loan, any amount of principal that the Mortgagor is no longer legally required to pay (except for the extinguishment of debt that results from the exercise of remedies due to default by the Mortgagor).

         Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

         Reference Banks: Barclays Bank PLC, Chase, Citibank, N.A. and NatWest, N.A.; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Servicer which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date, (iii) which have been designated as such by the Servicer and
(iv) not controlling, controlled by, or under common control with the Depositor, the Servicer, the Seller or any successor Servicer.

         Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

         Regular Certificate: Any one of the Class A, Class B and Class M Certificates.

         Related Certificate: For each Lower-Tier REMIC Regular Interest, the Certificate set forth below:

         Class LTA-1 Interest               Class A-1 Certificates
         Class LTA-2 Interest               Class A-2 Certificates
         Class LTM-1 Interest               Class M-1 Certificates
         Class LTM-2 Interest               Class M-2 Certificates
         Class LTM-3 Interest               Class M-3 Certificates
         Class LTB-1 Interest               Class B-1 Certificates
         Class LTB-2 Interest               Class B-2 Certificates
         Class LTB-3 Interest               Class B-3 Certificates
         Class LTB-4 Interest               Class B-4 Certificates
         Class LTB-5 Interest               Class B-5 Certificates


         REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code. References herein to "the REMIC" shall mean any of (or, as the context requires, all of) the Lower-Tier REMIC or the Upper-Tier REMIC.

         REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

         REMIC Regular Interests: (i) any of the rights under any of the Certificates (other than the Class P Certificates, the Class R Certificate and the Class C Certificates) other than the rights in interest rate cap contracts described in Section 2.07 and (ii) the Upper-Tier REMIC Class C Interest.

         REO Property: A Mortgaged Property acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

         Replacement Mortgage Loan: A Mortgage Loan substituted by the Depositor for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit M, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) with respect to any Fixed Rate Mortgage Loan, have a Mortgage Rate not less than or no more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan: (a) have a Maximum Mortgage Rate no more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan; (b) have a Minimum Mortgage Rate no more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan; (c) have the same index and Periodic Rate Cap as that of the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (d) not permit conversion of the related Mortgage Rate to a fixed Mortgage Rate and (e) currently be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (iii) have the same or higher credit quality characteristics than that of the Deleted Mortgage Loan; (iv) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (v) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (vi) provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the Deleted Mortgage Loan; (vii) have the same lien priority as the Deleted Mortgage Loan; (viii) constitute the same occupancy type as the Deleted Mortgage Loan; and (ix) comply with each representation and warranty set forth in Section 2.03 hereof.

         Repurchase Price: As defined in Section 9.01.

         Request for Release: The Request for Release of Documents submitted by the Servicer to the Trustee or its custodian as applicable, substantially in the form of Exhibit M hereto.

         Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement, including, without limitation, in the case of the PMI Mortgage Loans, the PMI Policy.

         Required Loss Percentage: As of any Distribution Date, the applicable percentage for such Distribution Date set forth in the following table:

         Distribution Date Occurring In                        Required Loss Percentage
         ------------------------------                        ------------------------

         October 2007 - September 2008............             2.00% with respect to October 2007, plus an
                                                               additional 1/12 of 1.25% for each month thereafter

         October 2008 - September 2009............             3.25% with respect to October 2008, plus an
                                                               additional 1/12 of 1.25% for each month thereafter

         October 2009 - September 2010 ...........             4.50% with respect to October 2009, plus an
                                                               additional 1/12 of 0.45% for each month thereafter

         October 2010 and thereafter..............             4.95%

         Reserve Interest Rate: With respect to any Interest Determination Date, the rate per annum that the Paying Agent on behalf of the Servicer determines to be (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Servicer are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Servicer can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Servicer are quoting on such Interest Determination Date to leading European banks.

         Responsible Officer: When used with respect to the Trustee or Servicer, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Trustee or Servicer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         Reuters Screen LIBO Page: The display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace such LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).

         S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

         Sale Agreement: The Mortgage Loan Sale Agreement, dated as of October 8, 2004 between the Depositor and the Seller.

         Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

         Section 302 Requirements: Any rules or regulations promulgated pursuant to the Sarbanes-Oxley Act of 2002 (as such may be amended from time to time).

         Securities Act: The Securities Act of 1933, including any amendatory provisions.

         Seller: Chase Manhattan Mortgage Corporation, a New Jersey corporation, or its successor in interest.

         Senior Certificates: The Class A-1 and Class A-2 Certificates.

         Senior Certificates Yield Maintenance Agreement: The Yield Maintenance Agreement substantially in the form of Exhibit N-1 hereto pursuant to which the Trustee will be entitled to receive payments thereunder on behalf of the Trust Fund.

         Senior Enhancement Percentage: As of any Distribution Date following the Stepdown Date, the quotient of (i) the excess of (A) the Stated Principal Balances of the Mortgage Loans as of such Distribution Date, over (B) the Certificate Principal Balance of the Class A Certificates outstanding as of such Distribution Date, prior to giving effect to distributions to be made on such Distribution Date and (ii) the Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

         Servicer: Chase Manhattan Mortgage Corporation, a New Jersey corporation, or its successor in interest.

         Servicer Advance Date: As to any Distribution Date, the related Servicer Remittance Date.

         Servicer Remittance Date: With respect to any Distribution Date, the day which is two Business Days prior to such Distribution Date.

         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, including without limitation advances in respect of real estate taxes and assessments,
(ii) any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations, (iii) the conservation, management, sale and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.10.

         Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date or, in the event of any payment of interest that accompanies a Principal Prepayment in full made by the Mortgagor, interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date for the period covered by such payment of interest.

         Servicing Fee Rate: With respect to each Mortgage Loan, 0.5060% per annum.

         Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as such lists may from time to time be amended.

         SFAS 140: Statement of Financial Accounting Standard No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities dated September 2000, published by the Financial Accounting Standards Board of the Financial Accounting Foundation.

         Startup Day: As defined in Section 2.07 hereof.

         Stated Principal Balance: With respect to any Mortgage Loan or related REO Property (i) as of the Cut-off Date, the Cut-off Date Principal Balance thereof, and (ii) as of any Distribution Date, such Cut-off Date Principal Balance, minus the sum of (a) the principal portion of the Scheduled Payments
(x) due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date and (y) that were received by the Servicer as of the close of business on the Determination Date related to such Distribution Date or with respect to which Advances were made on each Servicer Advance Date prior to such Distribution Date and (b) all Principal Prepayments with respect to such Mortgage Loan received on or prior to the last day of the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the Servicer as recoveries of principal in accordance with Section 3.12 with respect to such Mortgage Loan, that were received by the Servicer as of the close of business on the last day of the related Due Period. Notwithstanding the foregoing, the Stated Principal Balance of a Liquidated Loan shall be deemed to be zero.

         Stepdown Date: The later to occur of (i) the Distribution Date in October 2007 or (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than 29.30%.

         Subordinate Certificates Yield Maintenance Agreement: The Yield Maintenance Agreement substantially in the form of Exhibit N-2 hereto pursuant to which the Trustee will be entitled to receive payments thereunder on behalf of the Trust Fund.

         Subordinated Certificates: The Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.

         Subsequent Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan.

         Subservicing Agreement: As defined in Section 3.02(a).

         Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(c).

         Substitution Amount: With respect to any Mortgage Loan substituted pursuant to Section 2.03(c), the excess of (x) the principal balance of the Mortgage Loan that is substituted for, over (y) the principal balance of the related substitute Mortgage Loan, each balance being determined as of the date of substitution.

         Tax Matters Person: The Person designated as "tax matters person" in the manner provided under Treasury regulation Section 1.860F-4(d) and temporary Treasury regulation Section 301.6231(a)(7)-1T.

         Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

         Trigger Event: With respect to the Certificates after the Stepdown Date, a Distribution Date on which either (a) the product of (A) two and one-half (2.50) and (B) the quotient of (i) the aggregate Stated Principal Balance of all Mortgage Loans which are 60 or more days Delinquent (including, for the purposes of this calculation, Mortgage Loans in foreclosure and REO Properties) and (ii) the Stated Principal Balance of the Mortgage Loans as of the preceding Servicer Advance Date, exceeds the Senior Enhancement Percentage or (b) the quotient (expressed as a percentage) of (A) the aggregate Realized Losses incurred with respect to the Mortgage Loans from the Cut-off Date through the last day of the calendar month preceding such Distribution Date and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, exceeds the Required Loss Percentage.

         Trust Fund: The corpus of the trust (the "Chase Funding Loan Acquisition Trust, Series 2004-AQ1") created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto on and after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof, exclusive of interest not required to be deposited in the Collection Account pursuant to Section 3.05(b)(ii); (ii) the Collection Account, the Distribution Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee's rights under the Insurance Policies with respect to the Mortgage Loans; (v) rights to payments made under the Senior Certificates Yield Maintenance Agreement and the Subordinate Certificates Yield Maintenance Agreement and (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

         Trustee: Wachovia Bank, N.A., a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

         Trustee and Agency Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the Trustee and Agency Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date, payable to the Trustee and its agent(s) if any pursuant to a separate agreement.

         Trustee and Agency Fee Rate: With respect to each Mortgage Loan, 0.0060% per annum.

         Unpaid Realized Loss Amount: The Class M-1 Unpaid Realized Loss Amount, the Class M-2 Unpaid Realized Loss Amount, the Class M-3 Unpaid Realized Loss Amount, the Class B-1 Unpaid Realized Loss Amount, the Class B-2 Unpaid Realized Loss Amount, the Class B-3 Unpaid Realized Loss Amount, the Class B-4 Unpaid Realized Loss Amount, the Class B-5 Unpaid Realized Loss Amount or the Class C Unpaid Realized Loss Amount, as applicable.

         Upper-Tier REMIC: The REMIC described in Section 2.07 that issues the REMIC Regular Interests and the UR Interest.

         Upper-Tier REMIC Class C Interest: An uncertificated regular interest in the Upper-Tier REMIC having the same rights to payments as the Class C Certificates, except that such interest shall (i) not be treated as having any obligations to make the payments described in Section 2.07(e) hereof and (ii) be treated as entitled to payments treated as distributed to the Class C Certificates pursuant to Section 2.07(e) hereof.

         UR Interest: The sole class of "residual interest" in the Upper-Tier REMIC.

         Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any of the Certificates for purposes of the voting provisions hereunder. Voting Rights allocated to each Class of Certificates shall be allocated 95% to the Class A, Class M, Class B-1, Class B-2 and Class B-3 Certificates, 2.5% to the Class B-4, Class B-5, Class C and Class P Certificates and 2.5% to the Class R Certificate, with the allocation among the Class A, Class M, Class B-1, Class B-2 and Class B-3 Certificates to be in proportion to the Class Certificate Principal Balance of each Class relative to the Class Certificate Principal Balance of all other such Classes and with the allocation among the Class B-4 and Class B-5 Certificates to be in proportion to the Certificate Principal Balance of each Class relative to the Certificate Principal Balance of such other Class. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

         Weighted Maximum Rate Cap: As of any Distribution Date, a per annum rate equal to the weighted average of the Maximum Mortgage Rates on the Adjustable Rate Mortgage Loans and the Mortgage Rates on the Fixed Rate Mortgage Loans (calculated based upon the Stated Principal Balance of such Mortgage Loans as of the preceding Distribution Date) on such Distribution Date minus the sum of (a) the Servicing Fee Rate and (b) the PMI Insurer Fee Rate, if applicable, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the relevant Accrual Period.

         Yield Maintenance Account: The account established and maintained pursuant to Section 3.05(d) hereof.

         Yield Maintenance Agreements: The Senior Certificates Yield Maintenance Agreement and the Subordinate Certificates Yield Maintenance Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

         SECTION 2.01. Conveyance of Mortgage Loans

         The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets of the Trust Fund. Such assignment includes all interest and principal received on or with respect to the Mortgage Loans on or after the Cut-off Date (other than Scheduled Payments due on the Mortgage Loans on or before the Cut-off
Date).
         In connection with such assignment, the Depositor does hereby deliver to, and deposit with, the Trustee the following documents or instruments with respect to each Mortgage Loan so assigned:

         With respect to each Mortgage Loan:

                  (A) (i) The Original Mortgage Note (or a lost note affidavit (including a copy of the original Mortgage Note)) or (ii) original Consolidation, Extension and Modification Agreement (or a lost note affidavit (including a copy of the original Consolidation, Extension and Modification Agreement)), in either case endorsed, "Pay to the order of Wachovia Bank, N.A., as trustee, without recourse."

                  (B) The original Mortgage (including all riders thereto) with evidence of recording thereon, or a copy thereof certified by the public recording office in which such mortgage has been recorded or, if the original Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the Seller, of the original Mortgage together with a certificate of the Seller certifying that the original Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

         With respect to each Non-MERS Mortgage Loan:

                  (A) The original Assignment of Mortgage to "Wachovia Bank, N.A., as trustee," which assignment shall be in form and substance acceptable for recording, or a copy certified by the Seller as a true and correct copy of the original Assignment which has been sent for recordation. Subject to the foregoing, such assignments may, if permitted by law, be by blanket assignments for Mortgage Loans covering Mortgaged Properties situated within the same county. If the Assignment of Mortgage is in blanket form, a copy of the Assignment of Mortgage shall be included in the related individual Mortgage File.

                  (B) The original policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company.

                  (C) Originals of all recorded intervening Assignments of Mortgage, or copies thereof, certified by the public recording office in which such Assignments or Mortgage have been recorded showing a complete chain of title from the originator to the Depositor, with evidence of recording thereon, or a copy thereof certified by the public recording office in which such Assignment of Mortgage has been recorded or, if the original Assignment of Mortgage has not been returned from the applicable public recording office, a true certified copy, certified by the Seller of the original Assignment of Mortgage together with a certificate of the Seller certifying that the original Assignment of Mortgage has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

                  (D) Originals, or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption, extension, modification, written assurance or substitution agreements, if applicable, or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Seller, of such original document together with a certificate of Seller certifying that the original of such document has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

                  (E) If the Mortgaged Note or Mortgage or any other material document or instrument relating to the Mortgaged Loan has been signed by a person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required in the appropriate jurisdiction where the Mortgaged Property is located (or, in lieu thereof, a duplicate or conformed copy of such instrument, together with a certificate of receipt from the recording office, certifying that such copy represents a true and complete copy of the original and that such original has been or is currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located), or if the original power of attorney or other such instrument has been delivered for recording in the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located.

         If in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered to the appropriate public recording office for recordation. Thereafter, the Depositor shall deliver or cause to be delivered to the Trustee such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office.

         With respect to any Non-MERS Mortgage Loans as to which the related Mortgaged Property is located in the State of Florida, the Servicer shall cause to be recorded in the appropriate public recording office for real property records each Assignment of Mortgage referred to in this Section 2.01 as soon as practicable. With respect to any Non-MERS Mortgage Loans as to which the related Mortgaged Property is located outside the State of Florida, the Servicer shall not be obligated to cause to be recorded the Assignment of Mortgage referred to in this Section 2.01. While each Assignment of Mortgage to be recorded is being recorded, the Servicer shall deliver to the Trustee a photocopy of such document. If any such Assignment of Mortgage is returned unrecorded to the Servicer because of any defect therein, the Servicer shall cause such defect to be cured and such document to be recorded in accordance with this paragraph. The Servicer shall deliver or cause to be delivered, as required, each original recorded Assignment of Mortgage and intermediate assignment to the Trustee within 270 days of the Closing Date or shall deliver to the Trustee on or before such date an Officer's Certificate stating that such document has been delivered to the appropriate public recording office for recordation, but has not been returned solely because of a delay caused by such recording office. In any event, the Depositor shall use all reasonable efforts to cause each such document with evidence of recording thereon to be delivered to the Trustee within 300 days of the Closing Date.

         With respect to each MERS Mortgage Loan, the Trustee, or the Custodian on its behalf, at the expense of the Depositor and at the direction and with the cooperation of the Servicer, shall cause to be taken such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

         The ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File is vested in the Trustee. Neither the Depositor nor the Servicer shall take any action inconsistent with such ownership and shall not claim any ownership interest therein. The Depositor and the Servicer shall respond to any third party inquiries with respect to ownership of the Mortgage Loans by stating that such ownership is held by the Trustee on behalf of the Certificateholders. Mortgage documents relating to the Mortgage Loans not delivered to the Trustee are and shall be held in trust by the Servicer, for the benefit of the Trustee as the owner thereof, and the Servicer's possession of the contents of each Mortgage File so retained is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Servicer is in a custodial capacity only. The Depositor agrees to take no action inconsistent with the Trustee's ownership of the Mortgage Loans, to promptly indicate to all inquiring parties that the Mortgage Loans have been sold and to claim no ownership interest in the Mortgage Loans.

         It is the intention of this Agreement that the conveyance of the Depositor's right, title and interest in and to the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan. If a conveyance of Mortgage Loans from the Seller to the Depositor is characterized as a pledge and not a sale, then the Depositor shall be deemed to have transferred to the Trustee all of the Depositor's right, title and interest in, to and under the obligations of the Seller deemed to be secured by said pledge; and it is the intention of this Agreement that the Depositor shall also be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title, and interest in, to and under the obligations of the Seller to the Depositor deemed to be secured by said pledge and that the Trustee shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to the Depositor. If the conveyance of the Mortgage Loans from the Depositor to the Trustee is characterized as a pledge, it is the intention of this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans, all payments of principal of or interest on such Mortgage Loans, all other rights relating to and payments made in respect of the Trust Fund, and all proceeds of any thereof. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person in any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

         In addition to the conveyance made in the first paragraph of this
Section 2.01, the Depositor does hereby convey, assign and set over to the Trustee for the benefit of the Certificateholders all of its right, title and interest in those representations and warranties of the Seller contained in the Sale Agreement and the benefit of the repurchase obligations and the obligation of the Seller contained in the Sale Agreement to take, at the request of the Depositor or the Trustee, all action on its part which is reasonably necessary to ensure the enforceability of a Mortgage Loan.

         The Seller further agrees to cause the Yield Maintenance Agreements to be assigned to the Trust.

         SECTION 2.02. Acceptance by Trustee of the Mortgage Loans.

         Except as set forth in the Exception Report delivered contemporaneously herewith (the "Exception Report"), the Trustee acknowledges receipt of the Mortgage Note for each Mortgage Loan and delivery of a Mortgage File (but does not acknowledge receipt of all documents required to be included in such Mortgage File) with respect to each Mortgage Loan and declares that it holds and will hold such documents and any other documents constituting a part of the Mortgage Files delivered to it in trust for the use and benefit of all present and future Certificateholders. The Depositor will cause the Seller to repurchase any Mortgage Loan to which an exception was taken in the Exception Report unless such exception is cured to the satisfaction of the Trustee within 45 Business Days of the Closing Date.

         The Trustee agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it within 270 days after the Closing Date to ascertain that all documents required by Section 2.01 have been executed and received, and that such documents relate to the Mortgage Loans identified in Exhibit F that have been conveyed to it. If the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective (that is, mutilated, damaged, defaced or unexecuted) in any material respect, the Trustee shall promptly (and in any event within no more than five Business
Days) after such finding so notify the Servicer, the Seller, the Depositor and the NIMs Insurer. In addition, the Trustee shall also notify the Servicer, the Seller, the Depositor and the NIMs Insurer, if (a) in examining the Mortgage Files, the documentation shows on its face (i) any adverse claim, lien or encumbrance, (ii) that any Mortgage Note was overdue or had been dishonored,
(iii) any evidence on the face of any Mortgage Note or Mortgage of any security interest or other right or interest therein, or (iv) any defense against or claim to the Mortgage Note by any party or (b) the original Mortgage with evidence of recording thereon with respect to a Mortgage Loan is not received within 270 days of the Closing Date; provided, however, that if the Depositor cannot deliver the original Mortgage with evidence of recording thereon because of a delay caused by the public recording office where such Mortgage has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage has been delivered to the appropriate public recording officer for recordation and thereafter the Depositor shall deliver or cause to be delivered such Mortgage with evidence of recording thereon upon receipt thereof from the public recording office. The Trustee shall request that the Seller correct or cure such omission, defect or other irregularity, or substitute a Mortgage Loan pursuant to the provisions of
Section 2.03(c), within 90 days from the date the Seller was notified of such omission or defect and, if the Seller does not correct or cure such omission or defect within such period, that the Seller purchase such Mortgage Loan from the Trustee within 90 days from the date the Trustee notified the Seller of such omission, defect or other irregularity at the Purchase Price of such Mortgage Loan. The Purchase Price for any Mortgage Loan purchased pursuant to this
Section 2.02 shall be paid to the Servicer and deposited by the Servicer in the Collection Account promptly upon receipt, and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee shall promptly release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, without recourse, as shall be necessary to vest in the Seller or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage Loan. It is understood and agreed that the obligation of the Seller to purchase, cure or substitute any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Trustee on behalf of Certificateholders. The Trustee shall be under no duty or obligation to inspect, review and examine such documents, instruments, certificates or other papers to determine that they are genuine, enforceable or appropriate to the represented purpose, or that they have actually been recorded, or that they are other than what they purport to be on their face. The Trustee shall keep confidential the name of each Mortgagor and the Trustee shall not solicit any such Mortgagor for the purpose of refinancing the related Mortgage Loan. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of Mortgagors and data relating to their Mortgages shall be retained by the Servicer.

         Within 280 days of the Closing Date, the Trustee shall deliver to the Depositor, the Servicer and the NIMs Insurer the Trustee's certificate substantially in the form of Exhibit H attached hereto, setting forth the status of the Mortgage Files as of such date.

         Notwithstanding anything herein to the contrary, the parties hereto acknowledge that the functions of the Trustee with respect to the custody acceptance, inspection and release of the Mortgage Files pursuant to Sections 2.01, 2.02, 2.03 and 3.13 and the preparation and delivery of the Certification in the form of Exhibit H shall be performed by the Custodian. The fees and expenses of the Custodian shall be paid by the Servicer.

         SECTION 2.03. Representations, Warranties and Covenants of the
Depositor.

         (a) The Depositor hereby represents and warrants to the Servicer and the Trustee as follows, as of the date hereof:

                  (i) The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of New York and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement.

                  (ii) The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

                  (iii) The execution and delivery of this Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not
         (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

                  (iv) No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Depositor to perform its obligations under this Agreement in accordance with the terms hereof.

                  (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same. The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan as of the Closing Date, and following the transfer of the Mortgage Loans to it by the Seller, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, claims, defenses or counterclaims.

                  (vi) The Depositor hereby represents and warrants to the Trustee for the benefit of the Certificateholders that on the Closing Date it has entered into the Sale Agreement with the Seller, that the Seller has made the following representations and warranties with respect to each Mortgage Loan in the Sale Agreement as of the Closing Date, which representations and warranties run to and are for the benefit of the Depositor and the Trustee for the benefit of the Certificateholders, and as to which the Depositor has assigned to the Trustee for the benefit of the Certificateholders, pursuant to Section
         2.01 hereof, the right to cause the Seller to repurchase a Mortgage Loan as to which there has occurred an uncured breach of representations and warranties in accordance with the provisions of the Sale Agreement.

                  (1) The Seller is an approved seller of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, as amended.

                  (2) The information set forth on the Mortgage Loan Schedule is true and correct in all material respects as of the Closing Date.

                  (3) The Seller will treat the transfer of the Mortgage Loans to the Depositor as a sale of the Mortgage Loans for all accounting and tax purposes.

                  (4) No Mortgage Loan is more than 59 days Delinquent in payment of principal and interest, and no more than 1.5% of the Mortgage Loans are 30-59 days Delinquent in the payment of principal and interest.

                  (5) No Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 95.00%.

                  (6) Each Mortgage is a valid and enforceable first lien on the Mortgaged Property subject only to (a) the lien of non-delinquent real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally, specifically referred to in the lender's title insurance policy referred to in (14) below or referred to or otherwise considered in the appraisal made in connection with the origination of the related Mortgage Loan, and
                       (c) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by such Mortgage.

                  (7) Immediately prior to the assignment of the Mortgage Loans to the Depositor, the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Agreement.

                  (8) There is no delinquent tax or assessment lien against any Mortgaged Property.

                  (9) There is no valid offset, claim, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note.

                  (10) There are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property that are or may be a lien prior to, or equal with, the lien of such Mortgage, except those that are insured against by the title insurance policy referred to in item (14) below.

                  (11) As of the Closing Date, to the best of the Seller's
                       knowledge, each Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

                  (12) Each Mortgage Loan at origination complied in all
                       material respects with applicable state and federal laws and all applicable predatory and abusive lending laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws and laws governing prepayment penalties, and consummation of the transactions contemplated hereby will not involve the violation of any such laws.

                  (13) As of the Closing Date, neither the Seller nor any prior holder of any Mortgage has modified the Mortgage Loan in any material respect including as to prepayment penalties (except that a Mortgage Loan may have been modified by a written instrument that has been recorded or submitted for recordation, if necessary, to protect the interests of the Certificateholders and the original or a copy of which has been delivered to the Trustee and is reflected in the Mortgage Loan Schedule); satisfied, canceled or subordinated such Mortgage Loan in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage Loan; or executed any instrument of release, cancellation, modification (except as expressly permitted above) or satisfaction with respect thereto.

                  (14) Each Mortgage Loan is covered by a lender's policy of title insurance together with a condominium endorsement and extended coverage endorsement, if applicable (subject to exceptions acceptable in the industry, including exceptions with respect to surveys and endorsements), in an amount at least equal to the Cut-off Date Principal Balance of each such Mortgage Loan or a commitment (binder) to issue the same was effective on the date of the origination of each Mortgage Loan, each such policy is valid and remains in full force and effect, and each such policy was issued by a title insurer qualified to do business in the jurisdiction where the related Mortgaged Property is located and acceptable to Fannie Mae or Freddie Mac and is in a form acceptable to Fannie Mae or Freddie Mac, which policy insures the Seller and successor owners of indebtedness secured by the related insured Mortgage, as to the first priority lien, of the related Mortgage subject to the exceptions set forth in paragraph (6) above; to the best of the Seller's knowledge, no claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything that would impair the coverage of such mortgage title insurance policy.

                  (15) To the best of the Seller's knowledge, as of the date of origination all of the improvements that were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

                  (16) To the best of the Seller's knowledge, as of the date of origination no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. To the best of the Seller's knowledge, as of the date of origination all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, unless the lack thereof would not have a material adverse effect on the value of such Mortgaged Property, and the Mortgaged Property is lawfully occupied under applicable law.

                  (17) The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable (including as to any prepayment penalty) in accordance with its terms and under applicable law, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. To the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties.

                  (18) The proceeds of the Mortgage Loan have been fully
                       disbursed, there is no requirement for future advances thereunder and completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, or closing or recording the Mortgage Loans were paid.

                  (19) The related Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure.

                  (20) With respect to each Mortgage constituting a deed of
                       trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

                  (21) There exist no deficiencies with respect to escrow
                       deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due to the Seller have been capitalized under the Mortgage or the related Mortgage Note.

                  (22) RESERVED.

                  (23) There is no pledged account or other security other than real estate securing the Mortgagor's obligations.

                  (24) Each Mortgage Loan contains a customary "due on sale"
                       clause.

                  (25) At the Cut-off Date, the improvements upon each Mortgaged
                       Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage and coverage for such other hazards as are customary in the area where the Mortgaged Property is located in an amount that is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or
                       (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium unit. All such individual insurance policies and all flood policies referred to in item (26) below contain a standard mortgagee clause naming the Seller or the original mortgagee, or its successors in interest, as mortgagee, and the Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance, including flood insurance, at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

                  (26) If the Mortgaged Property is in an area identified in the
                       Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the original outstanding principal balance of the Mortgage Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis, or (C) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973, as amended.

                  (27) To the best of the Seller's knowledge, there is no
                       proceeding occurring, pending or threatened for the total or partial condemnation of the Mortgaged Property.

                  (28) There is no material monetary default existing under any
                       Mortgage or the related Mortgage Note and, to the best of the Seller's knowledge, there is no material event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under the Mortgage or the related Mortgage Note; and the Seller has not waived any default, breach, violation or event of acceleration.

                  (29) Each Mortgaged Property is of a type described in the
                       Prospectus Supplement.

                  (30) Each Mortgage Loan is being serviced by the Servicer.

                  (31) With respect to any escrow advances associated with
                       delinquent property taxes and force placed hazard insurance made prior to the Cut-Off Date, an amount necessary to amortize such amounts has been added to the monthly payment due each month on the related Mortgage Note.

                  (32) Prior to the approval of the Mortgage Loan application, an appraisal of the related Mortgaged Property was obtained from a qualified appraiser, duly appointed by the originator, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; such appraisal is in a form acceptable to Fannie Mae and Freddie Mac.

                  (33) [RESERVED].

                  (34) None of the Mortgage Loans is a graduated payment
                       mortgage loan or a growing equity mortgage loan, and no Mortgage Loan is subject to a buydown or similar arrangement.

                  (35) The Mortgage Loans, individually and in the aggregate, conform in all material respects to the descriptions thereof in the Prospectus Supplement.

                  (36) As of the Closing Date, each Mortgage Loan represents a
                       "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulation Section 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision) and applicable Treasury regulations promulgated thereunder.

                  (37) Each prepayment penalty is permissible and enforceable in accordance with its terms upon the Mortgagor's full and voluntary Principal Prepayment (except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally; (2) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment; or (3) subsequent changes in applicable law may limit or prohibit enforceability thereof) under applicable law.

                  (38) The Seller has caused the servicer for each Mortgage Loan to accurately and fully report its borrower credit files (including favorable and unfavorable information) to Equifax, Trans Union and Experian, or their successors, in a timely manner.

                  (39) The Seller did not offer or arrange for proceeds from any
                       Mortgage Loan to be used to finance single-premium credit insurance policies.

                  (40) No Mortgage Loan provides for a prepayment charge to be paid following the fifth anniversary of the origination date of such Mortgage Loan.

                  (41) As of the Closing Date, no Mortgage Loan is the subject of pending or final foreclosure proceedings.

                  (42) As of the Closing Date, no Mortgage Loan provides for interest other than at either (i) a single fixed rate in effect throughout the term of the Mortgage Loan or (ii) a "variable rate" (within the meaning of Treasury Regulation Section 1.860G-1(a)(3)) in effect throughout the term of the Mortgage Loan.

                  (43) As of the Closing Date, the Seller would not institute foreclosure proceedings with respect to any of the Mortgage Loans prior to the next scheduled payment date for such Mortgage Loan based on such Mortgage Loan's delinquency status.

                  (44) None of the Mortgage Loans are "high cost" loans as
                       defined by the applicable federal, state or local predatory and abusive lending laws nor is any Mortgage Loan a "High Cost Loan" or "Covered Loan," as applicable (as such terms are defined in the current Standard & Poor's LEVELS(R) Glossary which is now version 5.6 revised, appendix E) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act of 2002, as amended.

                  (45) None of the Mortgage Loans are (a) subject to the Home
                       Ownership and Equity Protection Act of 1994 or (b) a "high cost" or similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees.

         (b) [RESERVED].

         (c) Upon discovery by any of the parties hereto of a breach of a representation or warranty set forth in Section 2.03(a) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties and to the Seller. Pursuant to the Sale Agreement, the Seller thereunder shall within 90 days of the earlier of the discovery by or receipt of written notice by the Seller from any party of a breach of any representation or warranty set forth herein made that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects and, if such breach is not so cured, shall, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Deleted Mortgage Loan from the Trust Fund and substitute in its place a Replacement Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit M and shall not be effected unless it is within two years of the Startup Day. The Seller shall promptly reimburse the Trustee for any expenses reasonably incurred by the Trustee in respect of enforcing the remedies for such breach. To enable the Servicer to amend the Mortgage Loan Schedule, unless it cures such breach in a timely fashion pursuant to this Section 2.03, the Seller shall promptly notify the Servicer whether the Seller intends either to repurchase, or to substitute for, the Mortgage Loan affected by such breach. With respect to the representations and warranties described in this Section that are made to the best of the Seller's knowledge, if it is discovered by any of the Seller, the Servicer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

          In addition to the representations and warranties set forth in Section 2.03(a), with respect to each Mortgage Loan, the Seller shall be deemed to have made each representation and warranty, if any, regarding such Mortgage Loan set forth in the applicable Correspondent Agreement which is in addition to the representations and warranties set forth in Section 2.03(a). With respect to any breach of such additional representations or warranties that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the Seller shall (1) use reasonable efforts to enforce such representation or warranty against the related Correspondent and (2) if the Seller successfully enforces any obligation of the related Correspondent to repurchase such Mortgage Loan, the Seller shall repurchase such Mortgage Loan in accordance with this
Section 2.03. If the Seller does not successfully enforce the obligation, if any, of a Correspondent to repurchase a Mortgage Loan with respect to any breach of any such additional representations and warranties, the Seller shall have no obligation or right to repurchase or cure such Mortgage Loan as a result of any representations and warranties which are in addition to those set forth in
Section 2.03(a).

         With respect to any Replacement Mortgage Loan or Loans, the Seller shall deliver to the Trustee for the benefit of the Certificateholders the related Mortgage Note, Mortgage and assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution will be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Replacement Mortgage Loans in the Due Period related to the Distribution Date on which such proceeds are to be distributed shall not be part of the Trust Fund and will be retained by the Seller on such Distribution Date. For the month of substitution, Certificateholders are entitled to the Scheduled Payment due on any Deleted Mortgage Loan for the related Due Period and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Trustee shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Replacement Mortgage Loan or Loans. Upon such substitution, the Replacement Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Replacement Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Section 2.03(a) with respect to such Mortgage Loan. No Replacement Mortgage Loan or Loans is a "covered loan" within the meaning of the Georgia Fair Lending Act of 2002, as amended. Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release to the Seller the Mortgage File relating to such Deleted Mortgage Loan and held for the benefit of the Certificateholders and shall execute and deliver at the Seller's direction such instruments of transfer or assignment as have been prepared by the Seller, in each case without recourse, as shall be necessary to vest in the Seller, or its respective designee, title to the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

         For any month in which the Seller substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Seller will determine the amount (if any) by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution and the aggregate prepayment penalties with respect to such Replacement Mortgage Loans is less than the aggregate Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) and aggregate prepayment penalties of all such Deleted Mortgage Loans. An amount equal to the aggregate of the deficiencies described in the preceding sentence (such amount, the "Substitution Adjustment Amount") shall be deposited into the Collection Account by the Seller on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder. The Seller shall also deposit with the Trustee any unreimbursed costs, penalties and/or damages incurred by the Trust Fund and/or the Trustee in connection with any violation relating to such Deleted Mortgage Loan of any predatory or abusive lending law.

         Notwithstanding any other provision of this Agreement, no substitution of a Replacement Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established hereunder as a REMIC, or of the related "regular interests" as "regular interests" in any such REMIC, or (B) cause any such REMIC to engage in a "prohibited transaction" or prohibited contribution pursuant to the REMIC Provisions.

         In the event that the Seller shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Collection Account pursuant to Section 3.05 on the Determination Date for the Distribution Date in the month following the month during which the Seller became obligated to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price and the receipt of a Request for Release in the form of Exhibit M hereto, the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders to the Seller, and the Trustee shall execute and deliver at such Person's direction the related instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to transfer title from the Trustee for the benefit of the Certificateholders and transfer the Trustee's interest to the Seller to any Mortgage Loan purchased pursuant to this Section 2.03. It is understood and agreed that the obligation under this Agreement of a Seller to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Depositor respecting such breach available to Certificateholders, the Depositor or the Trustee.

         (d) The representations and warranties set forth in this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

         (e) The parties hereto agree and understand that it is not intended that any mortgage loan be included in the Trust that is either (i) a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003, or (ii) a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004.

         SECTION 2.04. Representations and Warranties of the Servicer.

         The Servicer hereby represents and warrants to the Depositor and the Trustee as follows, as of the date hereof:

                  (i) The Servicer is a duly organized corporation and is validly existing and in good standing under the laws of the state of its incorporation and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (ii) The Servicer has the full corporate power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (iii) The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Servicer's ability to perform or meet any of its obligations under this Agreement.

                  (iv) The Servicer is an approved servicer of conventional mortgage loans for Fannie Mae or Freddie Mac.

                  (v) No litigation is pending or, to the best of the Servicer's knowledge, threatened, against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Servicer has obtained the same.

         SECTION 2.05. Substitutions and Repurchases of Mortgage Loans which are not "Qualified Mortgages".

         Upon discovery by the Depositor, the Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Depositor shall, at the Depositor's option, either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. The Trustee shall reconvey to the Depositor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

         SECTION 2.06. Authentication and Delivery of Certificates.

         The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, Certificates duly authenticated by the Authenticating Agent in authorized denominations evidencing ownership of the entire Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

         SECTION 2.07. REMIC Elections.

         (a) The Depositor hereby instructs and authorizes the Trustee to make an appropriate election to treat each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC. The Trustee shall sign the returns providing for such elections and such other tax or information returns which are required to be signed by the Trustee under applicable law. This Agreement shall be construed so as to carry out the intention of the parties that each of the Upper-Tier REMIC and the Lower-Tier REMIC be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated.

         (b) The Lower-Tier REMIC will consist of all of the assets of the Trust Fund (other than any proceeds of prepayment penalties, the assets held by the Upper-Tier REMIC, the Yield Maintenance Account, the Yield Maintenance Agreements and the grantor trusts described in this Section 2.07) and will be evidenced by the Lower-Tier REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the Lower-Tier REMIC) and the LR Interest as the single "residual interest" in the Lower-Tier REMIC. Each of the Lower-Tier REMIC Regular Interests shall have the characteristics set forth in its definition. The Trustee will hold the Lower-Tier REMIC Regular Interests. The Upper-Tier REMIC will consist of the Lower-Tier REMIC Regular Interests and will be evidenced by the REMIC Regular Interests (which will represent the "regular interests" in the Upper-Tier REMIC) and the UR Interest as the single "residual interest" in the Upper-Tier REMIC. For federal income tax purposes, the pass-through rate on each REMIC Regular Interest (other than the Upper-Tier REMIC Class C Interest) shall be subject to a cap equal to the Net Rate. The Class R Certificate initially will represent beneficial ownership of the LR Interest and the UR Interest. The LR Interest and the UR Interest shall not have principal balances or bear interest.

         The "latest possible maturity date" for federal income tax purposes of all of the interests created hereby will be the Latest Possible Maturity Date. The "Startup Day" for purposes of the REMIC provisions shall be the Closing Date. Each REMIC's fiscal year shall be the calendar year.

         (c) All payments of principal and interest at the Net Mortgage Rate on each of the Mortgage Loans (other than prepayment penalties) received from the Mortgage Loans shall be paid to the Lower-Tier REMIC Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any excess amounts shall be distributed to the LR Interest. On each Distribution Date, an amount equal to 50% of the increase in the excess of the aggregate principal balance of the Mortgage Loans over the Aggregate Certificate Principal Balance shall be payable as a reduction of the principal amounts of the Lower-Tier REMIC Marker Classes (with such amount allocated among the Lower-Tier REMIC Marker Classes so that each Lower-Tier REMIC Marker Class will have its principal reduced by an amount equal to 50% of any increase in the excess of the aggregate principal balance of the Mortgage Loans over the Aggregate Certificate Principal Balance that results in a reduction in the principal balance of its Related Certificate) and will be accrued and added to the principal balance of the Class LTX Interest. All payments of scheduled principal and prepayments of principal on the Mortgage Loans shall be allocated 50% to the Class LTX Interest and 50% to the Lower-Tier REMIC Marker Classes (with principal payments allocated to each of the Lower-Tier REMIC Marker Classes in an amount equal to 50% of the principal amounts distributed to the Related Certificate in reduction of their principal amounts). Notwithstanding the preceding sentence, an amount equal to the principal payments that result in a reduction in the excess of the aggregate principal balance of the Mortgage Loans over the Aggregate Certificate Principal Balance shall be treated as payable entirely to the Class LTX Interest. Realized Losses that are allocated to the Certificates shall be applied to the Lower-Tier REMIC Marker Classes and the Class LTX Interest so that after all distributions have been made on each Distribution Date (i) the principal balance of each of the Lower-Tier REMIC Marker Classes is equal to 50% of the principal balance of the Related Certificate and (ii) the principal balance of the Class LTX Interest is equal to the sum of (x) 50% of the aggregate principal balance of the Mortgage Loans and (y) 50% of the excess of the aggregate principal balance of the Mortgage Loans over the Aggregate Certificate Principal Balance. Each Lower-Tier REMIC Marker Class shall be entitled to receive an amount equal to 50% of all amounts distributed to the Related Certificate in respect of unreimbursed amounts of Realized Losses. The Class LTX Interest shall be entitled to receive all other amounts distributed to the Certificates in respect of unreimbursed amounts of Realized Losses. If on any Distribution Date the Certificate Principal Balance of any Class of Certificates is increased pursuant to the last sentence of the definition of "Certificate Principal Balance", then there shall be an equivalent increase in the principal amounts of the Lower-Tier REMIC Regular Interests, with such increase allocated (before the making of distributions and the allocation of losses on the Lower-Tier REMIC Regular Interests on such Distribution Date) among the Lower-Tier REMIC Regular Interests so that (i) each of the Lower-Tier Marker Classes has a principal balance equal to 50% of the principal balance of the Related Certificate and
(ii) the Class LTX Interest has a principal balance equal to the sum of (x) 50% of the aggregate principal balance of the Mortgage Loans and (y) 50% of the excess of the aggregate principal balance of the Mortgage Loans over the Aggregate Certificate Principal Balance.

         (d) The "tax matters person" with respect to each REMIC for purposes of the REMIC provisions shall be the beneficial owner of the Class R Certificate; provided, however, that each holder of a Class R Certificate, by its acceptance thereof, irrevocably appoints the Servicer and, to the extent that a Paying Agent is instructed by the Servicer to perform the duties set forth in (a), (b),
(c), (d), (e), (i) or (j) of the first paragraph of Section 8.11, such Paying Agent as its agent and attorney-in-fact to act as "tax matters person" with respect to each REMIC for purposes of the REMIC Provisions.

         (e) It is intended that the rights of the Class A Certificates, the Class M Certificates and the Class B Certificates to receive payments in respect of Excess Interest shall be treated as a right in interest rate cap contracts written by the Class C Certificateholders in favor of the holders of the Class A Certificates, the Class M Certificates and the Class B Certificates, and shall be accounted for as property held separate and apart from the regular interests in the Upper-Tier REMIC held by the holders of the Class A Certificates, the Class M Certificates and the Class B Certificates. This provision is intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with regular interests to be separately respected and shall be interpreted consistently with such regulation. On each Distribution Date, to the extent that any of the Class IIA-1 Certificates, the Class IIA-2 Certificates, the Class IIM-1 Certificates, the Class IIM-2 Certificates or the Class IIB Certificates receives payments of Excess Interest, such amount will be treated as distributed to the Class C Certificates and then paid to the relevant class of Certificates pursuant to the related interest rate cap agreement.

         (f) The parties intend that the portion of the Trust Fund consisting of the Upper-Tier REMIC Class C Interest, the Yield Maintenance Account and the rights to receive payments under the Yield Maintenance Agreements, together with the obligation of the holders of the Class C Certificates to pay amounts of Excess Interest to the holders of the Class A Certificates, the Class M Certificates and the Class B Certificates shall be treated as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Tax Matters Person shall
(i) furnish or cause to be furnished to the holders of the Class C Certificates information regarding their allocable share of the income with respect to such grantor trust, (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) or such other form as may be applicable and (iii) comply with such information reporting obligations with respect to payments from such grantor trust as may be applicable under the Code or other applicable tax laws.

         (g) The parties intend that the portion of the Trust Fund consisting of the right to receive proceeds from prepayment penalties collected on the Mortgage Loans shall be treated as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Tax Matters Person shall (i) furnish or cause to be furnished to the holders of the Class P Certificates information regarding their allocable share of the income with respect to such grantor trust and (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) or such other form as may be applicable.

         SECTION 2.08. Covenants of the Servicer.

         The Servicer hereby covenants to each of the other parties to this Agreement as follows:

         (a) the Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy, including, without limitation, the PMI Policy; and

         (b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, the Trustee or the PMI Insurer, any affiliate of the Depositor, the Trustee or the PMI Insurer and prepared by the Servicer pursuant to this Agreement will be inaccurate in any material respect.

         SECTION 2.09. [RESERVED].

         SECTION 2.10. [RESERVED].

         SECTION 2.11. Permitted Activities of the Trust. The Trust is created for the object and purpose of engaging in the Permitted Activities.

         SECTION 2.12. Qualifying Special Purpose Entity. For purposes of SFAS 140, the parties hereto intend that the Trust shall be treated as a "qualifying special purpose entity" as such term is used in SFAS 140 and any successor rule thereto and its power and authority as stated in Section 2.11 of this Agreement shall be limited in accordance with paragraph 35 thereof.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

         SECTION 3.01. Servicer to Service Mortgage Loans.

         For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans in accordance with Accepted Servicing Practices. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds and (iv) subject to Section 3.12(a), to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that, subject to Section 6.03, the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan serviced by it under this Agreement or the rights and interests of the other parties to this Agreement. The Servicer shall represent and protect the interest of the Trust Fund in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan which would cause any of the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or result in the imposition of any tax under Section 860G(a) or 860G(d) of the Code, but in any case not in any manner that is a lesser standard than that provided in the first sentence of this Section 3.01. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans, including without limitation, any powers of attorney. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Servicer.

         In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08. All costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balance under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

         The Servicer shall deliver a list of Servicing Officers to the Trustee by the Closing Date.

         SECTION 3.02. Servicing and Subservicing; Enforcement of the Obligations of Servicer.

         (a) The Servicer may arrange for the subservicing of any Mortgage Loan by a subservicer, which may be an affiliate (each, a "subservicer") pursuant to a subservicing agreement (each, a "Subservicing Agreement"); provided, however, that such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or reference to actions taken through a subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. Every subservicing agreement entered into by the Servicer shall contain a provision giving any successor Servicer the option to terminate such agreement in the event a successor Servicer is appointed. All actions of the each subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer.

         (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a subservicer regardless of whether such payments are remitted by the subservicer to the Servicer.

         SECTION 3.03. Rights of the Depositor and the Trustee in Respect of the Servicer.

         Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer, and neither of them is obligated to supervise the performance of the Servicer hereunder or otherwise.

         SECTION 3.04. Trustee to Act as Servicer.

         In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee or its designee shall thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Servicer pursuant to Section 3.10 hereof or any acts or omissions of such predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including pursuant to Section 2.02 or 2.03 hereof, (iv) responsible for expenses of the Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties hereunder, including pursuant to Section 2.03 or the first paragraph of Section 6.02 hereof). If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee (or any other successor servicer) may, at its option, succeed to any rights and obligations of the Servicer under any subservicing agreement in accordance with the terms thereof; provided, however, that the Trustee (or any other successor servicer) shall not incur any liability or have any obligations in its capacity as servicer under a subservicing agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Servicer thereunder; and the Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreement arising prior to the date of such succession.

         The Servicer shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement and the Mortgage Loans then being serviced and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

         SECTION 3.05. Collection of Mortgage Loan Payments; Collection Account; Distribution Account.

         (a) The Servicer shall make reasonable efforts in accordance with Accepted Servicing Practices to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Servicer may in its discretion extend the due dates for payments due on a Mortgage Note for a period not greater than 270 days; provided, however, that the NIMs Insurer's prior written consent shall be required for any modification, waiver or amendment if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Mortgage Loans as of the Cut-Off Date. In the event of any such arrangement, subject to Section 4.01, the Servicer shall make any Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Servicer shall waive a prepayment penalty in connection with the prepayment of a Mortgage Loan in response to a request for such a waiver under the following circumstances (but only under the following circumstances): (i) Loss Mitigation;
(ii) Assertion of Non-Compliance; (iii) Mortgagor hardship due to an External Life Event; or (iv) to avoid or resolve active, pending or threatened litigation involving the related Mortgage Loan. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

         (b) The Servicer shall establish and initially maintain, on behalf of the Certificateholders, the Collection Account. The Servicer shall deposit into the Collection Account daily, within two Business Days of receipt thereof, in immediately available funds, the following payments and collections received or made by it on and after the Cut-Off Date with respect to the Mortgage Loans:

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans, other than principal due on the Mortgage Loans on or prior to the Cut-off Date;

                  (ii) all payments on account of interest on the Mortgage Loans net of the related Servicing Fee permitted under Section 3.15, other than interest due on the Mortgage Loans on or prior to the Cut-off Date;

                  (iii) all Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures;

                  (iv) all Compensating Interest;

                  (v) any amount required to be deposited by the Servicer pursuant to Section 3.05(e) in connection with any losses on Permitted Investments;

                  (vi) any amounts required to be deposited by the Servicer pursuant to Section 3.10 hereof;

                  (vii) the Purchase Price and any Substitution Adjustment
         Amount;

                  (viii) all Advances made by the Servicer pursuant to Section 4.01;

                  (ix) all prepayment penalties;

                  (x) without duplication, all payments of claims under the PMI Policy; and

                  (xi) any other amounts required to be deposited hereunder.

         The foregoing requirements for remittance by the Servicer into the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property) if collected, need not be remitted by the Servicer. In the event that the Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to
Section 3.08 hereof, it may at any time withdraw or direct the Trustee, or such other institution maintaining the Collection Account, to withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee, or such other institution maintaining the Collection Account, that describes the amounts deposited in error in the Collection Account. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Collection Account at the direction of the Servicer.

         The Servicer shall give notice to the NIMs Insurer, the Paying Agent and the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof.

         (c) [RESERVED].

         (d) The Paying Agent on behalf of the Servicer shall establish and maintain, on behalf of the Certificateholders, the Distribution Account. The Servicer shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

                  (i) the aggregate amount withdrawn by the Servicer pursuant to
         Section 3.08(b);

                  (ii) any amount required to be deposited by the Servicer pursuant to Section 3.05(e) in connection with any losses on Permitted Investments; and

                  (iii) the Repurchase Price paid by the Servicer pursuant to
         Section 9.01.

         The foregoing requirements for remittance by the Servicer and deposit by the Servicer into the Distribution Account shall be exclusive. In the event that the Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. All funds deposited in the Distribution Account shall be held by the Trustee or any Paying Agent, as applicable, in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Servicer or any Paying Agent, as applicable. The Servicer or any Paying Agent, as applicable, shall give notice to the NIMs Insurer and the Trustee of the location of the Distribution Account when established and prior to any change thereof.

         In addition to the foregoing, the Servicer on behalf of the Trustee shall establish (or cause to be established) and maintain the Yield Maintenance Account on behalf of the holders of the Senior Certificates, the Subordinated Certificates and the Class C Certificates and shall make, or cause to be made, a deposit into the Yield Maintenance Account of any payments made to the Trust under the Yield Maintenance Agreements as described in Section 4.04(l). Funds on deposit in the Yield Maintenance Account shall remain uninvested.

         (e) The institution that maintains the Collection Account shall invest the funds in such account, as directed by the Servicer in writing, in Permitted Investments, which shall mature not later than the Business Day preceding the related Servicer Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such Collection Account or is otherwise immediately available, then such Permitted Investment shall mature not later than the Servicer Remittance Date). All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from amounts on deposit in the Collection Account shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Collection Account in respect of any such investments shall be deposited by the Servicer in the Collection Account out of the Servicer's own funds immediately as realized. The institution that maintains the Distribution Account shall invest the funds in such account, as directed by the Servicer in writing, in Permitted Investments, which shall mature not later than the Business Day preceding the related Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such Distribution Account or is otherwise immediately available, then such Permitted Investment shall mature not later than the Distribution Date). All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from amounts on deposit in the Distribution Account shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Distribution Account in respect of any such investments shall be deposited by the Servicer in the Distribution Account out of the Servicer's own funds immediately as realized. The Trustee or the Paying Agent shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Collection Account or the Distribution Account and made in accordance with this Section 3.05.

         (f) The Servicer shall cause the party maintaining the Collection Account or the Distribution Account, as the case may be, shall give at least 30 days advance notice to each of the other parties to this Agreement and each Rating Agency of any proposed change of the location of the Collection Account or the Distribution Account prior to any change thereof.

         SECTION 3.06. Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

         To the extent required by the related Mortgage Note, the Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

         Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Servicer out of related collections for any payments made pursuant to Sections 3.01 hereof (with respect to taxes and assessments and insurance premiums) and 3.10 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section
9.01 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

         SECTION 3.07. Access to Certain Documentation and Information Regarding the Mortgage Loans.

         The Servicer shall afford the Depositor, the NIMs Insurer and the Trustee and their counsel, agents and accountants reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance policies and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

         Upon reasonable advance notice in writing if required by federal regulation, the Servicer will provide to each Certificateholder that is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided, that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

         SECTION 3.08. Permitted Withdrawals from the Collection Account and Distribution Account.

         (a) The Servicer (or the Depositor in the case of clauses (vi) and (vii) below) may from time to time, make withdrawals from the related Collection Account for the following purposes:

                  (i) to pay to the Servicer (to the extent not previously paid to or withheld by the Servicer), as servicing compensation in accordance with Section 3.15, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.15;

                  (ii) to reimburse the Servicer for Advances made by it with respect to the Mortgage Loans, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds) that represent late recoveries of payments of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;

                  (iii) to reimburse the Servicer for any Non-Recoverable Advance previously made and any Non-Recoverable Servicing Advance;

                  (iv) to reimburse the Servicer from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

                  (v) pay the Servicer any unpaid Servicing Fees and to reimburse it for any unreimbursed Servicing Advances, the Servicer's right to reimbursement of Servicing Advances pursuant to this subclause
         (v) with respect to any Mortgage Loan being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds and purchase and repurchase proceeds) that represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or Section 3.06;

                  (vi) to pay to the Depositor or the Servicer, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.12, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

                  (vii) to reimburse the Servicer or the Depositor for expenses incurred by any of them in connection with the Mortgage Loans or Certificates and reimbursable pursuant to Section 6.03 hereof;

                  (viii) to withdraw pursuant to Section 3.05 any amount deposited in the Collection Account and not required to be deposited therein; and

                  (ix) to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 9.01 hereof.

         In addition, no later than 12:00 noon Pacific Standard Time on the Servicer Remittance Date (or such earlier time on the Servicer Remittance Date as the Servicer or the Paying Agent requires as specified in writing not later than two Business Days prior to the Servicer Remittance Date, such earlier time requirement being due to the operations of the Servicer's or Paying Agent's designated Permitted Investment closing early on the Servicer Remittance Date), the Servicer shall cause to be withdrawn from the Collection Account the Interest Funds (other than the amounts subtracted from such funds in such definition), the Principal Funds (other than Non-Recoverable Advances specified in item (v) of such definition) and the PMI Insurer's Fee, to the extent on deposit, and such amounts shall be deposited in the Distribution Account.

         The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account.

         (b) The Servicer or the Paying Agent shall withdraw funds from the Distribution Account for distribution to the Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to retain pursuant to the last paragraph of Section 8.11). In addition, the Servicer may from time to time make withdrawals from the Distribution Account for the following purposes:

                  (i) to withdraw pursuant to Section 3.05 any amount deposited in the Distribution Account and not required to be deposited therein;

                  (ii) to pay to the PMI Insurer the PMI Insurer Fee; and

                  (iii) to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 9.01 hereof.

         SECTION 3.09. [RESERVED].

         SECTION 3.10. Maintenance of Hazard Insurance.

         The Servicer shall cause to be maintained, for each Mortgage Loan, hazard insurance with extended coverage in an amount that is at least equal to the lesser of (i) the replacement value of the improvements that are part of such Mortgaged Property and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the related Mortgagor and/or mortgagee from becoming a co-insurer. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. The Servicer shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, to the extent described below. Pursuant to Section 3.05 hereof, any amounts collected by the Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Servicer's normal servicing procedures) shall be deposited in the Collection Account. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by Section 3.08 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the lesser of (i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements that are part of such Mortgaged Property, or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended.

         In the event that the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.10, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.10, and there shall have been a loss that would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

         SECTION 3.11. Enforcement of Due-On-Sale Clauses; Assumption
Agreements.

         (a) Except as otherwise provided in this Section 3.11(a), when any property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.11(b), to take or enter into an assumption and modification agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.11(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.11(a) by reason of any transfer or assumption that the Servicer reasonably believes it is restricted by law from preventing.

         (b) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.11(a) hereof, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the Mortgage Rate, the amount of the Scheduled Payment, the Maximum Rate, the Minimum Rate, the Gross Margin, the Periodic Rate Cap, the Adjustment Date, any prepayment penalty and any other term affecting the amount or timing of payment on the Mortgage Loan) may be changed. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.

         SECTION 3.12. Realization Upon Defaulted Mortgage Loans; Determination of Excess Proceeds.

         (a) The Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of Delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Collection Account pursuant to Section 3.08 hereof). The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property, as contemplated in Section 3.08 hereof. If the Servicer has knowledge that a Mortgaged Property that the Servicer is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Servicer, the Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with Accepted Servicing Practices.

         With respect to any REO Property, the deed or certificate of sale shall be taken in the name of "Wachovia Bank, N.A. as trustee." Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer and the Certificateholders for the period prior to the sale of such REO Property. The Servicer shall prepare a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Servicer to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Collection Account no later than the close of business on each Determination Date. The Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

         In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the expiration of three years from the end of the year of its acquisition by the Trust Fund or, at the expense of the Trust Fund, request, in accordance with applicable procedures for obtaining an automatic extension, more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period, in which case the Servicer shall dispose of such Mortgaged Property before such extension expires, unless the Trustee shall have been supplied with an Opinion of Counsel (such Opinion of Counsel not to be an expense of the Trustee) to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in section 860F of the Code or cause any of the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject the Trust Fund to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under section 860G(c) of the Code or otherwise, unless the Servicer or the Depositor has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

         The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances, the PMI Insurer Fees, and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Collection Account. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

         The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to the Servicer as provided above, shall be deposited in the Collection Account on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date.

         The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees, pursuant to Section 3.08(a)(v) or this Section 3.12; second, to reimburse the Servicer for any unreimbursed Advances, pursuant to Section 3.08(a)(ii) or this Section 3.12; third, to any prepayment penalties and then to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan or related REO Property, at the Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan.

         (b) On each Determination Date, the Servicer shall determine the respective aggregate amounts of Excess Proceeds, if any, that occurred in the related Prepayment Period.

         SECTION 3.13. Trustee to Cooperate; Release of Mortgage Files.

         Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will promptly notify the Trustee or its designee by delivering a Request for Release substantially in the form of Exhibit M. Upon receipt of such request, the Trustee or its designee shall promptly release the related Mortgage File to the Servicer, and the Trustee or its designee shall at the Servicer's written direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account, the Distribution Account or the related subservicing account. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or its designee shall, upon delivery to the Trustee or its designee of a Request for Release in the form of Exhibit M signed by a Servicing Officer, release the Mortgage File to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee or its designee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Collection Account, in which case the Trustee or its designee shall deliver the Request for Release to the Servicer.

         Each Request for Release may be delivered to the Trustee or its designee (i) via mail or courier, (ii) via facsimile or (iii) by such other means, including, without limitation, electronic or computer readable medium, as the Servicer and the Trustee or its designee shall mutually agree. The Trustee or its designee shall promptly release the related Mortgage File(s) within five
(5) to seven (7) Business Days of receipt of a properly completed Request for Release pursuant to clauses (i), (ii) or (iii) above. Receipt of a properly completed Request for Release shall be authorization to the Trustee or its designee to release such Mortgage Files, provided the Trustee or its designee has determined that such Request for Release has been executed, with respect to clauses (i) or (ii) above, or approved, with respect to clause (iii) above, by an authorized Servicing Officer of the Servicer, and so long as the Trustee or its designee complies with its duties and obligations under the agreement. If the Trustee or its designee is unable to release the Mortgage Files within the period previously specified, the Trustee or its designee shall immediately notify the Servicer indicating the reason for such delay, but in no event shall such notification be later than five Business Days after receipt of a Request for Release. If the Servicer is required to pay penalties or damages due to the Trustee or its designee's negligent failure to release the related Mortgage File or the Trustee or its designee's negligent failure to execute and release documents in a timely manner, the Trustee or its designee, shall be liable for such penalties or damages respectively caused by it.

         On each day that the Servicer remits to the Trustee or its designee Requests for Releases pursuant to clauses (ii) or (iii) above, the Servicer shall also submit to the Trustee or its designee a summary of the total amount of such Requests for Releases requested on such day by the same method as described in such clauses (ii) and (iii) above.

         If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Servicer shall deliver or cause to be delivered to the Trustee or its designee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity. Notwithstanding the foregoing, the Servicer shall cause possession of any Mortgage File or of the documents therein that shall have been released by the Trustee or its designee to be returned to the Custodian promptly after possession thereof shall have been released by the Trustee or its designee unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account, and the Servicer shall have delivered to the Trustee or its designee a Request for Release in the form of Exhibit M or (ii) the Mortgage File or document shall have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property and the Servicer shall have delivered to the Trustee or its designee an Officer's Certificate of a Servicing Officer certifying as to the name and address of the Person to which the Mortgage File or the documents therein were delivered and the purpose or purposes of such delivery.

         SECTION 3.14. Documents, Records and Funds in Possession of Servicer to be Held for the Trustee.

         All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account or Distribution Account or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

         SECTION 3.15. Servicing Compensation.

         As compensation for its activities hereunder, the Servicer shall be entitled to retain or withdraw from the Collection Account out of each payment of interest on a Mortgage Loan included in the Trust Fund an amount equal to interest at the applicable Servicing Fee Rate on the Stated Principal Balance of the related Mortgage Loan as of the immediately preceding Distribution Date.

         Additional servicing compensation in the form of any Excess Proceeds, assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property), late payment charges and all income and gain net of any losses realized from Permitted Investments in the Collection Account shall be retained by the Servicer to the extent not required to be deposited in the Collection Account pursuant to Sections 3.05, or 3.12(a) hereof. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section 3.10 hereof and maintenance of the other forms of insurance coverage required by Section 3.10 hereof) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.08 and 3.12 hereof.

         SECTION 3.16. Access to Certain Documentation.

         The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of the Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Servicer designated by it. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

         SECTION 3.17. Annual Statement as to Compliance.

         The Servicer shall deliver to the Depositor, the Trustee and the NIMs Insurer on or before March 31 of each year beginning in 2005 or such other date in order to remain in compliance with the Section 302 Requirements, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) to the best of such officer's knowledge, each subservicer has fulfilled all its obligations under its Subservicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation specifying each such default known to such officer and the nature and status thereof. The Trustee shall forward a copy of each such statement to each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request at the Certificateholder's expense, provided such statement is delivered by the Servicer to the Trustee.

         SECTION 3.18. Annual Independent Public Accountants' Servicing Statement; Financial Statements.

         On or before March 31 of each year beginning in 2005 or such other date in order to remain in compliance with the Section 302 Requirements, the Servicer at its expense shall cause a nationally recognized firm of independent public accountants (who may also render other services to the Servicer or any affiliate thereof) that is a member of the American Institute of Certified Public Accountants to furnish a report to the Depositor, the Trustee and the NIMs Insurer in compliance with the Uniform Single Attestation Program for Mortgage Bankers. Copies of such report shall be provided by the Trustee to any Certificateholder upon written request at the Certificateholder's expense, provided such report is delivered by the Servicer to the Trustee.

         SECTION 3.19. Rights of the NIMs Insurer.

         Each of the rights of the NIMs Insurer set forth in this agreement shall exist so long as the notes issued pursuant to the Indenture remain outstanding or the NIMs Insurer is owed amounts in respect of its guarantee of payment on such notes.

         SECTION 3.20. Periodic Filings.

         (a) Promptly upon receipt of any report of the independent public accountants required pursuant to Section 3.18, the Servicer shall review such report. As part of the Form 10-K required to be filed pursuant to the terms of this Agreement, the Servicer shall include such accountants report as well as a report of any significant deficiencies relating to the Servicer's performance of its obligations under this Agreement and any significant deficiencies relating to the Servicer's compliance set forth in the report of the Servicer's certified independent accountants described above.

         (b) The Servicer shall prepare for filing, and execute, on behalf of the Trust Fund, and file with the Securities and Exchange Commission, (i) within 15 days after each Distribution Date in each month, each Monthly Statement on Form 8-K under the Exchange Act, (ii) on or before March 31 of each year beginning in 2005 or such other date in order to remain in compliance with the
Section 302 Requirements, a Form 10-K under the Exchange Act, including any certification (the "Certification") required by the Section 302 Requirements, and (iii) any and all reports, statements and information respecting the Trust Fund and/or the Certificates required to be filed on behalf of the Trust Fund under the Exchange Act. The Certification shall be executed by the senior officer in charge of servicing of the Servicer. Upon such filing with the Securities and Exchange Commission, the Servicer shall promptly deliver to the Trustee a copy of any such executed report, statement or information. Prior to making any such filings and certifications, the Servicer shall comply with the provisions set forth in this Section. If permitted by applicable law and unless the Depositor otherwise directs, the Servicer shall file a Form 15 under the Exchange Act as soon as it is able to do so.

         (c) It is the parties intent that compliance by the Servicer with provisions of this Section will constitute compliance with the review required by the Section 302 Requirements. In no event shall the provisions set forth in this Section limit the ability of the Servicer (or the Trustee) to conduct additional procedures or investigations determined by it to be necessary or appropriate to comply with the Section 302 Requirements.

         (d) The obligations set forth in paragraphs (a) through (c) of this Section shall only apply with respect to periods for which the Servicer is obligated to file Form 8-Ks and 10-Ks pursuant to paragraph (b) of this Section. In the event a Form 15 is properly filed pursuant to paragraph (b) of this Section, there shall be no further obligations under paragraphs (a) through (c) of this Section commencing with the fiscal year in which the Form 15 is filed (other than the obligations in paragraphs (a) and (b) of this Section to be performed in such fiscal year that relate back to the prior fiscal year).

         (e) The Servicer shall prepare, file and deliver Form 8-Ks required to be filed under the Exchange Act and the Paying Agent shall execute on behalf of the Depositor so long as no certification in respect of such Form 8-K is required by the SEC. In no event shall the Trustee or any of its agents be obligated or responsible for preparing, executing, filing or delivering in respect of the Trust Fund or another party, either (A) any report or filing required by the SEC to be prepared, executed, filed or delivered in respect of the Trust Fund or another party (other than in the circumstances described in the previous sentence) or (B) any certification in respect of a report or filing required by the SEC.

         (f) Not later than 15 calendar days before the date on which the Trust Fund's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, if such day is not a Business Day, the immediately preceding Business Day), the Paying Agent will deliver to the Depositor an officer's certificate for the prior calendar year substantially in the form of Exhibit G hereto.

         SECTION 3.21.  PMI Policy; Claims Under the PMI Policy.

         Notwithstanding anything to the contrary elsewhere in this Agreement, the Servicer shall not agree to any modification or assumption of a PMI Mortgage Loan or take any other action with respect to a PMI Mortgage Loan that could result in a limitation, qualification or denial of coverage under the PMI Policy with respect to any PMI Mortgage Loan. The Servicer shall notify the PMI Insurer that the Trustee, on behalf of the Certificateholders, is the "Owner" (as that term is defined in the PMI Policy), of each PMI Mortgage Loan. The Servicer shall, on behalf of the Trustee, prepare and file on a timely basis with the PMI Insurer, with a copy to the Trustee, all claims which may be made under the PMI Policy with respect to the PMI Mortgage Loans. Consistent with all rights and obligations hereunder, the Servicer shall take all actions required under the PMI Policy as a condition to the payment of any such claim. Any amount received from the PMI Insurer with respect to any such PMI Mortgage Loan shall be deposited by the Servicer, no later than two Business Days following receipt thereof, into the Collection Account.

                                   ARTICLE IV

                                 DISTRIBUTIONS;
                            ADVANCES BY THE SERVICER

         SECTION 4.01. Advances.

         Subject to the conditions of this Article IV, the Servicer, as required below, shall make an Advance and deposit such Advance in the Collection Account. Each such Advance shall be remitted to the Collection Account no later than 1:00 p.m. Pacific Standard time on the Servicer Advance Date in immediately available funds. The Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Non-Recoverable Advance. If the Servicer shall have determined that it has made a Non-Recoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Non-Recoverable Advance, the Servicer shall deliver (i) to the Trustee or the Paying Agent for the benefit of the Certificateholders funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, each Rating Agency and the Trustee or the Paying Agent an Officer's Certificate setting forth the basis for such determination.

         In lieu of making all or a portion of such Advance from its own funds, the Servicer may (i) cause to be made an appropriate entry in its records relating to the Collection Account that any Amount Held for Future Distribution has been used by the Servicer in discharge of its obligation to make any such Advance and (ii) transfer such funds from the Collection Account to the Distribution Account. Any funds so applied and transferred shall be replaced by the Servicer by deposit in the Collection Account no later than the close of business on the Servicer Advance Date on which such funds are required to be distributed pursuant to this Agreement. The Servicer shall be entitled to be reimbursed from the Collection Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.08. The obligation to make Advances with respect to any Mortgage Loan shall continue until such Mortgage Loan is paid in full or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 4.01.

         SECTION 4.02. Reduction of Servicing Compensation in Connection with Prepayment Interest Shortfalls.

         In the event that any Mortgage Loan is the subject of a Prepayment Interest Shortfall, the Servicer shall, from amounts in respect of the Servicing Fee for such Distribution Date, deposit into the Collection Account, as a reduction of the Servicing Fee for such Distribution Date, no later than the Servicer Advance Date immediately preceding such Distribution Date, an amount up to the Prepayment Interest Shortfall; provided, however, that with respect to any Distribution Date, the Servicer's obligation to deposit any such amount is limited to an amount equal to the product of (i) one-twelfth of 0.35% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans with respect to such Distribution Date; and in case of such deposit, the Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Trust Fund or the Certificateholders. With respect to any Distribution Date, to the extent that the Prepayment Interest Shortfall exceeds Compensating Interest (such excess, a "Non-Supported Interest Shortfall"), such Non-Supported Interest Shortfall shall reduce the Current Interest with respect to each Class of Class A, Class M, Class B and Class P Certificates, pro rata based upon the amount of interest each such Class would otherwise be entitled to receive on such Distribution Date.

         SECTION 4.03. Distributions on the REMIC Interests.

         On each Distribution Date, amounts on deposit in the Distribution Account shall be treated for federal income tax purposes as applied to distributions on the interests in the Lower-Tier REMIC in an amount sufficient to make the distributions on the respective Certificates on such Distribution Date in accordance with the provisions of Section 4.04.

         SECTION 4.04. Distributions.

         (a) On each Distribution Date, the Paying Agent shall make the following distributions from the Distribution Account of an amount equal to the Interest Funds in the following order of priority:

                  (i) to the Class P Certificates, an amount equal to any prepayment penalties collected on the Mortgage Loans during the related Prepayment Period;

                  (ii) to each Class of Class A Certificates, the Current Interest and any Interest Carryforward Amount with respect to such Class; provided, however, if such amount is not sufficient to make a full distribution of the Current Interest and any Interest Carryforward Amount with respect to all the Class A Certificates, such amount will be distributed pro rata among each Class of the Class A Certificates based on the ratio of (x) the Current Interest and Interest Carryforward Amount for each Class of the Class A Certificates to (y) the total amount of Current Interest and any Interest Carryforward Amount for the Class A Certificates;

                  (iii) to the Class M-1 Certificates, the Class M-1 Current Interest and any Class M-1 Interest Carryforward Amount;

                  (iv) to the Class M-2 Certificates, the Class M-2 Current Interest and any Class M-2 Interest Carryforward Amount;

                  (v) to the Class M-3 Certificates, the Class M-3 Current Interest and any Class M-3 Interest Carryforward Amount;

                  (vi) to the Class B-1 Certificates, the Class B-1 Current Interest and any Class B-1 Interest Carryforward Amount;

                  (vii) to the Class B-2 Certificates, the Class B-2 Current Interest and any Class B-2 Interest Carryforward Amount;

                  (viii) to the Class B-3 Certificates, the Class B-3 Current Interest and any Class B-3 Interest Carryforward Amount;

                  (ix) to the Class B-4 Certificates, the Class B-4 Current Interest and any Class B-4 Interest Carryforward Amount;

                  (x) to the Class B-5 Certificates, the Class B-5 Current Interest and any Class B-5 Interest Carryforward Amount; and

                  (xi) any remainder pursuant to Section 4.04(e) hereof.

         (b) [RESERVED]

         (c) On each Distribution Date, the Paying Agent shall make the following distributions from the Distribution Account of an amount equal to the Principal Distribution Amount in the following order of priority, and each such distribution shall be made only after all distributions pursuant to Section 4.04(a) above shall have been made until such amount shall have been fully distributed for such Distribution Date:

                  (i) to the Class A Certificates, the Class A Principal Distribution Amount to be distributed as follows: sequentially to the Class A-1 and Class A-2 Certificates, until the Certificate Principal Balances thereof have been reduced to zero; provided, however, that, on any Distribution Date on which the Class A Certificate Principal Balance is equal to or greater than the Stated Principal Balances of the Mortgage Loans, the Class A Principal Distribution Amount will be distributed pro rata based upon the Certificate Principal Balance of each such Class and not sequentially;

                  (ii) to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount;

                  (iii) to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount;

                  (iv) to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount;

                  (v) to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

                  (vi) to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;

                  (vii) to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount;

                  (viii) to the Class B-4 Certificates, the Class B-4 Principal Distribution Amount;

                  (ix) to the Class B-5 Certificates, the Class B-5 Principal Distribution Amount; and

                  (x) any remainder pursuant to Section 4.04(e) hereof.

         (d) [RESERVED]

         (e) On each Distribution Date, the Paying Agent shall make the following distributions up to the following amounts from the Distribution Account of the remainders pursuant to Section 4.04(a)(xi) and (c)(x) and each such distribution shall be made only after all distributions pursuant to Sections 4.04(a) and (c) above shall have been made until such remainders shall have been fully distributed for such Distribution Date:

                  (i) for distribution as part of the Principal Distribution Amount, the Extra Principal Distribution Amount;

                  (ii) to the Class M-1 Certificates, the Class M-1 Unpaid Realized Loss Amount;

                  (iii) to the Class M-2 Certificates, the Class M-2 Unpaid Realized Loss Amount;

                  (iv) to the Class M-3 Certificates, the Class M-3 Unpaid Realized Loss Amount;

                  (v) to the Class B-1 Certificates, the Class B-1 Unpaid Realized Loss Amount;

                  (vi) to the Class B-2 Certificates, the Class B-2 Unpaid Realized Loss Amount;

                  (vii) to the Class B-3 Certificates, the Class B-3 Unpaid Realized Loss Amount;

                  (viii) to the Class B-4 Certificates, the Class B-4 Unpaid Realized Loss Amount;

                  (ix) to the Class B-5 Certificates, the Class B-5 Unpaid Realized Loss Amount;

                  (x) to the (i) Class A-1 Certificates, the Class A-1 Interest Carryover Amount, (ii) Class A-2 Certificates, the Class A-2 Interest Carryover Amount, (iii) Class M-1 Certificates, the Class M-1 Interest Carryover Amount, (iv) Class M-2 Certificates, the Class M-2 Interest Carryover Amount, (v) Class M-3 Certificates, the Class M-3 Interest Carryover Amount, (vi) Class B-1 Certificates, the Class B-1 Interest Carryover Amount, (vii) Class B-2 Certificates, the Class B-2 Interest Carryover Amount, (viii) Class B-3 Certificates, the Class B-3 Interest Carryover Amount, (ix) Class B-4 Certificates, the Class B-4 Interest Carryover Amount, and (x) Class B-5 Certificates, the Class B-5 Interest Carryover Amount, on a pro rata basis based upon the amount of unreimbursed Interest Carryover Amount for each Class; and

                  (xi) the remainder pursuant to Section 4.04(g) hereof.

         (f) [RESERVED]

         (g) On each Distribution Date, the Paying Agent shall allocate the remainders pursuant to Section 4.04(e)(xi) as follows:

                  (i) to the Class C Certificates in the following order of priority, (I) the Class C Current Interest, (II) the Class C Interest Carryforward Amount, (III) as principal on the Class C Certificate until the Class C Certificate Principal Balance has been reduced to zero and (IV) the Class C Unpaid Realized Loss Amount; and

                  (ii) the remainder pursuant to Section 4.04(h) hereof.

         (h) On each Distribution Date, the Paying Agent shall allocate the remainders pursuant to Section 4.04(g)(ii) hereof, to the Class R Certificate, in respect of the UR Interest, any remaining funds, and such distribution shall be made only after all preceding distributions shall have been made until such remainders shall have been fully distributed.

         (i) On each Distribution Date, after giving effect to distributions on such Distribution Date, the Paying Agent shall allocate the Applied Realized Loss Amount for the Certificates to reduce the Certificate Principal Balances of the Subordinated Certificates and the Class C Certificates in the following order of priority:

                  (i) to the Class C Certificates until the Class C Certificate Principal Balance is reduced to zero;

                  (ii) to the Class B-5 Certificates until the Class B-5 Certificate Principal Balance is reduced to zero;

                  (iii) to the Class B-4 Certificates until the Class B-4 Certificate Principal Balance is reduced to zero;

                  (iv) to the Class B-3 Certificates until the Class B-3 Certificate Principal Balance is reduced to zero;

                  (v) to the Class B-2 Certificates until the Class B-2 Certificate Principal Balance is reduced to zero;

                  (vi) to the Class B-1 Certificates until the Class B-1 Certificate Principal Balance is reduced to zero;

                  (vii) to the Class M-3 Certificates until the Class M-3 Certificate Principal Balance is reduced to zero;

                  (viii) to the Class M-2 Certificates until the Class M-2 Certificate Principal Balance is reduced to zero; and

                  (ix) to the Class M-1 Certificates until the Class M-1 Certificate Principal Balance is reduced to zero.

         (j) [RESERVED]

         (k) Subject to Section 9.02 hereof respecting the final distribution, on each Distribution Date the Paying Agent shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Paying Agent at least 5 Business Days prior to the related Record Date and (ii) such Holder shall hold 100% of a Class of Regular Certificates or Certificates with an aggregate Initial Certificate Balance of $1,000,000 or more, or, if not, by check mailed by first Class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 9.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

         Not later than the earlier of (i) three Business Days after the Determination Date and (ii) the second Business Day prior to each Distribution Date, the Servicer shall prepare and deliver a report to the Paying Agent and the NIMs Insurer in the form of a computer readable magnetic tape (or by such other means as the Servicer, Paying Agent and NIMs Insurer may agree from time to time) containing such data and information such as to permit the Servicer or the Paying Agent to prepare the Monthly Statement to Certificateholders and make the required distributions for the related Distribution Date (the "Remittance Report").

         (l) All amounts, if any, received by the Servicer, Paying Agent or Trustee for the benefit of the Trust Fund with respect to a Distribution Date in respect of the Senior Certificates Yield Maintenance Agreement shall be deposited into the Yield Maintenance Account and shall be used to pay any Interest Carryover Amounts on the Senior Certificates and the Subordinated Certificates remaining unpaid after the application of Section 4.04(e)(x) hereof on such Distribution Date (other than any Interest Carryover Amounts arising from the failure to allocate Applied Realized Loss Amounts to the Class A Certificates) in the following order of priority: (i) (A) to the Class A-1 Certificates, the Class A-1 Interest Carryover Amount and (B) to the Class A-2 Certificates, the Class A-2 Interest Carryover Amount, on a pro rata basis based upon the amount of unreimbursed Interest Carryover Amount for each Class and
(ii) (A) to the Class M-1 Certificates, the Class M-1 Interest Carryover Amount,
(B) to the Class M-2 Certificates, the Class M-2 Interest Carryover Amount, (C) to the Class M-3 Certificates, the Class M-3 Interest Carryover Amount, (D) to the Class B-1 Certificates, the Class B-1 Interest Carryover Amount, (E) to the Class B-2 Certificates, the Class B-2 Interest Carryover Amount, (F) to the Class B-3 Certificates, the Class B-3 Interest Carryover Amount, (G) to the Class B-4 Certificates, the Class B-4 Interest Carryover Amount, and (H) to the Class B-5 Certificates, the Class B-5 Interest Carryover Amount, on a pro rata basis based upon the amount of unreimbursed Interest Carryover Amount for each Class. Any amounts remaining in the Yield Maintenance Account on any Distribution Date after the application of the preceding sentence shall be distributed on such Distribution Date to the holders of the Class C Certificates.

         (m) All amounts, if any, received by the Servicer, Paying Agent or Trustee for the benefit of the Trust Fund with respect to a Distribution Date in respect of the Subordinate Certificates Yield Maintenance Agreement shall be deposited into the Yield Maintenance Account and shall be used to pay any Interest Carryover Amounts on the Subordinated Certificates and the Senior Certificates remaining unpaid after the application of Section 4.04(e)(x) hereof on such Distribution Date (other than any Interest Carryover Amounts arising from the failure to allocate Applied Realized Loss Amounts to the Class A Certificates) in the following order of priority: (i) (A) to the Class M-1 Certificates, the Class M-1 Interest Carryover Amount, (B) to the Class M-2 Certificates, the Class M-2 Interest Carryover Amount, (C) to the Class M-3 Certificates, the Class M-3 Interest Carryover Amount, (D) to the Class B-1 Certificates, the Class B-1 Interest Carryover Amount, (E) to the Class B-2 Certificates, the Class B-2 Interest Carryover Amount, (F) to the Class B-3 Certificates, the Class B-3 Interest Carryover Amount, (G) to the Class B-4 Certificates, the Class B-4 Interest Carryover Amount, and (H) to the Class B-5 Certificates, the Class B-5 Interest Carryover Amount, on a pro rata basis based upon the amount of unreimbursed Interest Carryover Amount for each Class and
(ii) (A) to the Class A-1 Certificates, the Class A-1 Interest Carryover Amount and (B) to the Class A-2 Certificates, the Class A-2 Interest Carryover Amount, on a pro rata basis based upon the amount of unreimbursed Interest Carryover Amount for each Class. Any amounts remaining in the Yield Maintenance Account on any Distribution Date after the application of the preceding sentence shall be distributed on such Distribution Date to the holders of the Class C Certificates.

         SECTION 4.05. Monthly Statements to Certificateholders.

         (a) Not later than the earlier of (i) three Business Days after the Determination Date and (ii) the second Business Day prior to each Distribution Date, the Servicer shall send to the Paying Agent (in such format as may be mutually agreed) the relevant information for purposes of this Section 4.05. Not later than the Distribution Date, the Paying Agent shall prepare and cause to be made available on its website located at www.jpmorgan.com/sfr or upon request shall send to each Holder of a Class of Certificates of the Trust Fund, the Servicer, the NIMs Insurer and the Depositor a statement setting forth for the
Certificates:

                  (i) the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein and (B) the aggregate of all scheduled payments of principal included therein, (C) the Extra Principal Distribution Amount, if any, and (D) the aggregate amount of prepayment penalties, if any;

                  (ii) the amount of such distribution to Holders of each Class allocable to interest, together with any Non-Supported Interest Shortfalls allocated to each Class;

                  (iii) any Interest Carryforward Amount;

                  (iv) the Class Certificate Principal Balance of each Class after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

                  (v) the Pool Stated Principal Balance for such Distribution Date;

                  (vi) the related amount of the Servicing Fee paid to or retained by the Servicer;

                  (vii) the Pass-Through Rate for each Class of Certificates for such Distribution Date;

                  (viii) the Net Mortgage Rates for each of the Mortgage Loans;

                  (ix) the amount of Advances (calculated as of the related Determination Date) for each Certificate included in the distribution on such Distribution Date;

                  (x) the cumulative amount of (A) Realized Losses and (B) Applied Realized Loss Amounts to date;

                  (xi) the amount of (A) Realized Losses and (B) Applied Realized Loss Amounts with respect to such Distribution Date;

                  (xii) the number and aggregate principal amounts of Mortgage Loans (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and Delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date;

                  (xiii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the last day of the calendar month preceding such Distribution Date and the date of acquisition thereof;

                  (xiv) the total number and principal balance of any REO Properties as of the close of business on the last day of the calendar month preceding such Distribution Date;

                  (xv) the aggregate Stated Principal Balance of all Liquidated Loans as of the preceding Distribution Date;

                  (xvi) with respect to any Liquidated Loan, the loan number and Stated Principal Balance relating thereto as of the preceding Distribution Date;

                  (xvii) whether a Trigger Event has occurred;

                  (xviii) with respect to each Class of Certificates, any Interest Carryforward Amount with respect to such Distribution Date for each such Class, any Interest Carryforward Amount paid for each such Class and any remaining Interest Carryforward Amount for each such Class;

                  (xix) with respect to each Class of Certificates any Interest Carryover Amount with respect to such Distribution Date for each such Class, any Interest Carryover Amount paid for each such Class and any remaining Interest Carryover Amount for each such Class;

                  (xx) the number and Stated Principal Balance (as of the preceding Distribution Date) of any Mortgage Loans which were purchased or repurchased during the preceding Due Period and since the Cut-off Date;

                  (xxi) the aggregate number of Mortgage Loans (a) which have been modified, (b) which are subject to a deed-in-lieu of foreclosure and (c) for which a short-payoff has occurred;

                  (xxii) the year-to-date numbers for 4.05(a)(xxi)(a), (b) and
         (c) above, by number of loans;

                  (xxiii) the number of Mortgage Loans for which prepayment penalties were received during the related Prepayment Period and, for each such Mortgage Loan, the amount of prepayment penalties received during the related Prepayment Period and in the aggregate of such amounts for all such Mortgage Loans since the Cut-off Date;

                  (xxiv) the amount and purpose of any withdrawal from the Collection Account pursuant to Section 3.08(a)(vii);

                  (xxv) as of each Distribution Date, the interest rate cap agreement payments that have accrued in favor of or been paid to each class of Certificates for federal income tax purposes under Section
         2.07 hereof and the interest rate cap agreement payments that each class of Certificates has accrued an obligation to make or has made for federal income tax purposes;

                  (xxvi) the portion of any distributions to Holders of Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 or Class B-5 Certificates that are treated as paid by the Holders of the Class C Certificates pursuant to Section 2.07(e);

                  (xxvii) the number of Mortgage Loans with respect to which (A) a reduction in the Mortgage Rate has occurred or (B) the related Mortgagor's obligation to repay principal and interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act or the California Military and Veterans Code, as amended or any other similar state law; and the amount of interest and principal not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions, both in the aggregate and for each Class of Certificates;

                  (xxviii) the aggregate amount of the PMI Insurer's Fee paid to the PMI Insurer, and the aggregate amount of any tax premium paid to the PMI Insurer;

                  (xxix) as of each Distribution Date, the amount, if any, to be deposited in the Yield Maintenance Account pursuant to the Senior Certificates Yield Maintenance Agreement and the amount thereof to be paid to the Senior Certificates and Subordinated Certificates as described in Section 4.04(l) hereof;

                  (xxx) as of each Distribution Date, the amount, if any, to be deposited in the Yield Maintenance Account pursuant to the Subordinate Certificates Yield Maintenance Agreement and the amount thereof to be paid to the Subordinated Certificates and Senior Certificates as described in Section 4.04(m) hereof and any other amounts, if any, withdrawn from such Yield Maintenance Account;

                  (xxxi) the total number and Stated Principal Balance (as of the preceding Distribution Date) of the PMI Mortgage Loans; and

                  (xxxii) the amount of any claims paid by the PMI Insurer pursuant to the PMI Policy with respect to principal and the amount of any claims paid by the PMI Insurer pursuant to the PMI Policy with respect to interest, each as of such Distribution Date.

         (b) The Servicer, either directly or through any Paying Agent, will make available a copy of each statement provided pursuant to this Section 4.05 to each Rating Agency.

         (c) Within a reasonable period of time after the end of each calendar year and upon written request, the Servicer, either directly or through any Paying Agent, shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(xxvi) of this Section
4.05 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Servicer, either directly or through any Paying Agent, shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer, either directly or through any Paying Agent, pursuant to any requirements of the Code as from time to time in effect.

         (d) Upon filing with the Internal Revenue Service, the Servicer, either directly or through any Paying Agent, shall furnish to the Holders of the Class R Certificate the Forms 1066 and each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Class R Certificate with respect to the following matters:

                  (i) The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

                  (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

                  (iii) The Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

                  (iv) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

                  (v) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the REMICs with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

                  (vi) The amount and timing of any non-interest expenses of the REMICs; and

                  (vii) Any taxes (including penalties and interest) imposed on the REMICs, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

         The information pursuant to clauses (i), (ii), (iii) and (iv) of this
Section 4.05(d) shall be provided by the Depositor pursuant to Section 8.11.

                                   ARTICLE V

                                THE CERTIFICATES

         SECTION 5.01. The Certificates.

         The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

             Minimum             Integral Multiples in     Original Certificate
Class     Denomination             Excess of Minimum         Principal Balance
-----     ------------             -----------------         -----------------
A-1       $  25,000.00                   $1.00                $200,000,000.00
A-2       $  25,000.00                   $1.00                $324,457,000.00
M-1       $  25,000.00                   $1.00                $ 31,338,000.00
M-2       $  25,000.00                   $1.00                $ 19,971,000.00
M-3       $  25,000.00                   $1.00                $  6,145,000.00
B-1       $  25,000.00                   $1.00                $  4,609,000.00
B-2       $  25,000.00                   $1.00                $  3,994,000.00
B-3       $  25,000.00                   $1.00                $  4,609,000.00
B-4       $  25,000.00                   $1.00                $  5,223,000.00
B-5       $  25,000.00                   $1.00                $  3,072,000.00
P              (1)                        (1)                         (1)
C          $250,000.00                 $1,000.00              $ 11,060,132.44
R              (1)                        (1)                         (1)

-------------
(1) The Class R and Class P shall not have minimum dollar denominations or Certificate Principal Balances and shall be issued in a minimum percentage interest of 100%.


         The Certificates shall be executed by manual or facsimile signature on behalf of the Depositor by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Depositor shall bind the Depositor, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication, substantially in the form set forth in the forms of Certificates attached hereto as exhibits, executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Authenticating Agent shall authenticate the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

         SECTION 5.02. Certificate Register; Registration of Transfer and Exchange of Certificates.

         (a) The Servicer shall maintain, or cause to be maintained with the Paying Agent in accordance with the provisions of Section 5.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Servicer shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

         At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Paying Agent. Whenever any Certificates are so surrendered for exchange, the Depositor shall execute and the Authenticating Agent shall authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Servicer duly executed by the holder thereof or his attorney duly authorized in writing.

         No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required. All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by the Servicer in accordance with the Servicer's customary procedures.

         (b) No Transfer of a Class B-4, Class B-5, Class C, Class P or Class R Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall (except with respect to the initial transfer of a Class B-4, Class B-5, Class C or Class P Certificate by the initial Certificateholder thereof or, in connection with a transfer of a Class C or Class P Certificate to the indenture trustee under an indenture pursuant to which NIM Notes are issued, whether or not such notes are guaranteed by the NIMs Insurer) each certify to the Servicer in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit J (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit K (the "Investment Letter") or Exhibit L (the "Rule 144A Letter") or
(ii) there shall be delivered to the Servicer an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor, the Servicer or the Trustee. The Depositor shall provide to any Holder of a Class B-4, Class B-5, Class C, Class P or Class R Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Class R Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor and the Servicer against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

         No Transfer of an ERISA-Restricted Certificate that is a Class R Certificate will be registered unless the Servicer and the Depositor shall have received a representation from the transferee of the Class R Certificate, acceptable to and in form and substance satisfactory to the Servicer, to the effect that the transferee is not an employee benefit plan or arrangement subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") (collectively, a "Plan"), and is not directly or indirectly acquiring the Class R Certificate for, on behalf of, or with any assets of any such Plan. Each Person to whom a Class R Certificate is to be transferred shall be required or deemed to represent that it is not a Plan.

No Transfer of an ERISA-Restricted Certificate that is a Class B-4, Class B-5, Class C or Class P Certificate will be registered unless the Servicer and the Depositor shall have received (A) a representation that the transferee is not a Plan and is not directly or indirectly acquiring the Certificate for, on behalf of, or with any assets of any such Plan, (B) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that such transferee is an insurance company that is acquiring the Certificate with assets contained in an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (C) solely in the case of a Definitive Certificate, an Opinion of Counsel satisfactory to the Servicer and the Depositor, and upon which the Servicer and the Depositor shall be entitled to rely, to the effect that the acquisition and holding of such Certificate will not constitute or result in a nonexempt prohibited transaction under ERISA or the Code, or a violation of Similar Law, and will not subject the Depositor, the Servicer or the Servicer to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Servicer or the Trustee.

For purposes of the two immediately preceding paragraphs of this Subsection 5.02(b), other than clause (C) in the immediately preceding paragraph, the representations as set forth therein shall be deemed to have been made to the Servicer and the Depositor by the transferee's acceptance of an ERISA-Restricted Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any Class of ERISA-Restricted Certificates). Notwithstanding any other provision herein to the contrary, any purported Transfer of an ERISA-Restricted Certificate to or on behalf of a Plan without the delivery to the Servicer and the Depositor of a representation or an Opinion of Counsel satisfactory to the Servicer and the Depositor as described above shall be void and of no effect. The Depositor and the Servicer shall not be under any liability to any Person for any registration or transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) nor shall the Depositor or the Servicer be under any liability for making any payments due on such Certificate to the holder thereof or taking any other action with respect to such holder under the provisions of this Agreement so long as the transfer was registered by the Servicer in accordance with the foregoing requirements. The Servicer shall be entitled, but not obligated, to recover from any holder of any ERISA-Restricted Certificate that was in fact a Plan and that held such Certificate in violation of this Section 5.02(b) all payments made on such ERISA-Restricted Certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to the last preceding holder of such Certificate that is not a Plan.


         (c) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Servicer of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Ownership Interest in a Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Servicer shall not register the Transfer of any Class R Certificate unless, in addition to the certificates required to be delivered to the Servicer under subparagraph (b) above, the Servicer shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit
         I. In the absence of a contrary instruction from the transferor of a Class R Certificate, declaration (11) in Appendix A of the Transfer Affidavit may be left blank. If the transferor requests by written notice to the Servicer prior to the date of the proposed transfer that one of the two other forms of declaration (11) in Appendix A of the Transfer Affidavit be used, then the requirements of this Section 5.02(c)(ii) shall not have been satisfied unless the Transfer Affidavit includes such other form of declaration.

                  (iii) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class R Certificate and (C) not to Transfer its Ownership Interest in a Class R Certificate or to cause the Transfer of an Ownership Interest in a Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee. Further, no transfer, sale or other disposition of any Ownership Interest in a Class R Certificate may be made to a person who is not a U.S. Person (within the meaning of section 7701 of the Code) unless such person furnishes the transferor and the Trustee with a duly completed and effective Form W-8ECI (or any successor thereto) or an Opinion of Counsel to the effect that the transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and will not be disregarded for federal income tax purposes.

                  (iv) Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class R Certificate. The Servicer shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Servicer shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Servicer shall be paid and delivered by the Servicer to the last preceding Permitted Transferee of such Certificate.

                  (v) At the option of the Holder of the Class R Certificate, the LR Interest and the UR Interest may be severed and represented by separate certificates; provided, however, that such separate certification may not occur until the Trustee receives an Opinion of Counsel to the effect that separate certification in the form and manner proposed would not result in the imposition of federal tax upon any of the Lower-Tier REMIC or the Upper-Tier REMIC or cause any of the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC; and provided further, that the provisions of Sections 5.02(b) and (c) will apply to each such separate certificate as if the separate certificate were a Class R Certificate. If, as evidenced by an Opinion of Counsel, it is necessary to preserve the REMIC status of any of the Lower-Tier REMIC or the Upper-Tier REMIC, the LR Interest and the UR Interest shall be severed and represented by separate Certificates.

         The restrictions on Transfers of a Class R Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Class R Certificate may be deleted) with respect to Transfers occurring after delivery to the Servicer of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Servicer or the Depositor to the effect that the elimination of such restrictions will not cause any of the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Class R Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Servicer, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

         (d) The transferor of the Class R Certificate shall notify the Servicer in writing upon the transfer of the Class R Certificate.

         (e) The preparation and delivery of all certificates, opinions and other writings referred to above in this Section 5.02 shall not be an expense of the Trust Fund, the Depositor, the Trustee or the Servicer. Notwithstanding anything herein to the contrary, the parties hereto acknowledge that the functions of the Servicer with respect to Transfers, including, without limitation, maintaining the Certificate Register, receiving certificates and/or opinions of counsel, and the transfer and exchange of the Certificates pursuant to Sections 5.02, 5.03, 5.05 and 5.08 shall be performed by the Paying Agent.

         SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

         If (a) any mutilated Certificate is surrendered to the Servicer, or the Servicer receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Servicer, the Authenticating Agent and the NIM's Insurer such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Servicer that such Certificate has been acquired by a bona fide purchaser, the Depositor shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Servicer and the Authenticating Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Servicer and the Authenticating Agent) connected therewith. Any replacement Certificate issued pursuant to this
Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Servicer under the terms of this Section 5.03 shall be canceled and destroyed by the Servicer in accordance with its standard procedures without liability on its part.

         SECTION 5.04. Persons Deemed Owners.

         The Servicer, the NIMs Insurer, the Paying Agent, and any agent of the Servicer, the NIMs Insurer or the Paying Agent may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Servicer, the NIMs Insurer, the Paying Agent, nor any agent of the Servicer, the NIMs Insurer shall be affected by any notice to the contrary.

         SECTION 5.05. Access to List of Certificateholders' Names and
Addresses.

         If three or more Certificateholders (a) request such information in writing from the Servicer, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the Depositor or the NIMs Insurer shall request such information in writing from the Servicer, then the Servicer shall, within ten Business Days after the receipt of such request, provide the Depositor, the NIMs Insurer, or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Servicer, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Servicer shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

         SECTION 5.06. Book-Entry Certificates.

         The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of a Book-Entry Certificate will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 5.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of the Book-Entry Certificates pursuant to Section 5.08:

         (a) the provisions of this Section shall be in full force and effect;

         (b) the Depositor, the Servicer, the Paying Agent, the Trustee and the NIMs Insurer may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of the Book-Entry Certificates;

         (c) registration of the Book-Entry Certificates may not be transferred by the Servicer except to another Depository;

         (d) the rights of the respective Certificate Owners of the Book-Entry Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of the Book-Entry Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

         (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

         (f) the Servicer, the Trustee and the Paying Agent may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

         (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

         For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

         SECTION 5.07. Notices to Depository.

         Whenever any notice or other communication is required to be given to Certificateholders of the Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Servicer, the Paying Agent and the Trustee shall give all such notices and communications to the Depository.

         SECTION 5.08. Definitive Certificates.

         If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depository or the Depositor advises the Servicer that the Depository is no longer willing, qualified or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Servicer or the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, advises the Servicer that it elects to terminate the book-entry system with respect to such Certificates through the Depository or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Servicer and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Servicer shall notify all Certificate Owners of such Book-Entry Certificates, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. The Depositor shall provide the Servicer with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Servicer of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Authenticating Agent shall authenticate at the written direction of the Depositor and the Servicer shall deliver such Definitive Certificates. Neither the Depositor nor the Servicer shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Servicer, to the extent applicable with respect to such Definitive Certificates and the Servicer shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

         SECTION 5.09. Maintenance of Office or Agency.

         The Servicer will maintain or cause to be maintained at its expense an office where Certificates may be surrendered for registration of transfer or exchange. The Servicer initially designates its offices at c/o JPMorgan Chase Bank, 2001 Bryan Street, 10th Floor, Dallas, Texas 75201, as offices for such purposes. The Servicer will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

         SECTION 5.10. Authenticating Agents.

         (a) The Trustee may appoint one or more Authenticating Agents (each, an "Authenticating Agent") which shall be authorized to act on behalf of the Trustee in authenticating the Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be an entity organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. If the Authenticating Agent is a party other than the Trustee, the Trustee shall have no liability in connection with the performance or failure of performance of the Authenticating Agent. The Trustee hereby appoints Chase as the initial Authenticating Agent. The Trustee shall be the Authenticating Agent during any such time as no other Authenticating Agent has been appointed.

         (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance within the provisions of this Section 5.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee or the Depositor. Any Authenticating Agent shall be entitled to reasonable compensation for its services and any such compensation shall be payable solely by the Trustee, without any right of reimbursement from the Depositor, the Servicer or the Trust Fund.

         SECTION 5.11. Appointment of Paying Agent.

         The Servicer may appoint a Paying Agent hereunder (the "Paying Agent"). In the event of any such appointment, the Servicer shall cause the Paying Agent to perform each of the obligations of the Paying Agent set forth herein and shall be liable to the Trustee and the Certificateholders for failure of the Paying Agent to perform such obligations. If the Paying Agent is a party other than the Trustee, the Trustee shall have no liability in connection with the performance or failure of performance of the Paying Agent. The Servicer designates the Institutional Trust Services Department of Chase as the initial Paying Agent.

         The Servicer shall cause each Paying Agent other than the Trustee and the Paying Agent appointed hereunder to execute and deliver to the Servicer and the Trustee on the Closing Date or, if subsequently appointed, on the date of appointment, a written instrument executed by an officer of the Paying Agent in which such Paying Agent shall agree with the Servicer and the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders.

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

         SECTION 6.01. Respective Liabilities of the Depositor and the Servicer.

         The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

         SECTION 6.02. Merger or Consolidation of the Depositor or the Servicer.

         The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the States thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         Any Person into which the Depositor or Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or Servicer shall be a party, or any Person succeeding to the business of the Depositor or Servicer, shall be the successor of the Depositor or Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law); provided, however, that the successor or surviving Person to a Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

         SECTION 6.03. Limitation on Liability of the Depositor, the Servicer and Others.

         None of the Depositor, the Servicer nor any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicer or any such Person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and that in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor or the Servicer may, in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be, expenses, costs and liabilities of the Trust Fund, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account as provided by Section 3.08 hereof.

         SECTION 6.04. Limitation on Resignation of Servicer.

         The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of a Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer appointed in accordance with Section
7.02 shall have assumed the Servicer's responsibilities, duties, liabilities and obligations hereunder.

         SECTION 6.05. Errors and Omissions Insurance; Fidelity Bonds.

         The Servicer shall, for so long as it acts as servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae or Freddie Mac for Persons performing servicing for mortgage loans purchased by Fannie Mae or Freddie Mac. In the event that any such policy or bond ceases to be in effect, the Servicer shall use its reasonable best efforts to obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement.

                                  ARTICLE VII

                        DEFAULT; TERMINATION OF SERVICER

         SECTION 7.01. Events of Default.

         "Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Servicer to deposit in the Collection Account or the Distribution Account or remit to the Trustee or any Paying Agent any payment (excluding a payment required to be made under Section 4.01 hereof) required to be made under the terms of this Agreement, which failure shall continue unremedied for five calendar days after the date on which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor, or to the Trustee and the Servicer by the NIMs Insurer or the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates and with respect to a payment required to be made under Section 4.01 hereof, for one calendar day, if such failure shall remain uncured; or

                  (ii) any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement or any representation or warranty shall prove to be untrue, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor, or to the Trustee by the NIMs Insurer or the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

                  (iv) consent by the Servicer to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

                  (v) admission by a Servicer in writing of its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

         If an Event of Default shall occur with respect to the Servicer, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of the NIMs Insurer or the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates or in the case of a payment required to be made under Section 4.01 hereof, shall, by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. The Trustee shall thereupon make any Advance described in Section 4.01 hereof subject to Section 3.04 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to Article VIII. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Collection Account, or thereafter be received with respect to the Mortgage Loans. The Servicer and the Trustee shall promptly notify the Rating Agencies of the occurrence of an Event of Default or an event that, with notice, passage of time, other action or any combination of the foregoing would be an Event of Default, such notice to be provided in any event within two Business Days of such occurrence.

         Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating the Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which the Servicer would have been entitled pursuant to Sections 3.08(a)(i) through (viii), and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

         SECTION 7.02. Trustee to Act; Appointment of Successor.

         On and after the time the Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Trustee shall, to the extent provided in
Section 3.04, be the successor to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law including the obligation to make advances pursuant to Section 4.01. As compensation therefor, subject to the last paragraph of Section 7.01, the Trustee shall be entitled to all fees, costs and expenses relating to the Mortgage Loans that the Servicer would have been entitled to if the Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with Section 7.01 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any successor Servicer shall be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, and that is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 hereof incurred prior to termination of the Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. No appointment of a successor to the Servicer hereunder shall be effective until the Trustee shall have consented thereto, and written notice of such proposed appointment shall have been provided by the Trustee to each Certificateholder. The Trustee shall not resign as servicer until a successor servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

         Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 6.05.

         SECTION 7.03. Notification to Certificateholders.

         (a) Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders, the Paying Agent and to each Rating Agency.

         (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         SECTION 8.01. Duties of Trustee.

         The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected.

         The Trustee is hereby authorized and empowered to execute and deliver, and shall execute and deliver, on the date hereof, the Yield Maintenance Agreements on behalf of the Trust Fund.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

                  (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable, individually or as Trustee, except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement that it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

                  (ii) the Trustee shall not be liable, individually or as Trustee, for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless the Trustee was negligent or acted in bad faith or with willful misfeasance; and

                  (iii) the Trustee shall not be liable, individually or as Trustee, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of such Class relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

         SECTION 8.02. Certain Matters Affecting the Trustee.

         (a) Except as otherwise provided in Section 8.01:

                  (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) the Trustee may consult with counsel of its choice and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) the Trustee shall not be liable, individually or as Trustee, for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (iv) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of such Class;

                  (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys;

                  (vi) the Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

                  (vii) the Trustee shall not be liable, individually or as Trustee, for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

                  (viii) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof;

                  (ix) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; and

                  (x) if requested by the Servicer, the Trustee may appoint the Servicer as the trustee's attorney-in-fact in order to carry out and perform certain activities that are necessary or appropriate for the servicing and administration of the Mortgage Loans pursuant to this Agreement. Such appointment shall be evidenced by a power of attorney in such form as may be agreed to by the Trustee and the Servicer.

                  (xi) the Paying Agent and the Authenticating Agent and any agent of the Trustee shall be afforded the same rights, protections, immunities and indemnities of the Trustee as set forth herein.

         (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by the Trustee without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of the Certificates, subject to the provisions of this Agreement.

         SECTION 8.03. Trustee Not Liable for Mortgage Loans.

         The recitals contained herein shall be taken as the statements of the Depositor or the Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Mortgage Loan or related document other than with respect to the Trustee's execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account or Distribution Account by the Depositor or the Servicer.

         SECTION 8.04. Trustee May Own Certificates.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

         SECTION 8.05. Servicer to Pay Certain Trustee's Fees and Expenses.

         The Servicer covenants and agrees (i) to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed in writing by the Servicer and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and (ii) to pay or reimburse the Trustee, upon its request, for all reasonable expenses, disbursements and advances incurred or made by the Trustee on behalf of the Trust Fund in accordance with any of the provisions of this Agreement (including, without limitation: (A) the reasonable compensation and the expenses and disbursements of its counsel, but only for representation of the Trustee acting in its capacity as Trustee hereunder and
(B) to the extent that the Trustee must engage persons not regularly in its employ to perform acts or services on behalf of the Trust Fund, which acts or services are not in the ordinary course of the duties of a trustee, paying agent or certificate registrar, in the absence of a breach or default by any party hereto, the reasonable compensation, expenses and disbursements of such persons, except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Servicer and held harmless against any loss, liability or expense (i) incurred in connection with any legal action relating to this Agreement or the Certificates, or in connection with the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder or by reason of reckless disregard of the Trustee's obligations and duties hereunder and (ii) resulting from any error in any tax or information return prepared by the Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder.

         SECTION 8.06. Eligibility Requirements for Trustee.

         The Trustee hereunder shall, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers reasonably acceptable to the NIMs Insurer, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates below the ratings issued on the Closing Date (or having provided such security from time to time as is sufficient to avoid such reduction). If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07 hereof. The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Depositor, the NIMs Insurer and the Servicer and their respective Affiliates; provided, however, that such corporation cannot be an affiliate of the Servicer other than the Trustee in its role as successor to a Servicer.

         SECTION 8.07. Resignation and Removal of Trustee.

         The Trustee may at any time resign and be discharged from the trusts hereby created by (1) giving written notice of resignation to the Depositor, the Servicer, the NIMs Insurer and by mailing notice of resignation by first Class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register and each Rating Agency, not less than 60 days before the date specified in such notice when, subject to Section 8.08, such resignation is to take effect, and (2) acceptance of appointment by a successor trustee in accordance with Section 8.08 and meeting the qualifications set forth in Section 8.06. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof and shall fail to resign after written request thereto by the Depositor or the NIMs Insurer, (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or
(iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the Trust Fund against such tax, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Servicer and one copy of which shall be delivered to the successor trustee.

         The Holders evidencing at least 51% of the Voting Rights of all Classes of Certificates may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the Successor Trustee.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08 hereof.

         SECTION 8.08. Successor Trustee.

         Any successor trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.

         No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

         Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

         SECTION 8.09. Merger or Consolidation of Trustee.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law).

         SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. The Trustee shall be ultimately liable for the actions of any co-trustee. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicers and the Depositor.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         SECTION 8.11. Tax Matters.

         It is intended that each of the Lower-Tier REMIC and the Upper-Tier REMIC shall constitute, and that the affairs of the Trust Fund shall be conducted so as to allow each of the Lower-Tier REMIC and the Upper-Tier REMIC to qualify as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Servicer covenants and agrees that it shall act as agent (and the Servicer is hereby appointed to act as agent) on behalf of each of the Lower-Tier REMIC and the Upper-Tier REMIC and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for each of the Lower-Tier REMIC and the Upper-Tier REMIC; (c) make or cause to be made elections, on behalf of each of the Lower-Tier REMIC and the Upper-Tier REMIC to be treated as a REMIC on the federal tax return of each of the Lower-Tier REMIC and the Upper-Tier REMIC for its first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct the affairs of each of the Lower-Tier REMIC and the Upper-Tier REMIC at all times that any Certificates are outstanding so as to maintain the status of each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the Lower-Tier REMIC or the Upper-Tier REMIC; (h) pay, from the sources specified in the last paragraph of this Section 8.11, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on each of the Lower-Tier REMIC and the Upper-Tier REMIC prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) sign or cause to be signed federal, state or local income tax or information returns; (j) maintain records relating to each of the Lower-Tier REMIC and the Upper-Tier REMIC, including but not limited to the income, expenses, assets and liabilities of each of the Lower-Tier REMIC and the Upper-Tier REMIC, and the fair market value and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent each of the Lower-Tier REMIC and the Upper-Tier REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of each of the Lower-Tier REMIC and the Upper-Tier REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any of the Lower-Tier REMIC or the Upper-Tier REMIC, and otherwise act on behalf of any of the Lower-Tier REMIC or the Upper-Tier REMIC in relation to any tax matter involving any of the Lower-Tier REMIC or the Upper-Tier REMIC or controversy involving the Trust Fund. The Trustee shall sign any tax returns of the Trust, the Lower-Tier REMIC, the Upper-Tier REMIC and the grantor trusts described in Section 2.07 that the Servicer or the Paying Agent is not permitted to sign under applicable law. The Servicer shall prepare and file all tax and information returns required under federal, state or local tax law with regard to the grantor trusts provided for in Section 2.07.

         In order to enable the Servicer to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Servicer within 10 days after the Closing Date all information or data that the Servicer requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Servicer promptly upon written request therefor, any such additional information or data that the Servicer may, from time to time, request in order to enable the Servicer to perform its duties as set forth herein. The Depositor hereby agrees to indemnify the Servicer and any Paying Agent acting on the Servicer's behalf for any losses, liabilities, damages, claims or expenses of the Servicer and any Paying Agent acting on the Servicer's behalf arising from any errors or miscalculations of the Servicer that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Servicer and any Paying Agent acting on the Servicer's behalf on a timely basis.

         In the event that any tax is imposed on "prohibited transactions" of any of the Lower-Tier REMIC or the Upper-Tier REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to the Trust Fund after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Servicer, if any such tax arises out of or results from a breach by the Servicer of any of its obligations under this Agreement, (ii) any party hereto (other than the Servicer) to the extent any such tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or (iii) in all other cases, or in the event that any liable party here fails to honor its obligations under the preceding clauses (i) or
(ii), any such tax will be paid first with amounts otherwise to be distributed to the Class R Certificateholders (pro rata), and second with amounts otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Class C Certificates (pro rata), second, to the Class B-5 Certificates (pro rata), third, to the Class B-4 Certificates (pro rata), fourth, to the Class B-3 Certificates (pro rata), fifth, to the Class B-2 Certificates (pro rata), sixth, to the Class B-1 Certificates (pro rata), seventh, to Class M-3 Certificates (pro rata), eighth, to the Class M-2 Certificates (pro rata), ninth, to the Class M-1 Certificates (pro rata), and tenth, to the Class A Certificates (pro rata). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Class R Certificate, the Servicer is hereby authorized to instruct the Trustee or Paying Agent, as applicable and the Trustee or Paying Agent, as applicable is hereby authorized pursuant to such instruction to retain on any Distribution Date, from the Holders of the Class R Certificate (and, if necessary, second, from the Holders of all other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Servicer agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof. The Paying Agent is hereby appointed to act as the agent of the Servicer with respect to any duties of the Servicer set forth in (a), (b), (c),
(d), (e), (i) and (j) of the first paragraph of this Section 8.11.

                                   ARTICLE IX

                                   TERMINATION

         SECTION 9.01. Termination upon Liquidation or Repurchase of all Mortgage Loans.

         Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the repurchase by the Holder of the Class C Certificates or the Servicer, as applicable, of all of the Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price (the "Repurchase Price") equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage
Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Depositor and the Trustee and (iv) any unreimbursed Servicing Fees, Advances and Servicing Advances with respect to the Mortgage Loans prior to the exercise of such repurchase, together with any unreimbursed Servicing Fees; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

         The right of the Holder of the Class C Certificates to repurchase all Mortgage Loans and REO Properties pursuant to clause (a) above shall be conditioned upon the aggregate Stated Principal Balance of the Mortgage Loans, at the time of any such repurchase, aggregating ten percent or less of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. If the Holder of the Class C Certificates shall not exercise its rights to Optional Termination, the Servicer shall be entitled to exercise the rights to Optional Termination subject to the same conditions set forth in the preceding sentence.

         SECTION 9.02. Final Distribution on the Certificates.

         If on any Determination Date, (i) the Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Trustee, the Servicer or Paying Agent shall send a final distribution notice promptly to each Certificateholder or (ii) the Servicer determines that a Class of Certificates shall be retired after a final distribution on such Class, the Servicer shall notify the Trustee and any Paying Agent and the Trustee shall notify the Certificateholders within seven (7) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the Certificates at the office of the Paying Agent. If the Servicer elects to terminate the Trust Fund pursuant to
Section 9.01, at least 10 days prior to the date notice is to be mailed to the affected Certificateholders, the Servicer shall notify the Depositor, any Paying Agent and the Trustee of the date such electing party intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

         Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee or the Servicer or Paying Agent by letter to Certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month immediately preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the location of the office or agency at which such presentation and surrender must be made, and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Servicer will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

         In the event such notice is given, the Servicer shall cause all funds in the Collection Account to be deposited in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Servicer the Mortgage Files for the Mortgage Loans.

         Upon presentation and surrender of the Certificates, the Trustee or any Paying Agent shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Distribution Account in the order and priority set forth in Section 4.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

         In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee or any Paying Agent shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee or any Paying Agent may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to and, upon written direction to the Trustee or any Paying Agent, shall receive all unclaimed funds and other assets of the Trust Fund that remain subject hereto. Upon payment to the Class R Certificateholders of such funds and assets, the Trustee or any Paying Agent shall have no further duties or obligations with respect thereto.

         SECTION 9.03. Additional Termination Requirements.

         (a) In the event the Servicer exercises its purchase option as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Servicer, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" of any of the Lower-Tier REMIC or the Upper-Tier REMIC as defined in section 860F of the Code, or (ii) cause any of the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) The Depositor shall establish a 90-day liquidation period and notify the Trustee and any Paying Agent and the Servicer thereof, which shall in turn specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury Regulation Section 1.860F-1. The Depositor shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Servicer;

                  (ii) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Depositor as agent of the Trustee shall sell all of the assets of the Trust Fund for cash; and

                  (iii) At the time of the making of the final payment on the Certificates, the Trustee, any Paying Agent or the Servicer shall distribute or credit, or cause to be distributed or credited, to the Class R Certificateholders all cash on hand (other than cash retained to meet outstanding claims known to the Trustee), and the Trust Fund shall terminate at that time, whereupon the Trustee and any Paying Agent shall have no further duties or obligations with respect to sums distributed or credited to the Class R Certificateholders.

         (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Depositor to specify the 90-day liquidation period for the Trust Fund, which authorization shall be binding upon all successor
Certificateholders.

         (c) The Servicer as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Depositor, and the receipt of the Opinion of Counsel referred to in Section 9.03 and to take such other action in connection therewith as may be reasonably requested by the Depositor.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 10.01. Amendment.

         This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein, or to make such other provisions with respect to matters or questions arising under this Agreement, as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder; provided, however, that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates, it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.

         Notwithstanding the foregoing, without the consent of the Certificateholders, the Trustee, the Depositor and the Servicer may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Servicer, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

         This Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee and the Holders of each Class of Certificates affected thereby evidencing not less than 66 2/3% of the Voting Rights of such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of all such Certificates then outstanding.

         Notwithstanding anything to the contrary in this Agreement, this Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of Certificateholders evidencing not less than 66 2/3% of the Voting Rights of each Class of Certificates (excluding the Voting Rights of the Depositor, its Affiliates or its agents) for the purpose of significantly changing the Permitted Activities of the Trust.

         Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not cause the imposition of any tax on the Trust Fund or the Certificateholders or cause any of the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

         Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee or upon the written request of the Trustee to the Servicer, the Servicer shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Nothing in this Agreement shall require the Trustee or the Servicer to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee or the Servicer that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

         The Trustee may, but shall not be obligated to, enter into any supplement, modification or waiver which affects its rights, duties or obligations hereunder.

         SECTION 10.02. Counterparts.

         This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         SECTION 10.03. Governing Law.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

         SECTION 10.04. Intention of Parties.

         It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then
(i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

         The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

         SECTION 10.05. Notices.

         (a) The Servicer shall use its best efforts to promptly provide notice to each Rating Agency and the NIMs Insurer with respect to each of the following of which it has actual knowledge:

                  (i) Any material change or amendment to this Agreement;

                  (ii) The occurrence of any Event of Default that has not been cured;

                  (iii) The resignation or termination of the Servicer, the Servicer or the Trustee and the appointment of any successor;

                  (iv) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03 and 3.12; and

                  (v) The final payment to Certificateholders.

         The Servicer shall promptly furnish to each Rating Agency copies of the following:

                  (i) Each report to Certificateholders described in Section
         4.05;

                  (ii) Each annual statement as to compliance described in
         Section 3.17; and

                  (iii) Each annual independent public accountants' servicing report described in Section 3.18.

         (b) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Chase Funding, Inc., 300 Tice Boulevard, 3rd Floor North, Woodcliff Lake, New Jersey 07675, Attention: Structured Finance; (b) in the case of the Trustee, Wachovia Bank, N.A., 401 South Tryon Street, 12th Floor, Charlotte, North Carolina 28288-1179 (with a copy to JPMorgan Chase Bank, 4 New York Plaza, 6th Floor, New York, New York 10004-2413, Attention: Chase Funding Loan Acquisition Trust, Series 2004-AQ1); (c) in the case of the Servicer, Chase Manhattan Mortgage Corporation, 343 Thornall Street, Edison, New Jersey 08837,
Attention: Structured Finance (with a copy to JPMorgan Chase Bank, 4 New York Plaza, 6th Floor, New York, New York 10004-2413, Attention: Chase Funding Loan Acquisition Trust, Series 2004-AQ1); (d) in the case of the Rating Agencies, (i) Moody's Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10007; (ii) Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041; and (iii) Fitch Ratings, One State Street Plaza, New York, New York 10004, (e) in the case of the PMI Insurer, Mortgage Guaranty Insurance Corporation, P.O. Box 488, Milwaukee, Wisconsin 53201; and (f) in the case of the NIMs Insurer to such address provided to the other parties hereto by the NIMs Insurer and in the case of any of the foregoing Persons, such other addresses as may hereafter be furnished by any such Persons to the other parties to this Agreement. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

         SECTION 10.06. Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         SECTION 10.07. Assignment.

         Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 6.02, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee and Depositor.

         SECTION 10.08. Limitation on Rights of Certificateholders.

         The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates and/or the NIMs Insurer, or to obtain or seek to obtain priority over or preference to any other such Holder and/or the NIMs Insurer or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 10.09. Inspection and Audit Rights.

         The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees, agents, counsel and independent public accountants (and by this provision the Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this
Section 10.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Servicer.

         SECTION 10.10. Certificates Nonassessable and Fully Paid.

         It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Authenticating Agent pursuant to this Agreement, are and shall be deemed fully paid.

         SECTION 10.11. Third Party Rights.

         The NIMs Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

         SECTION 10.12. Additional Rights of the NIMs Insurer.

         (a) Each party to this Agreement, any agent thereof and any successor thereto shall furnish to the NIMs Insurer a copy of any notice, direction, demand, opinion, schedule, list, certificate, report, statement, filing, information, data or other communication provided by it or on its behalf to any other Person pursuant to this Agreement at the same time, in the same form and in the same manner as such communication is so provided and shall address or cause such communication to be addressed to the NIMs Insurer in addition to any other addressee thereof. Each Servicer shall cause the NIMs Insurer to be an addressee of any report furnished in respect of the Servicer pursuant to Section 3.18.

         (b) Wherever in this Agreement there shall be a requirement that there be no downgrade, reduction, withdrawal or qualification of or other effect on the rating of any Class of Certificates by any Rating Agency as of any date, there also shall be deemed to be a requirement that there be no such effect on any class of notes issued pursuant to the Indenture and guaranteed by the NIMs Insurer as of such date. In addition, unless there exists a continuance of any failure by the NIMs Insurer to make a required payment under the policy insuring the NIM Notes or there exists a proceeding in bankruptcy by or against the NIMs Insurer (either such event, a "NIMs Insurer Default"), wherever in this Agreement there shall be a requirement that any Person or any communication, object or other matter be acceptable or satisfactory to or otherwise receive the consent or other approval of any other Person (whether as a condition to the eligibility of such Person to act in any capacity, as a condition to any circumstance or state of affairs related to such matter, or otherwise), there also shall be deemed to be a requirement that such Person or matter be approved in writing by the NIMs Insurer, which approval shall not be unreasonably withheld or delayed.

                                     * * *

         IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                    CHASE FUNDING, INC.,
                                          as Depositor
                                    By:
                                       --------------------------------------
                                    Name:  Michael P. Crilley
                                    Title: Vice President

                                    CHASE MANHATTAN MORTGAGE CORPORATION,
                                          as Servicer
                                    By:
                                       --------------------------------------
                                    Name:  Michael P. Crilley
                                    Title: Vice President

                                    WACHOVIA BANK, N.A.,
                                          not in its individual capacity,
                                          but solely as Trustee
                                    By:
                                       --------------------------------------
                                    Name:  Patricia O'Neill-Manella
                                    Title: Vice President

                                    EXHIBIT A


    FORM OF CLASS A, CLASS M, CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES


[FOR USE WITH CLASS M, CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES

THIS CLASS [__] CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES [and _____________ certificates] AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS (i) A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND (II) RIGHTS TO PAYMENTS UNDER AN INTEREST RATE CAP AGREEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE FUNDING, INC. ("CHASE FUNDING"), THE SERVICER, OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY CHASE FUNDING, CHASE MANHATTAN MORTGAGE CORPORATION, THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE SERVICER.



                              CLASS A-1 CERTIFICATE

Number:  04-AQ1-A-1-1                            Original Denomination:
                                                 $

Cut-off Date:  September 1, 2004                 Latest Possible
                                                 Maturity Date:  June 25, 2035

First Distribution Date:                         Aggregate Initial Certificate
October 25, 2004                                 Balance of all Class A-1
                                                 Certificates: $

Pass-Through Rate: Variable(1)                   CUSIP:


--------
(1) Subject to a cap as described in the Agreement.

                      CHASE FUNDING Loan Acquisition Trust
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                 Series 2004-AQ1

evidencing an ownership interest in distributions allocable to the Class A-1 Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                               CHASE FUNDING, INC.

         Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Servicer for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

         This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class A-1 Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Chase Funding, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Chase Manhattan Mortgage Corporation (the "Servicer") and are secured by first mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of September 1, 2004, among the Depositor, the Servicer and Wachovia Bank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates, designated as Chase Funding Loan Acquisition Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-AQ1, Class A-1 (the "Class A-1 Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

         The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class P Certificates, the Class C Certificates and the Class R Certificate are collectively referred to herein as the "Certificates."

         Pursuant to the terms of the Agreement, the Paying Agent will distribute from funds in the Distribution Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on October 25, 2004. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made, or if such last day is not a Business Day, the Business Day immediately preceding such last day.

         Distributions on this Certificate will be made either by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, or by wire transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Servicer in writing at least 5 Business Days prior to the first Distribution Date for which distribution by wire transfer is to be made, and such Holder's Certificates evidence an aggregate original principal balance of not less than $1,000,000 or such Holder holds a 100% Percentage Interest of such Class. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Servicer, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Servicer or at such other office as may be designated by such notice of final distribution.

         The Servicer will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Servicer will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Servicer, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Servicer, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Servicer, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Servicer, for that purpose and specified in such notice of final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.


Dated: October 8, 2004                     CHASE FUNDING, INC.

                                           By:_____________________________
                                                   Authorized Officer

Dated: October 8, 2004                     CERTIFICATE OF AUTHENTICATION

                                           This is one of the
                                           Certificates referred to
                                           in the within-mentioned
                                           Agreement.

                                           JPMORGAN CHASE BANK
                                             as Authenticating Agent


                                           By:________________________________
                                                    Authorized Signatory

                             REVERSE OF CERTIFICATE

                      CHASE FUNDING Loan Acquisition trust
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                 SERIES 2004-AQ1

         This Certificate is one of a duly authorized issue of Certificates, designated as Chase Funding Loan Acquisition Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-AQ1, issued in one or more Classes of Class A Certificates, Class M Certificates, Class B Certificates, Class P Certificates, Class C Certificates and Class R Certificate, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

         Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Servicer.

         The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

         No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Servicer may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor, the Servicer nor the Trustee will be affected by notice to the contrary.

         The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

         The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) change the percentage specified in clause (ii) of the third paragraph of Section 10.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

         For federal income tax purposes, the Trust Fund includes one or more segregated asset pools. The Depositor intends to make elections to treat each as a "real estate mortgage investment conduit" (a "REMIC"). The Certificates (other than the Class P Certificates and Class R Certificate) will represent "regular interests" in the Upper-Tier REMIC. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

         The respective obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement will terminate upon (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon the foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due thereunder; or (ii) at the option of the Servicer, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date, so long as the Servicer deposits or causes to be deposited in the Distribution Account during the Principal Prepayment Period related to such Distribution Date an amount equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Depositor and the Trustee and (iv) any unreimbursed Servicing Fees, Advances and Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans prior to such termination; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]


  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)


_______________________________________________________________________________


(Please Print or Type Name and Address of Assignee)


_______________________________________________________________________________


the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint




____________________________________________________________________Attorney to
transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:
(Signature guaranty)               _____________________________________________
                                   NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                                   EXHIBIT A-1


                  FORM OF CLASS B-4 AND CLASS B-5 CERTIFICATES


THIS CLASS B-4 CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS (I) A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND (II) RIGHTS TO PAYMENTS UNDER AN INTEREST RATE CAP AGREEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE FUNDING, INC. ("CHASE FUNDING"), THE SERVICER, OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY CHASE FUNDING, CHASE MANHATTAN MORTGAGE CORPORATION, THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT OR (B) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, SUBJECT TO THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE POOLING AND SERVICING AGREEMENT.



                                      A-1-1

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE TRUSTEE AND THE DEPOSITOR SHALL HAVE RECEIVED (A) A REPRESENTATION FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A PLAN SUBJECT TO ANY PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW") (COLLECTIVELY, A "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) A REPRESENTATION THAT THE TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60, AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60 OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR, AND UPON WHICH THE TRUSTEE AND THE DEPOSITOR SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF THIS CERTIFICATE BY THE TRANSFEREE WILL NOT RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE, OR A VIOLATION OF SIMILAR LAW, AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE DEPOSITOR, THE SERVICER, THE TRUSTEE OR THE TRUST FUND.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE SERVICER.



                              CLASS B-4 CERTIFICATE

                                   (RULE 144A)

Number:  04-AQ1-B-4-1                           Original Denomination:
                                                $

Cut-off Date:  September 1, 2004                Latest Possible
                                                Maturity Date:  June 25, 2035

First Distribution Date:                        Aggregate Initial Certificate
October 25, 2004                                Balance of all Class B-4
                                                Certificates: $

Pass-Through Rate: Variable(2)                  CUSIP:


------------
(2) Subject to a cap as described in the Agreement.


                                     A-1-2

                      CHASE FUNDING Loan Acquisition Trust
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                 Series 2004-AQ1

evidencing an ownership interest in distributions allocable to the Class B-4 Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                               CHASE FUNDING, INC.

         Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to the Servicer for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

         This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class B-4 Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Chase Funding, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Chase Manhattan Mortgage Corporation (the "Servicer") and are secured by first mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of September 1, 2004, among the Depositor, the Servicer and Wachovia Bank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates, designated as Chase Funding Loan Acquisition Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-AQ1, Class B-4 (the "Class B-4 Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

         The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class P Certificates, the Class C Certificates and the Class R Certificate are collectively referred to herein as the "Certificates."

         Pursuant to the terms of the Agreement, the Paying Agent will distribute from funds in the Distribution Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on October 25, 2004. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made, or if such last day is not a Business Day, the Business Day immediately preceding such last day.

                                     A-1-3

         Distributions on this Certificate will be made either by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, or by wire transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Servicer in writing at least 5 Business Days prior to the first Distribution Date for which distribution by wire transfer is to be made, and such Holder's Certificates evidence an aggregate original principal balance of not less than $1,000,000 or such Holder holds a 100% Percentage Interest of such Class. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Servicer, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Servicer or at such other office as may be designated by such notice of final distribution.

         The Servicer will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Servicer will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Servicer, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Servicer, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Servicer, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Servicer, for that purpose and specified in such notice of final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.




                                     A-1-4

         IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.


Dated: October 8, 2004                        CHASE FUNDING, INC.


                                              By:_______________________________
                                                        Authorized Officer





                                     A-1-5

Dated: October 8, 2004                      CERTIFICATE OF AUTHENTICATION

                                            This is one of the
                                            Certificates referred to
                                            in the within-mentioned
                                            Agreement.

                                            JPMORGAN CHASE BANK
                                              as Authenticating Agent


                                            By:________________________________
                                                     Authorized Signatory






                                     A-1-6

                             REVERSE OF CERTIFICATE

                      CHASE FUNDING Loan Acquisition Trust
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                 SERIES 2004-AQ1

         This Certificate is one of a duly authorized issue of Certificates, designated as Chase Funding Loan Acquisition Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-AQ1, issued in one or more Classes of Class A Certificates, Class M Certificates, Class B Certificates, Class P Certificates, Class C Certificates and Class R Certificate, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

         Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Servicer.

         The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

         No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Servicer may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor, the Servicer nor the Trustee will be affected by notice to the contrary.

         The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

         The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) change the percentage specified in clause (ii) of the third paragraph of Section 10.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

                                     A-1-7

         For federal income tax purposes, the Trust Fund includes one or more segregated asset pools. The Depositor intends to make elections to treat each as a "real estate mortgage investment conduit" (a "REMIC"). The Certificates (other than the Class P Certificates and Class R Certificate) will represent "regular interests" in the Upper-Tier REMIC. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

         The respective obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement will terminate upon (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon the foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due thereunder; or (ii) at the option of the Servicer, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date, so long as the Servicer deposits or causes to be deposited in the Distribution Account during the Principal Prepayment Period related to such Distribution Date an amount equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Depositor and the Trustee and (iv) any unreimbursed Servicing Fees, Advances and Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans prior to such termination; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.



                                     A-1-8

                              [FORM OF ASSIGNMENT]


  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)


_______________________________________________________________________________


(Please Print or Type Name and Address of Assignee)


_______________________________________________________________________________


the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint




____________________________________________________________________Attorney to
transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:
(Signature guaranty)               _____________________________________________
                                   NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)



                                     A-1-9

                                    EXHIBIT B


                          FORM OF CLASS C CERTIFICATES


SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A GRANTOR TRUST THAT HOLDS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED and A YIELD MAINTENANCE AGREEMENT AND IS TREATED AS HAVING ENTERED INTO CERTAIN INTEREST RATE CAP AGREEMENTS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE FUNDING, INC. ("CHASE FUNDING"), THE SERVICER OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY CHASE FUNDING, CHASE MANHATTAN MORTGAGE CORPORATION, THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CLASS C CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE TRUSTEE AND THE DEPOSITOR SHALL HAVE RECEIVED (A) A REPRESENTATION FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A PLAN SUBJECT TO ANY PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW") (COLLECTIVELY, A "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) A REPRESENTATION THAT THE TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60, AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60 OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR, AND UPON WHICH THE TRUSTEE AND THE DEPOSITOR SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF THIS CERTIFICATE BY THE TRANSFEREE WILL NOT RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE, OR A VIOLATION OF SIMILAR LAW, AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE DEPOSITOR, THE SERVICER OR THE TRUSTEE.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE SERVICER.




                               CLASS C CERTIFICATE

Number:  04-AQ1-C-1                             Original Denomination:
                                                $


Cut-off Date:  September 1, 2004


First Distribution Date:                        Aggregate Initial Certificate
October 25, 2004                                Balance of all Class C
                                                Certificates: $
Pass-Through Rate: Variable

                      CHASE FUNDING Loan acquisition trust
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                 Series 2004-AQ1

evidencing an ownership interest in distributions allocable to the Class C Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                               CHASE FUNDING, INC.

         This certifies that ________________________________ is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Chase Funding, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Chase Manhattan Mortgage Corporation (the "Servicer") and are secured by first mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of September 1, 2004, among the Depositor, the Servicer and Wachovia Bank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates, designated as Chase Funding Loan Acquisition Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-AQ1, Class C (the "Class C Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

         The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class P Certificates, the Class C Certificates and the Class R Certificate are collectively referred to herein as the "Certificates."

         Pursuant to the terms of the Agreement, the Paying Agent will distribute from funds in the Distribution Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on October 25, 2004. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made, or if such last day is not a Business Day, the Business Day immediately preceding such last day.

         Distributions on this Certificate will be made either by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, or by wire transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Servicer in writing at least 5 Business Days prior to the first Distribution Date for which distribution by wire transfer is to be made, and such Holder's Certificates evidence an aggregate original principal balance of not less than $1,000,000 or such Holder holds a 100% Percentage Interest of such Class. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Servicer, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Servicer or at such other office as may be designated by such notice of final distribution.

         The Servicer will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Servicer will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Servicer, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Servicer, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Servicer, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Servicer, for that purpose and specified in such notice of final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.


Dated: October 8, 2004                          CHASE FUNDING, INC.


                                                By:____________________________
                                                        Authorized Officer

Dated: October 8, 2004                        CERTIFICATE OF AUTHENTICATION

                                              This is one of the
                                              Certificates referred to
                                              in the within-mentioned
                                              Agreement.

                                              JPMORGAN CHASE BANK
                                                as Authenticating Agent


                                              By:_______________________________
                                                       Authorized Signatory

                             REVERSE OF CERTIFICATE

                      CHASE FUNDING Loan acquisition trust
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                 SERIES 2004-AQ1

         This Certificate is one of a duly authorized issue of Certificates, designated as Chase Funding Loan Acquisition Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-AQ1, issued in one or more Classes of Class A Certificates, Class M Certificates, Class B Certificates, Class P Certificates, Class C Certificates and Class R Certificate, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

         Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Servicer.

         The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

         No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Servicer may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor, the Servicer nor the Trustee will be affected by notice to the contrary.

         The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

         The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) change the percentage specified in clause (ii) of the third paragraph of Section 10.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

         For federal income tax purposes, the Trust Fund includes one or more segregated asset pools. The Depositor intends to make elections to treat each as a "real estate mortgage investment conduit" (a "REMIC"). The Certificates (other than the Class P Certificates and Class R Certificate) will represent "regular interests" in the Upper-Tier REMIC. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

         The respective obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement will terminate upon (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon the foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due thereunder; or (ii) at the option of the Servicer, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date, so long as the Servicer deposits or causes to be deposited in the Distribution Account during the Principal Prepayment Period related to such Distribution Date an amount equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Depositor and the Trustee and (iv) any unreimbursed Servicing Fees, Advances and Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans prior to such termination; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]


  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)


_______________________________________________________________________________


(Please Print or Type Name and Address of Assignee)


_______________________________________________________________________________


the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint




____________________________________________________________________Attorney to
transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:
(Signature guaranty)               _____________________________________________
                                   NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                                    EXHIBIT C

                          FORM OF CLASS P CERTIFICATES

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE FUNDING, INC. ("CHASE FUNDING"), THE SERVICER, OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY CHASE FUNDING, CHASE MANHATTAN MORTGAGE CORPORATION, THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CLASS P CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE TRUSTEE AND THE DEPOSITOR SHALL HAVE RECEIVED (A) A REPRESENTATION FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A PLAN SUBJECT TO ANY PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW") (COLLECTIVELY, A "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) A REPRESENTATION THAT THE TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60, AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60 OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AND THE DEPOSITOR, AND UPON WHICH THE TRUSTEE AND THE DEPOSITOR SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF THIS CERTIFICATE BY THE TRANSFEREE WILL NOT RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE, OR A VIOLATION OF SIMILAR LAW, AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE DEPOSITOR, THE SERVICER OR THE TRUSTEE.

                               CLASS P CERTIFICATE

Number:  04-AQ1-P-1                             Percentage Interest:  100%


Cut-off Date:  September 1, 2004                Latest Possible
                                                Maturity Date:  June 25, 2035

First Distribution Date:
October 25, 2004

                      CHASE FUNDING Loan acquisition trust
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                 Series 2004-AQ1

evidencing an ownership interest in distributions allocable to the Class P Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                               CHASE FUNDING, INC.

         This certifies that ___________________________________ is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Chase Funding, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Chase Manhattan Mortgage Corporation (the "Servicer"), and are secured by first mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of September 1, 2004, among the Depositor, the Servicer and Wachovia Bank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates, designated as Chase Funding Loan Acquisition Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-AQ1, Class P (the "Class P Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

         The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class P Certificates, the Class C Certificates and the Class R Certificate are collectively referred to herein as the "Certificates."

         Pursuant to the terms of the Agreement, the Paying Agent will distribute from funds in the Distribution Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on October 25, 2004. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made, or if such last day is not a Business Day, the Business Day immediately preceding such last day.

         Distributions on this Certificate will be made either by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, or by wire transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Servicer in writing at least 5 Business Days prior to the first Distribution Date for which distribution by wire transfer is to be made, and such Holder's Certificates evidence an aggregate original principal balance of not less than $1,000,000 or such Holder holds a 100% Percentage Interest of such Class. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Servicer, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Servicer or at such other office as may be designated by such notice of final distribution.

         The Servicer will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Servicer will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Servicer, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Servicer, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Servicer, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Servicer, for that purpose and specified in such notice of final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.


Dated: October 8, 2004                         CHASE FUNDING, INC.


                                               By:______________________________
                                                         Authorized Officer

Dated: October 8, 2004                         CERTIFICATE OF AUTHENTICATION

                                               This is one of the
                                               Certificates referred to
                                               in the within-mentioned
                                               Agreement.

                                               JPMORGAN CHASE BANK
                                                 as Authenticating Agent


                                               By:______________________________
                                                        Authorized Signatory

                             REVERSE OF CERTIFICATE

                      CHASE FUNDING Loan acquisition trust
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                 SERIES 2004-AQ1

         This Certificate is one of a duly authorized issue of Certificates, designated as Chase Funding Loan Acquisition Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-AQ1, issued in one or more Classes of Class A Certificates, Class M Certificates, Class B Certificates, Class P Certificates, Class C Certificates and Class R Certificate, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

         The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

         No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Servicer may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor, the Servicer nor the Trustee will be affected by notice to the contrary.

         The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

         The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) change the percentage specified in clause (ii) of the third paragraph of Section 10.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

         For federal income tax purposes, the Trust Fund includes one or more segregated asset pools. The Depositor intends to make elections to treat each as a "real estate mortgage investment conduit" (a "REMIC"). The Certificates (other than the Class P Certificates and Class R Certificate) will represent "regular interests" in the Upper-Tier REMIC. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

         The respective obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement will terminate upon (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon the foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due thereunder; or (ii) at the option of the Servicer, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date, so long as the Servicer deposits or causes to be deposited in the Distribution Account during the Principal Prepayment Period related to such Distribution Date an amount equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Depositor and the Trustee and (iv) any unreimbursed Servicing Fees, Advances and Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans prior to such termination; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]


  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)


_______________________________________________________________________________


(Please Print or Type Name and Address of Assignee)


_______________________________________________________________________________


the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint




____________________________________________________________________Attorney to
transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:
(Signature guaranty)               _____________________________________________
                                   NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                                    EXHIBIT D


                           FORM OF CLASS R CERTIFICATE


SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN ONE OR MORE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CHASE FUNDING, INC. ("CHASE FUNDING"), THE SERVICER OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC RESIDUAL INTERESTS REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY CHASE FUNDING, CHASE MANHATTAN MORTGAGE CORPORATION, THE TRUSTEE OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CLASS R CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE TRUSTEE AND THE DEPOSITOR SHALL HAVE RECEIVED A REPRESENTATION FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO ANY PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN.

                               CLASS R CERTIFICATE

Number:  04-AQ1-R-1                              Percentage Interest:  100%

Cut-off Date:  September 1, 2004                 Pass-Through Rate:  Variable

First Distribution Date: October 25, 2004

                      CHASE FUNDING LOAN ACQUISITION TRUST
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                 Series 2004-AQ1

evidencing an ownership interest in distributions allocable to the Class R Certificate with respect to a pool of conventional one- to four-family mortgage loans formed and sold by

                               CHASE FUNDING, INC.

         This certifies that ____________________________________ is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (indicated by the Percentage Interest set forth on the face of this Certificate) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Chase Funding, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Chase Manhattan Mortgage Corporation (the "Servicer") and are secured by first mortgages on Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of September 1, 2004 among the Depositor, the Servicer and Wachovia Bank, N.A., as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates, designated as Chase Funding Loan Acquisition Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-AQ1, Class R (the "Class R Certificate") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

         The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class P Certificates, the Class C Certificates and the Class R Certificate are collectively referred to herein as the "Certificates."

         Pursuant to the terms of the Agreement, the Paying Agent will distribute from funds in the Distribution Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on October 25, 2004. Such distributions will be made to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month in which such payment is made, or if such last day is not a Business Day, the Business Day immediately preceding such last day.

         Distributions on this Certificate will be made either by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, or by wire transfer in immediately available funds to the account of such Holder at a bank or other financial or depository institution having appropriate facilities therefor, if such Holder has so notified the Paying Agent in writing at least 5 Business Days prior to the first Distribution Date for which distribution by wire transfer is to be made, and such Holder's Certificates evidence an aggregate original principal balance of not less than $1,000,000 or such Holder holds a 100% Percentage Interest of such Class. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Servicer of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Servicer or at such other office as may be designated by such notice of final distribution.

         The Servicer will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Servicer will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Servicer, or, if an Authenticating has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Servicer, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Servicer of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Servicer, for that purpose and specified in such notice of final distribution.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed.


Dated: October 8, 2004                        CHASE FUNDING, INC.


                                              By:_______________________________
                                                        Authorized Officer

Dated: October 8, 2004                      CERTIFICATE OF AUTHENTICATION

                                            This is one of the
                                            Certificates referred to
                                            in the within-mentioned
                                            Agreement.

                                            JPMORGAN CHASE BANK
                                              as Authenticating Agent


                                            By:_________________________________
                                                     Authorized Signatory

                             REVERSE OF CERTIFICATE

                      CHASE FUNDING Loan acquisition trust
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATE
                                 SERIES 2004-AQ1

         This Certificate is one of a duly authorized issue of Certificates, designated as Chase Funding Loan Acquisition Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-AQ1, issued in one or more Classes of Class A Certificates, Class M Certificates, Class B Certificates, Class P Certificates, Class C Certificates and Class R Certificate, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

         The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

         No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee, or, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor, the Servicer nor the Trustee will be affected by notice to the contrary.

         The Agreement may be amended from time to time by the Depositor, the Servicer, and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

         The Agreement may also be amended from time to time by the Depositor, the Servicer, and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) change the percentage specified in clause (ii) of the first paragraph of Section 10.01 of the Agreement, without the consent of the Holders of all Certificates of such Class then outstanding.

         For federal income tax purposes, the Trust Fund includes one or more segregated asset pools. The Depositor intends to make elections to treat each as a "real estate mortgage investment conduit" (a "REMIC"). The Certificates (other than the Class P Certificates and Class R Certificate) will represent "regular interests" in the Upper-Tier REMIC. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

         The respective obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement will terminate upon (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or the disposition of all property acquired upon the foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due thereunder; or (ii) at the option of the Servicer, on any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date, so long as the Servicer deposits or causes to be deposited in the Distribution Account during the Principal Prepayment Period related to such Distribution Date an amount equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property), (ii) accrued interest thereon at the applicable Mortgage Rate, (iii) the appraised value of any REO Property (up to the Stated Principal Balance of the related Mortgage Loan), such appraisal to be conducted by an appraiser mutually agreed upon by the Depositor and the Trustee and (iv) any unreimbursed Servicing Fees, Advances and Servicing Advances, and the principal portion of any unreimbursed Advances, made on the Mortgage Loans prior to such termination; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]


  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)


_______________________________________________________________________________


(Please Print or Type Name and Address of Assignee)


_______________________________________________________________________________


the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint




____________________________________________________________________Attorney to
transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:
(Signature guaranty)               _____________________________________________
                                   NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                                    EXHIBIT E


                                   [RESERVED]

                                    EXHIBIT F


                             MORTGAGE LOAN SCHEDULE


                             [INTENTIONALLY OMITTED]

                                    EXHIBIT G


                  FORM OF OFFICER'S CERTIFICATE (PAYING AGENT)
                                     [DATE]
Chase Funding, Inc.
300 Tice Boulevard, 3rd Floor North
Woodcliff Lake, New Jersey  07675

         Reference is made to each pooling and servicing agreement listed on Exhibit A hereto (each, an "Agreement") in which JPMorgan Chase Bank has been appointed the paying agent (the "Paying Agent"). JPMorgan Chase Bank, hereby certifies to you that:

1. I have reviewed all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by the annual report, of each of the trusts created pursuant to each Agreement;

2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required by the respective pooling and servicing agreement to be included therein and necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the annual reports; and

3. Based on my knowledge, the distribution or servicing information required to be provided to the Paying Agent by the Servicer under each Agreement for inclusion in the reports is included in the reports.

4. In compiling the distribution information, the Paying Agent has relied upon information furnished to it by the Servicer under each pooling and servicing agreement. The Paying Agent shall have no responsibility or liability for any inaccuracy in such reports resulting from information so provided by the Servicer.

_______________________
[NAME OF OFFICER]
Vice President
JPMorgan Chase Bank

                                    EXHIBIT H


                          FORM OF TRUSTEE CERTIFICATION


                                     [DATE]


Chase Funding, Inc.
300 Tice Boulevard, 3rd Floor North
Woodcliff Lake, New Jersey  07675

Re: Pooling and Servicing Agreement dated as of September 1, 2004 among Chase Funding, Inc. as depositor, Chase Manhattan Mortgage Corporation, as servicer, and Wachovia Bank, N.A., as trustee, Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2004-AQ1
         --------------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that [, except as set forth in Schedule A hereto,] as to each Mortgage Loan listed in the Mortgage Loan Schedule attached hereto (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that:

         (i) All documents in the Mortgage File required to be delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement are in its possession;

         (ii) In connection with each Mortgage Loan or Assignment thereof as to which documentary evidence of recording was not received on the Closing Date, it has received evidence of such recording; and

         (iii) Such documents have been reviewed by it and such documents do not contain any material omissions or defects within the meaning of Section 2.01 or 2.02.

         The Trustee further certifies that as to each Mortgage Loan, the Trustee holds the Mortgage Note without any Responsible Officer of the Trustee having received written notice (a) of any adverse claims, liens or encumbrances,
(b) that any Mortgage Note was overdue or has been dishonored, (c) of evidence on the face of any Mortgage Note or Mortgage of any security interest therein, or (d) of any defense against or claim to the Mortgage Note by any other party.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond confirming (i) that the Mortgage Loan number and the name of the Mortgagor in each Mortgage File conform to the respective Mortgage Loan number and name listed on the Mortgage Loan Schedule and (ii) the existence in each Mortgage File of each of the documents listed in subparagraphs (i)(A) through (F), inclusive, of Section 2.01 in the Agreement. The Trustee makes no representations or warranties as to the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage Loan or the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                           Wachovia Bank, N.A.,
                                           as Trustee


                                           By:________________________________
                                           Name:______________________________
                                           Title:_____________________________

                                    EXHIBIT I


                           FORM OF TRANSFEREE'S LETTER
                                  CHASE FUNDING
            MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2004-AQ1



                                     [DATE]


Chase Funding, Inc.
300 Tice Boulevard, 3rd Floor North
Woodcliff Lake, New Jersey  07675

Ladies and Gentlemen:

         We propose to purchase the Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2004-AQ1, Class R Certificate, described in the Prospectus Supplement, dated October 8, 2004, and Prospectus, dated June 24, 2004:

         1. We certify that (a) we are not a disqualified organization, (b) we are not purchasing such Class R Certificate on behalf of a disqualified organization; for this purpose the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code and (c) we are not an employee benefit plan or arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or a plan subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), and we are not directly or indirectly acquiring the Class R Certificate for, on behalf of, or with any assets of any such Plan. We understand that any breach by us of this certification may cause us to be liable for an excise tax imposed upon transfers to disqualified organizations.

         2. We certify that (a) we have historically paid our debts as they became due, (b) we intend, and believe that we will be able, to continue to pay our debts as they become due in the future, (c) we understand that, as beneficial owner of the Class R Certificate, we may incur tax liabilities in excess of any cash flows generated by the Class R Certificate, (d) we intend to pay any taxes associated with holding the Class R Certificate as they become due, and (e) we will not cause income from the Class R Certificate to be atttributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of ours or another U.S. taxpayer.

         3. We acknowledge that we will be the beneficial owner of the Class R Certificate and:1/

             ______   The Class R Certificate will be registered in our name.
             ______   The Class R Certificate will be held in the name of
                      our nominee, _________________, which is not a disqualified organization.

         4. Unless Chase Funding, Inc. ("Chase Funding") has consented to the transfer to us by executing the form of Consent affixed hereto as Appendix B, we certify that we are a U.S. person; for this purpose the term "U.S. person" means a citizen or resident of the United States, a corporation, or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). We agree that any breach by us of this certification shall render the transfer of any interest in the Class R Certificate to us absolutely null and void and shall cause no rights in the Class R Certificate to vest in us.

         5. We agree that in the event that at some future time we wish to transfer any interest in the Class R Certificate, we will transfer such interest in the Class R Certificate only (a) to a transferee that (i) is not a disqualified organization and is not purchasing such interest in the Class R Certificate on behalf of a disqualified organization, (ii) is a U.S. person and
(iii) has delivered to Chase Funding a letter in the form of this letter (including the affidavit appended hereto) and, if requested by Chase Funding, an opinion of counsel (in a form acceptable to Chase Funding) that the proposed transfer will not cause the interest in the Class R Certificate to be held by a disqualified organization or a person who is not a U.S. person or (b) with the written consent of Chase Funding.

--------------
1/ Check appropriate box and if necessary fill in the name of the Transferee's nominee

         6. We hereby designate Chase Manhattan Mortgage Corporation as our fiduciary to act as the tax matters person for the Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2004-AQ1 REMICs.

                                          Very truly yours,

                                          [PURCHASER]


                                          By:___________________________________
                                             Name:
                                             Title:

Accepted as of __________ __, 200__

CHASE FUNDING, INC.


By:_____________________________
   Name:
   Title:

                                   APPENDIX A

                                     Affidavit pursuant to (i) Section
                                     860E(e)(4) of the Internal Revenue Code of
                                     1986, as amended, and (ii) certain
                                     provisions of the Pooling and Servicing
                                     Agreement


Under penalties of perjury, the undersigned declares that the following is true:

(1)      He or she is an officer of _________________________ (the
         "Transferee"),

(2)      the Transferee's Employer Identification number is __________,

(3) the Transferee is not a "disqualified organization" (as defined below), has no plan or intention of becoming a disqualified organization, and is not acquiring any of its interest in the Chase Funding, Inc., Chase Funding Loan Acquisition Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-AQ1, Class R on behalf of a disqualified organization or any other entity,

(4) unless Chase Funding, Inc. ("Chase Funding") has consented to the transfer to the Transferee by executing the form of Consent affixed as Appendix B to the Transferee's Letter to which this Certificate is affixed as Appendix A, the Transferee is a "U.S. person" (as defined below),

(5) that no purpose of the transfer is to avoid or impede the assessment or collection of tax,

(6)      the Transferee has historically paid its debts as they became due,

(7) the Transferee intends, and believes that it will be able, to continue to pay its debts as they become due in the future,

(8) the Transferee understands that, as beneficial owner of the Class R Certificate, it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate,

(9) the Transferee intends to pay any taxes associated with holding the Class R Certificate as they become due,

(10) the Transferee consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Chase Funding (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class R Certificate will not be owned directly or indirectly by a disqualified organization, and

(11) IF BRACKETED, THE FOLLOWING CERTIFICATIONS ARE INAPPLICABLE [the transfer is not a direct or indirect transfer of the Class R Certificate to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee, and as to each of the residual interests represented by the Class R Certificates, the present value of the anticipated tax liabilities associated with holding such residual interest does not exceed the sum of:

         (A) the present value of any consideration given to the Transferee to acquire such residual interest;

         (B) the present value of the expected future distributions on such residual interest; and

         (C) the present value of the anticipated tax savings associated with holding such residual interest as the related REMIC generates losses.

         For purposes of this declaration, (i) the Transferee is assumed to pay tax at a rate equal to the highest rate of tax specified in Section 11(b)(1) of the Code, but the tax rate specified in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in
         Section 11(b)(1) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, and (ii) present values are computed using a discount rate equal to the Federal short-term rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee;]

[(11)    (A)  at the time of the transfer, and at the close of each of the
              Transferee's two fiscal years preceding the Transferee's fiscal year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million; and

         (B) the Transferee is an eligible corporation as defined in Treasury regulation section 1.860E-1(c)(6)(i) and has agreed in writing that any subsequent transfer of the Class R Certificate will be to another eligible corporation in a transaction that satisfies Treasury regulation sections 1.860E-1(c)(4)(i), 1.860E-1(c)(4)(ii), 1.860E-1(c)(4)(iii) and 1.860E-1(c)(5) and
              such transfer will not be a direct or indirect transfer to a foreign permanent establishment (within the meaning of an applicable income tax treaty) of a domestic corporation.

For purposes of this declaration, the gross assets and net assets of the Transferee do not include any obligation of any related person (as defined in Treasury regulation section 1.860E-1(c)(6)(ii)) or any other asset if a principal purpose for holding or acquiring the other asset is to permit the Transferee to make this declaration or to satisfy the requirements of Treasury regulation section 1.860E-1(c)(5)(i);]

(12) the Transferee represents that it will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another U.S. taxpayer;

For purpose of this affidavit, the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code and the term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to Unites States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust, (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).


__________________________


By:_______________________
__________________________


Address of Investor for receipt of distribution:




Address of Investor for receipt of tax information:

(Corporate Seal)

Attest:

___________________________
___________________________, Secretary

         Personally appeared before me the above-named ______________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______ of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

         Subscribed and sworn before me this  day of_____, 200_ .



         _____________________________
         Notary Public

         County of____________________
         State of_____________________
         My commission expires the ________ day of ______________




                                               By:_____________________________
                                                    Name:______________________
                                                    Title:_____________________

Dated: _____________

                                   APPENDIX B

                                     CONSENT



_________________________ (Transferee)
_________________________
_________________________

Ladies and Gentlemen:

         Chase Funding, Inc. ("Chase Funding") hereby consents to the transfer to, and registration in the name of, the Transferee (or, if applicable, registration in the name of such Transferee's nominee of the Chase Funding, Mortgage Loan Asset-Backed Certificates, Series 2004-AQ1, Class R Certificate described in the Transferee's Letter to which this Consent is appended, notwithstanding Chase Funding's knowledge that the Transferee is not a U.S. person (as defined in such Transferee's Letter).



                                                     CHASE FUNDING, INC.

Dated:__________________________                     By:________________________

                                    EXHIBIT J


                       FORM OF TRANSFEROR CERTIFICATE FOR
                               CLASS R CERTIFICATE


Chase Funding, Inc.
300 Tice Boulevard
Woodcliff Lake, New Jersey 07675

Wachovia Bank, N.A., as Trustee
401 South Tryon Street, 12th Floor
Charlotte, North Carolina  28288-1179

RE: Chase Funding, Inc., Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2004-AQ1
         -------------------------------------------------------------

Ladies and Gentlemen:

         In connection with our disposition of the Class R Certificate, we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any Person, or otherwise approached or negotiated with any Person with respect thereto, in a manner that would be deemed, or taken any other action that would result in, a violation of Section 5 of the Act and
(c) if we are disposing of a Class R Certificate, we have no knowledge the Transferee is not a Permitted Transferee. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of September 1, 2004, among Chase Funding, Inc., as depositor, Chase Manhattan Mortgage Corporation, as servicer, and Wachovia Bank, N.A., as trustee.

                                                Very truly yours,


                                                _______________________________
                                                Name of Transferor

                                                By: ___________________________
                                                Name:
                                                Title

                                    EXHIBIT K


                            FORM OF INVESTMENT LETTER
                              (Accredited Investor)


                                     [DATE]


Chase Funding, Inc.
300 Tice Boulevard, 3rd Floor North
Woodcliff Lake, New Jersey  07675

Re: Pooling and Servicing Agreement dated as of September 1, 2004 among Chase Funding, Inc. as depositor, Chase Manhattan Mortgage Corporation, as servicer, and Wachovia Bank, N.A., as trustee, Chase Funding, Inc., Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2004-AQ1 [Class B-4, B-5, C, P or R]
         -----------------------------------------------------------------------

Ladies and Gentlemen:

         ______________ (the "Purchaser") intends to purchase from
________________ (the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Mortgage Loan Asset-Backed Certificates, Series 2004-AQ1, [Class B-4, B-5, C, P or R] (the "Certificates"), issued pursuant to a pooling and servicing agreement, dated as of September 1, 2004 (the "Pooling and Servicing Agreement"), among Chase Funding, Inc. as depositor (the "Depositor"), Chase Manhattan Mortgage Corporation, as servicer (the "Servicer"), and Wachovia Bank, N.A., as trustee (the "Trustee"). [The Purchaser intends to register the Transferred Certificate in the name of ____________________, as nominee for _________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

         1. The Purchaser understands that (a) the Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, (b) neither the Depositor nor the Trustee is required, and neither of them intends, to so register or qualify the Certificates, (c) the Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) an exemption from registration and qualification is available and (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates.

         2. The Certificates will bear a legend to the following effect:

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE OTHER PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE SERVICER SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE SERVICER (A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B) REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.

[Class R Certificate Only]

          NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE SERVICER AND THE DEPOSITOR SHALL HAVE RECEIVED A REPRESENTATION FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO ANY PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN.

[Class B-4, Class B-5, Class C, Class P Certificates Only]

         NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE SERVICER AND THE DEPOSITOR SHALL HAVE RECEIVED (A) A REPRESENTATION FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A PLAN SUBJECT TO ANY PROVISIONS UNDER ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW") (COLLECTIVELY, A "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) A REPRESENTATION THAT THE TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60, AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60 OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE SERVICER AND THE DEPOSITOR, AND UPON WHICH THE SERVICER AND THE DEPOSITOR SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF THIS CERTIFICATE BY THE TRANSFEREE WILL NOT RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE, OR A VIOLATION OF SIMILAR LAW, AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE DEPOSITOR, THE SERVICER OR THE TRUSTEE.

         3. The Purchaser is acquiring the Transferred Certificates for its own account [for investment only]**/ and not with a view to or for sale or other transfer in connection with any distribution of the Transferred Certificates in any manner that would violate the Securities Act or any applicable state securities laws, subject, nevertheless, to the understanding that disposition of the Purchaser's property shall at all times be and remain within its control.

         4. The Purchaser (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) is able to bear the economic risks of such an investment and (c) is an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Securities Act.

         5. The Purchaser will not nor has it authorized nor will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action, that would constitute a distribution of any Certificate under the Securities Act or the Investment Company Act of 1940, as amended (the "1940 Act"), that would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law, or that would require registration or qualification pursuant thereto. Neither the Purchaser nor anyone acting on its behalf has offered the Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Certificates. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

         6. With respect to the Class R Certificates only, the Purchaser is not an employee benefit plan or arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or a plan subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") (collectively, a "Plan"), and is not directly or indirectly acquiring the Class R Certificate for, on behalf of, or with any assets of any such Plan.

         7. With respect to the Class B-4, Class B-5, Class C, Class P Certificates only, the Purchaser (A) is not a Plan and is not directly or indirectly acquiring the Certificate for, on behalf of, or with any assets of any such Plan, (B) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is acquiring the Certificate with assets contained in an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (C) solely in the case of a Definitive Certificate, will deliver herewith an Opinion of Counsel satisfactory to the Servicer and the Depositor, and upon which the Servicer and the Depositor shall be entitled to rely, to the effect that the acquisition and holding of such Certificate will not constitute or result in a nonexempt prohibited transaction under ERISA or the Code, or a violation of Similar Law, and will not subject the Depositor, the Servicer or the Trustee to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Servicer or the Trustee.


------------
**/ Not required of a broker/dealer purchaser.

         8. Prior to the sale or transfer by the Purchaser of any of the Certificates, the Purchaser will obtain from any subsequent purchaser substantially the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this letter or a letter substantially in the form of Exhibit L to the Pooling and Servicing Agreement.

         9. The Purchaser agrees to indemnify the Trustee, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

                                              Very truly yours,

                                              [PURCHASER]


                                              By:_______________________________
                                                 Name:
                                                 Title:

                                    EXHIBIT L


                       FORM OF RULE 144A INVESTMENT LETTER
                         (Qualified Institutional Buyer)


                                     [DATE]


Chase Funding, Inc.
300 Tice Boulevard, 3rd Floor North
Woodcliff Lake, New Jersey  07675

Chase Manhattan Mortgage Corporation
c/o JPMorgan Chase Bank
Global Trust Services
4 New York Plaza, 6th Floor
New York, New York  10004-2413

Re: Pooling and Servicing Agreement dated as of September 1, 2004 among Chase Funding, Inc. as depositor, Chase Manhattan Mortgage Corporation, as servicer, and Wachovia Bank, N.A., as trustee, Chase Funding, Inc., Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2004-AQ1 [Class B-4, B-5, C, P or R]
         -----------------------------------------------------------------------

Ladies and Gentlemen:

         ______________ (the "Purchaser") intends to purchase from
________________ (the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Mortgage Loan Asset-Backed Certificates, Series 2004-AQ1, [Class B-4, B-5, C, P or R] (the "Certificates"), issued pursuant to a pooling and servicing agreement, dated as of September 1, 2004 (the "Pooling and Servicing Agreement"), among Chase Funding, Inc. as depositor (the "Depositor"), Chase Manhattan Mortgage Corporation, as servicer (the "Servicer"), and Wachovia Bank, N.A., as trustee (the "Trustee"). [The Purchaser intends to register the Transferred Certificate in the name of ____________________, as nominee for __________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Trust Agreement.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

         In connection with our acquisition of the above Transferred Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Transferred Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Transferred Certificates, (d) we (A) (solely in the case of ERISA-Restricted Certificates) are not an employee benefit plan or arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or a plan subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") (collectively, a "Plan"), and are not directly or indirectly acquiring the Certificate for, on behalf of, or with any assets of any such Plan, (B) (solely in the case of ERISA-Restricted Certificates except the Class R Certificates) if the Certificate has been the subject of an

ERISA-Qualifying Underwriting, are an insurance company that is acquiring the Certificate with assets contained in an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (C) (solely in the case of ERISA-Restricted Certificates except the Class R Certificates) solely in the case of a Definitive Certificate, have delivered herewith an Opinion of Counsel satisfactory to the Servicer and the Depositor, and upon which the Servicer and the Depositor shall be entitled to rely, to the effect that the acquisition and holding of such Certificate will not constitute or result in a nonexempt prohibited transaction under ERISA or the Code, or a violation of Similar Law, and will not subject the Depositor, the Servicer or the Trustee to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Servicer or the Trustee, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed one of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale of the Transferred Certificates to us is being made in reliance on Rule 144A. We are acquiring the Transferred Certificates for our own account or for resale pursuant to Rule 144A and further understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed by us, based upon certifications of such purchaser or information we have in our possession, to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

         We agree to indemnify the Trustee, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

                                                 Very truly yours,

                                                 [PURCHASER]


                                                 By:___________________________
                                                    Name:
                                                    Title:

                                                                         ANNEX 1

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]


         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

         2. In connection with the purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $____________*/ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

                  ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.
                  ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by Federal, State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.
____________________
* Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                  ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over such institution or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.
                  ____ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.
                  ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of the State, territory or the District of Columbia.

                  ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.
                  ____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.
                  ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940, as amended.
                  ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or
                           (d) of the Small Business Investment Act of 1958, as amended.
                  ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.

         3. The term "securities" as used for purposes of the calculation of the dollar amount in paragraph 2 excludes: (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

         5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

         6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                        By:______________________________
                                           Name:
                                           Title:

                                        Date:____________________________

                                                                         ANNEX 2


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]


         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

         2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

                  ____ The Buyer owned $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
                           144A).
                  ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

         6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                                     By:_______________________
                                                        Name:
                                                        Title:

                                                     IF AN ADVISER:


                                                     __________________________
                                                     Print Name of Buyer

                                                     Date:_____________________

                                    EXHIBIT M


                        REQUEST FOR RELEASE OF DOCUMENTS


To:      Wachovia Bank, N.A.
         401 South Tryon Street, 12th Floor
         Charlotte, North Carolina 28288-1179

Re:

         In connection with the administration of the Mortgage Loans held by you, as Trustee, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_______1.   Mortgage Loan Paid in Full (Servicer hereby certifies that all amounts received in connection therewith have been credited to the
            Collection Account)
_______2.   Mortgage Loan Liquidated (Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been received and credited to the Collection Account
_______3.   Mortgage Loan Repurchased pursuant to Section 2.03(c) of the Pooling and Servicing Agreement
_______4.   Mortgage Loan in Foreclosure
_______5.   Other


                                         Reason:______________________________

                                         By:__________________________________
                                                  (authorized signer)

                                         Address:_____________________________

                                         Date:________________________________

If box 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

If box 3, 4, or 5 above is checked, upon our return of all of the above documents to you as Trustee [or Trustee's designee], please acknowledge your receipt by signing in the space indicated below, and returning this form.

Trustee

Wachovia Bank, N.A.
Please acknowledge the execution of the above request by your signature and date below:

_________________________________   _________________________________
Signature                                            Date

Documents returned to Trustee:

_________________________________   _________________________________
Trustee                                              Date

                                   EXHIBIT N-1


             FORM OF SENIOR CERTIFICATES YIELD MAINTENANCE AGREEMENT


UBS

Form of Yield Maintenance Agreement

                    Amendment to Interest Rate Cap Agreement

                                  Confirmation

                              Rate Cap Transaction

                                                    DATED AS OF OCTOBER 08, 2004


Chase Funding Loan Acquisition Trust, Series 2004-AQ1

         Re:      Rate Cap Transaction (Our ref. no 37021680)

Ladies and Gentlemen:

         The purpose of this Confirmation is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below. This Confirmation constitutes a "Confirmation" as referred to in the ISDA Form Master specified below.

         The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

1. This Confirmation evidences a complete and binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form Master") as if you and we had executed an agreement in such form (subject to the provisions set forth in Schedule 1 hereto which constitutes a "Schedule to the ISDA Penn Master') on the Trade Date (collectively, the "Agreement"). A copy of the ISDA Form Master will be provided upon request, In the event of any inconsistency between provisions of that agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates.

The parties to this Transaction are UBS AG, London Branch ("Cap Provider") and Wachovia Batik, N.A. not in its individual capacity but solely as Trustee on behalf of the Chase Funding Loan Acquisition Trust, Series 2004-AQ1 or its assignee (the "Counterparty").


                                     N-1-1

2. This Transaction is a Rate Cap Transaction. The terms of the particular Transaction to which this Confirmation relates are as follows:

--------------------------------------------------------------------------------------------------------------------
                                          Notional Amount:
---------------------------------------------------------------------------------------------------------------------
                                            (i) USD $524,457,000 for the initial Calculation Period, and (ii) the lesser of (a) the amount indicated as such for each Calculation Period on the Schedule of Notional Amounts and Cap Rates attached hereto and
                                          (b) the aggregate outstanding certificate balance of the Chase Funding
                                          Mortgage Loan Asset-Backed Certificates Series 2004-AQ1 Class A
                                          Certificates as of such Calculation Period after any payments made with respect to such certificates on the first day of such Calculation
                                          Period.
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
         Trade Date:                      October 04, 2004
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
         Effective Date:                  October 06, 2004
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
         Termination Date:                  The earlier of (i) October 25, 2011 subject to the Following Business
                                          Day Convention and (ii) the date on which the principal balance of the
                                          Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2004-AQ1
                                          has been reduced to zero.
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Fixed Amounts:
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
         Fixed Rate Payer:                Chase Funding Loan Acquisition Trust, Series 2004-AQ1
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
         Fixed Rate Payer Payment Date:   October 06, 2004
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
         Fixed Amount:                    USD $
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Floating Amounts:
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
         Floating Rate Payer:             Cap Provider
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
         Cap Rate:                        As detailed in the Schedule of Notional Amounts and Cap Strikes attached hereto. The Floating Rate Payer shall pay on each Floating
                                          Rate Payer Payment Date, an amount based on the product of (a) the excess of the Floating Rate Option (but not more than the Cap Ceiling)
                                          over the Cap Strike and (b) the Notional Amount; subject to the
                                          Floating Rate Day Count Fraction.
---------------------------------------------------------------------------------------------------------------------

                                      N-1-2

-------------------------------------------------------------------------------------------------------------------------
         Floating Rate Payer Payment Dates:     The 25th day of each month up to and including the Termination Date, commencing on October 25, 2004, subject to adjustment in accordance with Following Business Day Convention.
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
       Floating Rate Option:                  USD-LIBOR-BBA
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
       Designated Maturity:                   One (1) Month
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
       Floating Rate Day Count Fraction:      Act/360
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
       Reset Dates:                           The first day of each Calculation Period.
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
       Compounding.                           Not applicable
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
       Business Days:                         New York
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
       Calculation Agent:                     Cap Provider
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
3. Account Details
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
Payments to Cap Provider:
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
         ACCOUNT FOR PAYMENTS IN USD:         __________________
                                              ABA NO:  _________
                                              FOR: UBS AG, LONDON BRANCH
                                              ACCOUNT NO. 101-WA-140007-000
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
Payments to Counterparty:
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
         Account for payments in USD:         JPMorgan Chase Bank
                                              ABA: 021000021
                                              ACCT: 507947541
                                              Ref: 2004-AQ1
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

4. Office and Address for notices in connection with this Transaction:

   (a) Counterparty:    Chase Funding Loan Acquisition Trust, Series 2004-AQ1
                        c/o JPMorgan Chase Bank
                        4 New York Plaza, 6th Floor
                        New York, New York 10004
                        Attn: 2004-AQ1
                        Facsimile: 212-623-5930

   (b) Cap Provider:    UBS AG 100 Liverpool Street
                        London EC2M 2R1i

                                      N-1-3

5. Documents to be delivered:

Counterparty shall deliver to Cap Provider, at the time of its execution of this Confirmation, evidence of the specimen signature and incumbency of each person who is executing the Confirmation on the Counterparty's behalf, unless such evidence has previously been supplied in connection with this Agreement and remains true and in effect.

6. Representations:

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is capable of assuming, and assumes the risks of that Transaction.

(c) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(d) Multibranch Party. For purpose of Section 10(c) of the Agreement:

UBS AG is a Multibranch Party and may act through its branches in any of the following territories or countries: England and Wales, France, Hong Kong, United States of America, Singapore, Sweden and Switzerland.

Counterparty is not a Multibranch Party.

(e) Tax status. Cap Provider is a US entity, subject to US laws and no withholding tax is payable.

7. Additional Termination Events:

Additional Termination Events will apply. If a Rating Agency Downgrade has occurred and Cap Provider has not, within 30 days, complied with Section 8 below, then an Additional Termination Event shall have occurred with respect to Cap Provider and Cap Provider shall be the sole Affected Party with respect to such an Additional Termination Event.

                                     N-1-4

8. Rating Agency Downgrade:

If a Ratings Event (as defined below) occurs with respect to Cap Provider, then Cap Provider shall, at is own expense, (i) assign this TranRaction hereunder to a third party within thirty (30) days of such Ratings Event that meets or exceeds, or as to which any applicable credit support provider meets or exceeds, the Approved Ratings Thresholds (as defined below) on terms substantially similar to this Confirmation or (ii) deliver collateral acceptable in a form and amount acceptable to Standard and Poor's ("S&P"), Fitch Ratings ("Fitch") and Moody's Investors Service, Inc. ("Moody's"), an executed ISDA Credit Support Annex (reasonably satisfactory to the Counterparty and S&P, Fitch and Moody's), within thirty (30) days of such Ratings Event and subject to written confirmation from S&P, Fitch and Moody's that delivery of such collateral in the context of such downgrade will not result in a withdrawal, qualification or downgrade of the then current ratings assigned to the Certificates. For the avoidance of doubt, a downgrade of the rating on the certificates issued by the Chase Funding Loan Acquisition Trust, Series 2004-AQ1 (the "Certificates") could occur in the event that Cap Provider does not post sufficient collateral. For purposes of this Transaction, a "Ratings Event" shall occur with respect to the Cap Provider if its long term unsecured debt rating ceases to be rated at least "A+" by S&P, at least "A+" by Fitch Ratings and at least "Al" by Moody's (including in connection with a merger, consolidation or other similar transaction by Credit Support Provider) such ratings being referred to herein as the "Approved Ratings Thresholds", (unless, within 30 days after such withdrawal or downgrade, each of Moody's, Fitch and S&P has reconfirmed the rating of the Certificates which was in effect immediately prior to such withdrawal or downgrade).

9. Termination Provisions:

(a) "Specified Entity" is not applicable to Cap Provider or Counterparty for any purpose.

(b) "Specified Transaction" is not applicable to Cap Provider or Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to Cap Provider or Counterparty.

(c) The "Cross Default" Provision of Section 5(a)(vi) will not apply to Cap Provider or to Counterparty.

(d) The provisions of Section 5(a)(ii), (iii), (iv), (v), (vii) and (viii) and 5(b)(ii), (iii) and (iv) will not apply to Counterparty upon payment of the Fixed Amount to the Cap Provider.

(e) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Cap Provider or to Counterparty.

(f) The "Automatic Early Termination" provision of Section 6(a) will not apply to Cap Provider or to Counterparty.

(g) Payments on Early Termination.
   (i) Market Quotation will apply.
  (ii) The Second Method will apply.

10. Transfer, Amendment and Assignment: No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless each of Moody's, Fitch and S&P has been provided notice of the same and confirms in writing (including by facsimile transmission) after such notice is given that it will not downgrade, withdraw or otherwise modify its then-current rating of any of the Certificates; provided, however, that any such action described herein may be taken by the parties hereto prior to the issuance of the Certificates.

11. Proceedings: Cap Provider shall not institute against or cause any other person to institute against, or join any other person in instituting against, Counterparty any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law for a period of one year and one day following payment in full of the Certificates.

                                     N-1-5

12. Setoff. There is deemed to be no "Set-Off for purposes of Section 6(e) of the ISDA Form and all payments by Cap Provider shall be made without setoff or counterclaim.

13. Monthly Information: No later than each Floating Rate Payer Payment Date the Counterparty will make available on the website of its designee located at www.jpmorgan.com/absmbs/sfr the current principal balance of the Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2004-AQ1 as of the first day of the Calculation Period. No later than each Reset Date, the Cap Provider shall deliver to JPMorgan Chase Bank, as Counterparty or administrator on behalf of the Counterparty, a written confirmation containing the results of the calculations performed on each Reset Date and the amount which is to be paid to the Counterparty on the next Floating Rate Payer Payment Date.

14. Limitation on Liability of the Trustee. (a) this letter agreement is executed and delivered by Counterparty, not individually or personally but solely as the trustee, in the exercise of the powers and authority conferred and vested in it,

         (b) the representations, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by Counterparty but are made and intended for the purpose of binding only the Trust;

         (c) nothing herein contained shall be construed as creating any liability on Counterparty, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Confirmation and by any person claiming by, through or under such parties, and

         (d) under no circumstances shall Counterparty be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Confirmation.

         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation returning it to us.

Yours sincerely,

For and on Behalf of
UBS AG, London Branch


By:                                        By:

Name: Michael Armer                        Name: Jonathan Moss
Title: Associate                           Title:  Director

Confirmed as of the date first above written:

WACHOVIA BANK, NA., not in its individual capacity, but solely as Trustee on behalf of the CHASE FUNDING LOAN ACQUISITION TRUST, SERIES 2004-AQ1

By:___________________________________
Name:
Title:

                                     N-1-6

                                   Schedule 1

SCHEDULE TO THE MASTER AGREEMENT

With respect to the ISDA Form Master (incorporated by reference into this Confirmation) Cap Provider and Counterparty agree that the following provisions are deemed to be incorporated in a Schedule to the ISDA Fonn Master and that such ISDA Form Master shall be deemed to have been executed by you and us on the date we entered into this Transaction. (Capitalized terms in this Schedule 1 and not otherwise defined shall have the meanings ascribed to them in the ISDA Form Master. Section and paragraph references in this Schedule 1 are to the sections and paragraphs of the ISDA Form Master):

(a)      "Termination Currency" means United States Dollars

(b) Governing Law: This Agreement (including all agreements incorporated herein by reference) will be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York (without reference to its choice of law doctrine).

(c) Severability: If any term, provision, covenant, or condition of the Agreement, or the application thereof to any party or circumstance, is held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions thereof will continue in full force and effect as if the Agreement had been executed with the invalid or unenforceable portion eliminated, so long as the Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of the Agreement and the deletion of such portion of the Agreement will not substantially impair the respective benefits or expectations of the parties.

(d) For purposes of Section 6(e), Set-off and Counterclaim will not apply; provided, however, that upon the designation of any Early Termination Date, in addition to and not in limitation of any other right or remedy under applicable law, the Cap Provider may, by notice to the Counterparty, require the Counterparty to set off any sum or obligation that the Cap Provider owed to the Counterparty against any collateral currently held by the Counterparty that the Cap Provider has posted to the Counterparty, and the Counterparty shall effect such setoff promptly, if and to the extent permitted to do so by applicable law, provided that the Counterparty's exercise of this setoff is not stayed or otherwise delayed by order of any court, regulatory authority or other governmental agency, or any receiver or any other person appointed in respect of the Cap Provider or any of its property or the Counterparty has any other reasonable concern related to the ability of the Counterparty to realize upon such posted collateral.

                                     N-1-7

                  SCHEDULE OF NOTIONAL AMOUNTS AND CAP STRIKES

                     RATE CAP TRANSACTION REF. NO. 37021860

------------------------------------------------------------------------------------------------------------------------------
  MONTH OF FLOATING RATE PAYOR PAYMENT DATE      NOTIONAL PRINCIPAL AMOUNT IN USD      CAP STRIKE (%)      CAP CEILING (%)
  -----------------------------------------      --------------------------------      --------------      ---------------
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                    Oct-04                                524,457,000.00                     NA                   NA
------------------------------------------------------------------------------------------------------------------------------
                    Nov-04                                518,003,711.99                    5.14                 8.68
------------------------------------------------------------------------------------------------------------------------------
                    Dec-04                                510,342,206.64                    5.32                 8.68
------------------------------------------------------------------------------------------------------------------------------
                    Jan-05                                501,486,821.36                    5.13                 8.68
------------------------------------------------------------------------------------------------------------------------------
                    Feb-05                                491,459,587.37                    5.13                 8.67
------------------------------------------------------------------------------------------------------------------------------
                    Mar-05                                480,289,833.80                    5.71                 8.67
------------------------------------------------------------------------------------------------------------------------------
                    Apr-05                                468,014,705.65                    5.12                 8.67
------------------------------------------------------------------------------------------------------------------------------
                    May-05                                455,092,982.99                    5.30                 8.66
------------------------------------------------------------------------------------------------------------------------------
                    Jun-05                                441,563,136.38                    5.11                 8.66
------------------------------------------------------------------------------------------------------------------------------
                    Jul-05                                428,374,600.30                    5.29                 8.65
------------------------------------------------------------------------------------------------------------------------------
                    Aug-05                                415,518,622.45                    5.10                 8.65
------------------------------------------------------------------------------------------------------------------------------
                    Sep-05                                402,986,678.19                    5.09                 8.64
------------------------------------------------------------------------------------------------------------------------------
                    Oct-05                                390,770,464.56                    5.27                 8.64
------------------------------------------------------------------------------------------------------------------------------
                    Nov-05                                378,861,894.40                    5.08                 8.63
------------------------------------------------------------------------------------------------------------------------------
                    Dec-05                                367,253,090.71                    5.25                 8.63
------------------------------------------------------------------------------------------------------------------------------
                    Jan-06                                355,936,381.13                    5.06                 8.62
------------------------------------------------------------------------------------------------------------------------------
                    Feb-06                                344,904,292.53                    5.05                 8.61
------------------------------------------------------------------------------------------------------------------------------
                    Mar-06                                334,149,545.81                    5.63                 8.61
------------------------------------------------------------------------------------------------------------------------------
                    Apr-06                                323,665,050.80                    5.04                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    May-06                                313,396,082.35                    5.22                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Jun-06                                291,914,982.29                    5.93                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Jul-06                                271,910,019.56                    6.10                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Aug-06                                253,223,574.68                    5.86                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Sep-06                                235,790,051.53                    5.83                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Oct-06                                226,422,818.48                    6.03                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Nov-06                                217,344,302.79                    5.82                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Dec-06                                208,545,106.60                    6.44                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Jan-07                                200,030,343.83                    6.20                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Feb-07                                191,776,085.47                    6.19                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Mar-07                                183,773,898.18                    6.88                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Apr-07                                176,015,632.28                    6.17                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    May-07                                168,493,411.95                    6.38                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Jun-07                                161,199,769.03                    6.76                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Jul-07                                154,145,803.39                    6.98                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Aug-07                                147,304,545.45                    6.73                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Sep-07                                140,669,187.36                    6.71                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Oct-07                                134,233,148.37                    6.93                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Nov-07                                134,233,148.37                    6.68                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Dec-07                                134,233,148.37                    7.39                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Jan-08                                134,233,148.37                    7.12                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Feb-08                                134,233,148.37                    7.10                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Mar-08                                134,233,148.37                    7.59                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Apr-08                                133,989,305.60                    7.06                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    May-08                                130,312,827.18                    7.28                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Jun-08                                126,744,855.36                    7.47                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Jul-08                                123,286,845.66                    7.71                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Aug-08                                119,930,282.80                    7.42                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Sep-08                                116,671,989.52                    7.40                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Oct-08                                113,508,893.03                    7.63
------------------------------------------------------------------------------------------------------------------------------
                    Nov-08                                110,438,021.40                    7.35                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Dec-08                                107,456,021.40                    7.68                 8.60
------------------------------------------------------------------------------------------------------------------------------

                                     N-1-8

------------------------------------------------------------------------------------------------------------------------------
  MONTH OF FLOATING RATE PAYOR PAYMENT DATE      NOTIONAL PRINCIPAL AMOUNT IN USD      CAP STRIKE (%)      CAP CEILING (%)
  -----------------------------------------      --------------------------------      --------------      ---------------
------------------------------------------------------------------------------------------------------------------------------
                    Jan-09                                104,562,576.06                    7.40                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Feb-09                                101,752,450.19                    7.37                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Mar-09                                 99,023,540.55                    8.18                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Apr-09                                 96,373,333.73                    7.32                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    May-09                                 93,799,398.29                    7.55                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Jun-09                                 91,299,393.43                    7.36                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Jul-09                                 88,871,739.14                    7.59                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Aug-09                                 86,513,479.63                    7.31                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Sep-09                                 84,222,486.72                    7.29                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Oct-09                                 81,996,701.17                    7.52                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Nov-09                                 79,834,130.35                    7.23                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Dec-09                                 77,732,845.99                    7.46                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Jan-10                                 75,690,982.07                    7.18                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Feb-10                                 73,706,732.71                    7.16                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Mar-10                                 71,778,350.13                    7.94                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Apr-10                                 69,904,142.73                    7.11                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    May-10                                 68,082,473.23                    7.33                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Jun-10                                 66,311,756.81                    7.06                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Jul-10                                 64,590,459.42                    7.28                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Aug-10                                 62,917,096.01                    7.01                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Sep-10                                 61,290,228.96                    6.99                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Oct-10                                 59,708,466.49                    7.21                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Nov-10                                 58,170,461.10                    6.94                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Dec-10                                 56,674,908.15                    7.16                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Jan-11                                 55,220,544.38                    6.89                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Feb-11                                 53,806,146.61                    6.86                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Mar-11                                 52,430,530.34                    7.62                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Apr-11                                 51,092,548.50                    6.82                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    May-11                                 49,791,090.23                    7.03                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Jun-11                                 48,525,079.66                    6.77                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Jul-11                                 47,293,474.76                    6.99                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Aug-11                                 46,095,266.22                    6.72                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Sep-11                                 44,929.476.38                    6.70                 8.60
------------------------------------------------------------------------------------------------------------------------------
                    Oct-11                                 43,795,158.20                    6.91                 8.60
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

                                     N-1-9

                                   EXHIBIT N-2

          FORM OF SUBORDINATE CERTIFICATES YIELD MAINTENANCE AGREEMENT


UBS

Form of Yield Maintenance Agreement


                    Amendment to Interest Rate Cap Agreement

                                  Confirmation

                              Rate Cap Transaction

                                                    DATED AS OF OCTOBER 18, 2004


Chase Funding Loan Acquisition Trust, Series 2004-AQ1

         Re:  Rate Cap Transaction (Our ref. No. 37021698)

Ladies and Gentlemen:

         The purpose of this Confirmation is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below. This Confirmation constitutes a "Confirmation" as referred to in the ISDA Form Master specified below.

         This Confirmation represents an amendment and restatement of any prior written communication between the parties with respect to the Transaction.

         The definitions and provisions contained in the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

1. This Confirmation evidences a complete and binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form Master") as if you and we had executed an agreement in such form (subject to the provisions set forth in Schedule 1 hereto which constitutes a "Schedule to the ISDA Form Master") on the Trade Date (collectively, the "Agreement"). A copy of the ISDA Form Master will be provided upon request. In the event of any inconsistency between provisions of that agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates.

         The parties to this Transaction are UBS AG, London Branch ("Cap Provider") and Wachovia Bank, N.A. not in its individual capacity but solely as Trustee on behalf of the Chase Funding Loan Acquisition Trust, Series 2004-AQ1 or its assignee (the "Counterparty').

                                     N-2-1

2. This Transaction is a Rate Cap Transaction. The terms of the particular Transaction to which this Confirmation relates are as follows:

---------------------------------------------------------------------------------------------------------------------
                                          Notional Amount:
---------------------------------------------------------------------------------------------------------------------
                                            (i) USD $78,961,000.00 for the initial Calculation Period, and (ii) the lesser of (a) the amount indicated as such for each Calculation Period on the Schedule of Notional Amounts and Cap Rates attached hereto and
                                          (b) the aggregate outstanding certificate balance of the Chase Funding
                                          Mortgage Loan Asset-Backed Certificates Series 2004-AQ1 Class M and
                                          Class B Certificates as of such Calculation Period after any payments made with respect to such certificates on the first day of such
                                          Calculation Period.
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
         Trade Date:                      October 04, 2004
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
         Effective Date:                  October 06, 2004
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
         Termination Date:                  The earlier of (i) October 25, 2011 subject to the Following Business
                                          Day Convention and (ii) the date on which the principal balance of the
                                          Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2004-AQ1
                                          has been reduced to zero.
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Fixed Amounts:
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
         Fixed Rate Payer:                Chase Funding Loan Acquisition Trust, Series 2004-AQ1
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
         Fixed Rate Payer Payment Date:   October 06, 2004
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
         Fixed Amount:                    USD $
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Floating Amounts:
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
         Floating Rate Payer:             Cap Provider
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
         Cap Rate:                        As detailed in the Schedule of Notional Amounts and Cap Strikes attached hereto. The Floating Rate Payer shall pay on each Floating
                                          Rate Payer Payment Date, an amount based on the product of (a) the excess of the Floating Rate Option (but not more than the Cap Ceiling)
                                          over the Cap Strike and (b) the Notional Amount; subject to the
                                          Floating Rate Day Count Fraction.
---------------------------------------------------------------------------------------------------------------------

                                   N-2-2

----------------------------------------------------------------------------------------------------------------------------
         Floating Rate Payer Payment Dates:    The 25th day of each month up to and including the Termination Date, commencing on October 25, 2004, subject to adjustment in accordance with Following Business Day Convention.

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
         Floating Rate Option:               USD-LIBOR-BBA
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
         Designated Maturity:                One (1) Month
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
         Floating Rate Day Count Fraction:   Act/360
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
         Reset Dates:                        The first day of each Calculation Period.
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
         Compounding.                        Not applicable
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
         Business Days:                      New York
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
         Calculation Agent:                  Cap Provider
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
3. Account Details
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Payments to Cap Provider:
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
         Account for payments in USD:        ____________________
                                             ABA No:  ___________
                                             For: UBS AG, London Branch
                                             Account NO. 101-WA-140007-000
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
Payments to Counterparty:
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
         Account for payments in USD:        JPMorgan Chase Bank
                                             ABA: 021000021
                                             ACCT: 507947541
                                             Ref: 2004-AQ1
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

4. Office and Address for notices in connection with this Transaction:

   (a) Counterparty:    Chase Funding Loan Acquisition Trust, Series 2004-AQ1
                        c/o JPMorgan Chase Bank
                        4 New York Plaza, 6th Floor
                        New York, New York 10004
                        Attn: 2004-AQ1
                        Facsimile:  212-623-5930

   (b) Cap Provider:    UBS AG 100 Liverpool Street
                        London EC2M 2RH

                                      N-2-3

5. Documents to be delivered:

Counterparty shall deliver to Cap Provider, at the time of its execution of this Confirmation, evidence of the specimen signature and incumbency of each person who is executing the Confirmation on the Counterparty's behalf, unless such evidence has previously been supplied in connection with this Agreement and remains true and in effect.

6. Representations:

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is capable of assuming, and assumes the risks of that Transaction.

(c) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

(d) Multibranch Party. For purpose of Section 10(c) of the Agreement:

UBS AG is a Multibranch Party and may act through its branches in any of the following territories or countries: England and Wales, France, Hong Kong, United States of America, Singapore, Sweden and Switzerland.

Counterparty is not a Multibranch Party.

(e) Tax status. Cap Provider is a US entity, subject to US laws and no withholding tax is payable.

7. Additional Termination Events:

Additional Termination Events will apply. If a Rating Agency Downgrade has occurred and Cap Provider has not, within 30 days, complied with Section 8 below, then an Additional Termination Event shall have occurred with respect to Cap Provider and Cap Provider shall be the sole Affected Party with respect to such an Additional Termination Event.

                                     N-2-4

8. Rating Agency Downgrade:

If a Ratings Event (as defined below) occurs with respect to Cap Provider, then Cap Provider shall, at is own expense, (i) assign this Transaction hereunder to a third party within thirty (30) days of such Ratings Event that meets or exceeds, or as to which any applicable credit support provider meets or exceeds, the Approved Ratings Thresholds (as defined below) on terms substantially similar to this Confirmation or (ii) deliver collateral acceptable in a form and amount acceptable to Standard and Poor's ("S&P"), Fitch Ratings ("Fitch") and Moody's Investors Service, Inc. ("Moody's"), an executed ISDA Credit Support Annex (reasonably satisfactory to the Counterparty and S&P, Fitch and Moody's), within thirty (30) days of such Ratings Event and subject to written confirmation from S&P, Fitch and Moody's that delivery of such collateral in the context of such downgrade will not result in a withdrawal, qualification or downgrade of the then current ratings assigned to the Certificates. For the avoidance of doubt, a downgrade of the rating on the certificates issued by the Chase Funding Loan Acquisition Trust, Series 2004-AQ1 (the "Certificates") could occur in the event that Cap Provider does not post sufficient collateral. For purposes of this Transaction, a "Ratings Event" shall occur with respect to the Cap Provider if its long term unsecured debt rating ceases to be rated at least "A+" by S&P, at least "A+" by Fitch Ratings and at least "A1"by Moody's (including in connection with a merger, consolidation or other similar transaction by Credit Support Provider) such ratings being referred to herein as the "Approved Ratings Thresholds", (unless, within 30 days after such withdrawal or downgrade, each of Moody's, Fitch and S&P has reconfirmed the rating of the Certificates which was in effect immediately prior to such withdrawal or downgrade).

9. Termination Provisions:

(a) "Specified Entity" is not applicable to Cap Provider or Counterparty for any purpose.

(b) "Specified Transaction" is not applicable to Cap Provider or Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to Cap Provider or Counterparty.

(c) The "Cross Default" Provision of Section 5(a)(vi) will not apply to Cap Provider or to Counterparty.

(d) The provisions of Section 5(a)(ii), (iii), (iv), (v), (vii) and (viii) and 5(b)(ii), (iii) and (iv) will not apply to Counterparty upon payment of the Fixed Amount to the Cap Provider.

(e) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Cap Provider or to Counterparty.

(f) The "Automatic Early Termination" provision of Section 6(a) will not apply to Cap Provider or to Counterparty.

(g) Payments on Early Termination.
    (i) Market Quotation will apply.
    (ii) The Second Method will apply.

10. Transfer, Amendment and Assignment: No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless each of Moody's, Fitch and S&P has been provided notice of the same and confirms in writing (including by facsimile transmission) after such notice is given that it will not downgrade, withdraw or otherwise modify its then-current rating of any of the Certificates; provided, however, that any such action described herein may be taken by the parties hereto prior to the issuance of the Certificates.

11. Proceedings: Cap Provider shall not institute against or cause any other person to institute against, or join any other person in instituting against, Counterparty any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law for a period of one year and one day following payment in full of the Certificates.

                                     N-2-5

12. Setoff. There is deemed to be no "Set-Off for purposes of Section 6(e) of the ISDA Form and all payments by Cap Provider shall be made without setoff or counterclaim.

13. Monthly Information: No later than each Floating Rate Payer Payment Date the Counterparty will make available on the website of its designee located at www.jpmorgan.com/absmbs/sfr the current principal balance of the Chase Funding Mortgage Loan Asset-Backed Certificates, Series 2004-AQ1 as of the first day of the Calculation Period. No later than each Reset Date, the Cap Provider shall deliver to JPMorgan Chase Bank, as Counterparty or administrator on behalf of the Counterparty, a written confirmation containing the results of the calculations performed on each Reset Date and the amount which is to be paid to the Counterparty on the next Floating Rate Payer Payment Date.

14. Limitation on Liability of the Trustee. (a) this letter agreement is executed and delivered by Counterparty, not individually or personally but solely as the trustee, in the exercise of the powers and authority conferred and vested in it,

                  (b) the representations, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by Counterparty but are made and intended for the purpose of binding only the Trust,

                  (c) nothing herein contained shall be construed as creating any liability on Counterparty, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Confirmation and by any person claiming by, through or under such parties, and

                  (d) under no circumstances shall Counterparty be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Confirmation.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation returning it to us.

Yours sincerely,

For and on Behalf of
UBS AG, London Branch


By:                                     By:


Name: Michael Armer                     Name: Jonathan Moss
Title: Associate Director               Title:  Director

                                        By:_________________________________
                                           Name:
                                           Title:

Confirmed as of the date first above written:

                                     N-2-6

WACHOVIA BANK, NA., not in its individual capacity, but solely as Trustee on behalf of the CHASE FUNDING LOAN ACQUISITION TRUST, SERIES 2004-AQ1

By:______________________________
Name:
Title:

                                     N-2-7

                                   SCHEDULE 1

SCHEDULE TO THE MASTER AGREEMENT


With respect to the ISDA Form Master (incorporated by reference into this Confirmation) Cap Provider and Counterparty agree that the following provisions are deemed to be incorporated in a Schedule to the ISDA Form Master and that such ISDA Form Master shall be deemed to have been executed by you and us on the date we entered into this Transaction. (Capitalized terms in this Schedule 1 and not otherwise defined shall have the meanings ascribed to them in the ISDA Form Master. Section and paragraph references in this Schedule 1 are to the sections and paragraphs of the ISDA Form Master):

(a)      "Termination Currency" means United States Dollars

(b) Governing Law: This Agreement (including all agreements incorporated herein by reference) will be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York (without reference to its choice of law doctrine).

(c) Severability: If any term, provision, covenant, or condition of the Agreement, or the application thereof to any party or circumstance, is held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions thereof will continue in full force and effect as if the Agreement had been executed with the invalid or unenforceable portion eliminated, so long as the Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of the Agreement and the deletion of such portion of the Agreement will not substantially impair the respective benefits or expectations of the parties.

(d) For purposes of Section 6(e), Set-off and Counterclaim will not apply; provided, however, that upon the designation of any Early Termination Date, in addition to and not in limitation of any other right or remedy under applicable law, the Cap Provider may, by notice to the Counterparty, require the Counterparty to set off any sum or obligation that the Cap Provider owed to the Counterparty against any collateral currently held by the Counterparty that the Cap Provider has posted to the Counterparty, and the Counterparty shall effect such setoff promptly, if and to the extent permitted to do so by applicable law, provided that the Counterparty's exercise of this setoff is not stayed or otherwise delayed by order of any court, regulatory authority or other governmental agency, or any receiver or any other person appointed in respect of the Cap Provider or any of its property or the Counterparty has any other reasonable concern related to the ability of the Counterparty to realize upon such posted collateral.

                                     N-2-8

                  SCHEDULE OF NOTIONAL AMOUNTS AND CAP STRIKES

                     RATE CAP TRANSACTION REF. NO. 37021698

------------------------------------------------------------------------------------------------------------------------
MONTH OF FLOATING RATE PAYOR PAYMENT DATE     NOTIONAL PRINCIPAL AMOUNT IN USD      CAP STRIKE (%)     CAP CEILING (%)
-----------------------------------------     --------------------------------      --------------     ---------------
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Oct-04                                78,961,000.00                      NA                  NA
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Nov-04                                78,961,000.00                     4.01                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Dec-04                                78,961,000.00                     4.19                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Jan-05                                78,961,000.00                     4.01                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Feb-05                                78,961,000.00                     4.01                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Mar-05                                78,961,000.00                     4.60                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Apr-05                                78,961,000.00                     4.01                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 May-05                                78,961,000.00                     4.19                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Jun-05                                78,961,000.00                     4.01                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Jul-05                                78,961,000.00                     4.19                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Aug-05                                78,961,000.00                     4.01                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Sep-05                                78,961,000.00                     4.00                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Oct-05                                78,961,000.00                     4.18                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Nov-05                                78,961,000.00                     4.00                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Dec-05                                78,961,000.00                     4.18                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Jan-06                                78,961,000.00                     4.00                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Feb-06                                78,961,000.00                     4.00                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Mar-06                                78,961,000.00                     4.58                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Apr-06                                78,961,000.00                     3.99                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 May-06                                78,961,000.00                     4.17                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Jun-06                                78,961,000.00                     4.88                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Jul-06                                78,961,000.00                     5.06                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Aug-06                                78,961,000.00                     4.82                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Sep-06                                78,961,000.00                     4.79                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Oct-06                                78,961,000.00                     4.99                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Nov-06                                78,961,000.00                     4.77                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Dec-06                                78,961,000.00                     5.39                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Jan-07                                78,961,000.00                     5.16                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Feb-07                                78,961,000.00                     5.15                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Mar-07                                78,961,000.00                     5.84                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Apr-07                                78,961,000.00                     5.12                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 May-07                                78,961,000.00                     5.33                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Jun-07                                78,961,000.00                     5.72                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Jul-07                                78,961,000.00                     5.94                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Aug-07                                78,961,000.00                     5.68                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Sep-07                                78,961,000.00                     5.67                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Oct-07                                78,961,000.00                     5.88                7.81
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Nov-07                                73,749,988.13                     5.78                7.95
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Dec-07                                67,972,348.70                     6.55                8.01
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Jan-08                                62,376,609.98                     6.28                8.01
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Feb-08                                56,947,311.93                     6.23                7.98
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Mar-08                                51,679,184.21                     6.68                7.94
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Apr-08                                46,810,973.81                     6.09                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 May-08                                45,526,546.41                     6.32                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Jun-08                                44,280,027.26                     6.51                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Jul-08                                43,071,924.86                     6.75                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Aug-08                                41,899,264.29                     6.46                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Sep-08                                40,760,935.52                     6.44                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Oct-08                                39,655,865.03                     6.67                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Nov-08                                38,583,013.55                     6.39                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------

                                       N-2-9

------------------------------------------------------------------------------------------------------------------------
MONTH OF FLOATING RATE PAYOR PAYMENT DATE     NOTIONAL PRINCIPAL AMOUNT IN USD      CAP STRIKE (%)     CAP CEILING (%)
-----------------------------------------     --------------------------------      --------------     ---------------
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Dec-08                                37,541,385.47                     6.72                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Jan-09                                36,530,348.35                     6.43                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Feb-09                                35,548,592.92                     6.41                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Mar-09                                34,595,211.48                     7.21                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Apr-09                                33,669,325.93                     6.36                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 May-09                                32,770,086.82                     6.59                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Jun-09                                31,896,676.35                     6.40                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Jul-09                                31,048,542.53                     6.63                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Aug-09                                30,224,652.71                     6.35                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Sep-09                                29,424,263.40                     6.32                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Oct-09                                28,646,655.15                     6.55                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Nov-09                                27,891,131.82                     6.27                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Dec-09                                27,157,019.74                     6.50                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Jan-10                                26,443,667.00                     6.22                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Feb-10                                25,750,442.69                     6.20                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Mar-10                                25,076,736.18                     6.98                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Apr-10                                24,421,956.51                     6.15                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 May-10                                23,785,531.66                     6.37                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Jun-10                                23,166,907.97                     6.10                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Jul-10                                22,565,549.47                     6.32                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Aug-10                                21,980,937.36                     6.05                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Sep-10                                21,412,569.38                     6.02                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Oct-10                                20,859,959.30                     6.25                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Nov-10                                20,322,636.34                     5.98                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Dec-10                                19,800,144.71                     6.20                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Jan-11                                19,292,043.09                     5.93                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Feb-11                                18,797,904.12                     5.90                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Mar-11                                18,317,313.99                     6.66                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Apr-11                                17,849,871.96                     5.86                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 May-11                                17,395,189.94                     6.07                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Jun-11                                16,952,892.05                     5.81                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Jul-11                                16,622,614.24                     6.03                7.89
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Aug-11                                16,030,739.47                     5.77                7.90
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Sep-11                                15,547,604.50                     5.76                7.91
------------------------------------------ -- --------------------------------- -- ----------------- - -----------------
                 Oct-11                                15,077,512.24                     5.99                7.92
------------------------------------------------------------------------------------------------------------------------

                                     N-2-10

                                    EXHIBIT O


                               FORM OF PMI POLICY

MORTGAGE GUARANTY INSURANCE CORPORATION
250 E.  Kilbourn Avenue
P.O. Box 488, Milwaukee, Wisconsin 53201-0488
                                                                            MGIC

                         ______________________________

                                DECLARATION PAGE
                         FOR USE WITH MORTGAGE GUARANTY
                        MASTER POLICY FOR BULK LOAN DEALS
                         ______________________________


--------------------------------------------------------------------------------

Mortgage Guaranty Insurance Corporation (a stock insurance company hereinafter called the "Company") agrees to pay to the Insured identified below, in consideration of the premium or premiums to be paid as specified in this Policy and in reliance on the Insured's Application for coverage under this Policy any Loss due to the Default by a Borrower on a Loan, subject to the terms and conditions in this Policy.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Insured's Name and Mailing Address                                                        Master Policy Number
--------------------------------------------------------------------------------------------------------------------
Chase Manhattan Mortgage Corp. as Servicer for                                               29-610-4-3291
--------------------------------------------------------------------------------------------------------------------
Chase Funding Loan Acquisition Trust
--------------------------------------------------------------------------------------------------------------------
Mortgage Loan Asset-Backed Certificates, Series 2004-AQ1                                Effective Date of Policy
--------------------------------------------------------------------------------------------------------------------
343 Thornall Street                                                                        September 1, 2004
--------------------------------------------------------------------------------------------------------------------
Edison, New Jersey 08837
--------------------------------------------------------------------------------------------------------------------
Security: Chase Funding Loan Acquisition Trust, Series 2004-AQ1
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Includes Terms and Conditions #71-70270 (9/04)

Includes Endorsement(s):

--------------------------------------------------------------------------------
In Witness Whereof, the Company has caused its Corporate Seal to be hereto affixed and these presents to be signed by its duly authorized officers in facsimile to become effective as its original seal and signatures and binding on the Company.

                     MORTGAGE GUARANTY INSURANCE CORPORATION
                            Authorized Representative
               Steven M. Thompson, Vice President Risk Management

                              Terms and Conditions

1         DEFINITIONS

1.1 APPLICATION means all documents, materials, statements, representations, warranties, data and other information, irrespective of the Person or Persons who prepared same, submitted to the Company by or on behalf of the Insured in connection with the Insured's request for insurance under this Policy.

1.2 APPROPRIATE PROCEEDINGS means any legal or administrative action by the Insured affecting either a Loan or title to a Property, including:

          (a) Preserving a deficiency recovery by making a bid at the foreclosure sale and pursuing a deficiency judgment until the end of the Settlement Period, where appropriate and permissible and where directed by the Company; or

          (b) Enforcing the terms of the Loan as allowed by the laws where the Property is located or those laws affecting either the Loan or, if applicable, the Collateral; or

          (c) Acquiring Borrower's Title or Good and Merchantable Title to the Property, as either may be required under this Policy, but excluding such title as may be acquired by a voluntary conveyance from the Borrower; or

          (d) Asserting the Insured's interest in the Property in a Borrower's bankruptcy.

1.3 BORROWER means any Person legally obligated to repay the debt obligation created by a Loan, including any cosigner or guarantor of the Loan.

1.4 BORROWER'S OWN FUNDS means any funds used by the Borrower for the purpose of making installment payments, but will not include funds provided directly or indirectly by any Person (other than the Borrower) who is or was a party to the Loan or to the related Property transaction, unless expressly set forth in the Application.

1.5 BORROWER'S TITLE means such title to a Property as was vested in the Borrower at the time of a conveyance to the Insured arising out of or pursuant to a foreclosure of the Loan; provided, however, if the Insured so elects, the redemption period need not have expired. Borrower's Title in the Insured may be, but need not be, the equivalent of Good and Merchantable Title, and the deed evidencing Borrower's Title need not be recorded unless required by applicable law.

1.6 CERTIFICATE means the document issued by the Company pursuant to this Policy extending the coverage indicated therein to one or more Loans as listed on a Certificate Schedule. A Certificate may take the form, without limitation, of a facsimile, electronic computer file, or other agreed-upon data interchange medium. As used in this Policy, the term "Certificate" shall mean the Certificate and the Certificate Schedule attached thereto and listing the Certificate Number assigned to each Loan to which coverage is extended.

1.7 CERTIFICATE EFFECTIVE DATE means 12:01 a.m. on the date upon which coverage of a Loan under this Policy begins, as specified in the Certificate.

1.8 CERTIFICATE NUMBER means the identification number issued by the Company for a Loan to which coverage is extended as shown on the Certificate Schedule for such Loan.

                                      O-2
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1.9       CERTIFICATE SCHEDULE means a list of Loans to which coverage has been extended under this Policy, and which is attached to the Certificate.

1.10 CLAIM means the timely filed written request, made on a form or in a format provided or approved by the Company, to receive the benefits of this Policy.

1.11      CLAIM AMOUNT means the amount calculated in accordance with Section
          6.2 of this Policy.

1.12      COLLATERAL means

          (a) the stock or membership certificate issued to a tenant-stockholder or resident-member by a completed fee simple or leasehold cooperative housing corporation; and

          (b) the proprietary lease relating to one (1) unit in the cooperative housing corporation executed by such tenant-stockholder or resident-member and any other rights of such stockholder or member relating to any of the foregoing.

1.13 CONVEYANCE OF TITLE means the transfer of title to the Property through

          (a)      voluntary conveyance to the Insured of Borrower's Title,

          (b) Appropriate Proceedings or exercise of rights of redemption, or

          (c)      approved sale of the Property.

1.14      DEFAULT means the failure by a Borrower

          (a) to pay when due any monthly or other regular periodic payment under the terms of a Loan or

          (b) to pay all amounts due on acceleration of the Loan by the Insured after breach by the Borrower of a due on sale provision in the Loan, granting the Insured the right to accelerate the Loan upon transfer of title to, or an interest in, the Property and to institute Appropriate Proceedings.

          Violation by the Borrower of any other term or condition of the Loan which is a basis for Appropriate Proceedings shall not be considered to be a Default.

          A Loan is deemed to be in Default for that month as of the close of business on the installment due date for which a scheduled monthly or other regular periodic payment has not been made or as of the close of business on the due date stated in the notice of acceleration given pursuant to the due-on-sale provision in the Loan. The Loan will be considered to remain in Default until filing of a Claim so long as such periodic payment has not been made or such payment has not been made or such basis for Appropriate Proceedings remains. For example, a Loan is "four (4) months in Default" if the monthly installments due on January 1 through April 1 remain unpaid as of the close of business on April 1 or if a basis for acceleration and Appropriate Proceedings exists for a continuous period of four months.

1.15 ELIGIBILITY CRITERIA means the requirements established by the Company for the insurability of a Loan under this Policy and of which the Company has notified the Insured prior to issuance of the Policy.

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
1.16 ENVIRONMENTAL CONDITION means the presence of environmental contamination, including nuclear reaction or radioactive waste, toxic waste, poisoning, contamination or pollution of the Property or of the earth or water subjacent to the Property or of the atmosphere above the Property; or the presence, on or under a Property, of any "Hazardous Substance" as that term is defined by the federal Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Sec. 9601 et. seq., as amended from time to time) or as defined by any similar state law, or of any "Hazardous Waste" or "Regulated Substance" as those terms are defined by the federal Resource Conservation and Recovery Act (42 U.S.C. sec. 6901, et seq., as amended from time to time) or as defined by any similar state law. Environmental Condition does not mean the presence of radon, lead paint, or asbestos.

1.17 GOOD AND MERCHANTABLE TITLE means title to a Property (or, with respect to the Collateral securing a Loan, the title to both the Collateral and the Property), free and clear of all liens, encumbrances, covenants, conditions, restrictions, easements and rights of redemption, except for any of the following or as permitted in writing by the Company:

          (a) Any lien established public bond, assessment or tax, when no installment, call or payment of or under such bond, assessment or tax is delinquent;

          (b) Any municipal and zoning ordinances and exceptions to title waived by the regulations of federal mortgage insurers and guarantors with respect to mortgages on one-to-four family residences in effect on the date on which the Loan was closed and all documents were executed;

          (c) With respect to Collateral, a first mortgage lien on the entire real estate owned by the cooperative housing corporation which has been disclosed to the Person originating the Loan secured by the Collateral; and

          (d) Any other impediments which will not have a materially adverse effect on either the transferability of the Property or the sale thereof (or, if applicable, the transferability or sale of the Collateral) to a bona fide purchaser.

          Good and Merchantable Title will not exist if (i) there is any lien pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, or similar federal or state law, as in effect from time to time, providing for liens in connection with the removal and clean-up of environmental conditions, or if notice has been given of commencement of proceedings which could result in such a lien, or (ii) there are limitations on ingress and egress to the Property or on use of utilities. Any action or proceeding after a foreclosure sale relating to establishing a deficiency judgment will not be considered in determining whether the Insured has acquired Good or Merchantable Title.

1.18      INSURED means:

          (a)      the Person designated on the face of this Policy; or

          (b) any Person to whom coverage has been assigned as permitted by Sections 3.5 or 3.6 resulting in a change in the Insured named on a Certificate for a Loan in accordance with this Policy.

1.19 LOAN means any note, bond, or other evidence of indebtedness secured by a mortgage, deed of trust, or other similar instrument, which constitutes or is equivalent to a first lien or charge on a Property and which the Company has approved for insurance and to which coverage under this Policy has been extended.

1.20 LOAN FILE means, with respect to a Loan, copies of all documents and information (irrespective of form or medium) created or received by any Person in connection with the origination or closing of the Loan, including the Borrower's loan application, purchase contract, appraisal or other evidence of valuation, credit report, verifications of employment, income and deposit, and HUD-1 or other settlement statement.

1.21 LOSS means the liability of the Company with respect to a Loan for payment of a Perfected Claim which is calculated in accordance with
          Section 6.3. A Loss will be deemed to have occurred when a Default on a Loan occurs, even though the amount of Loss is not then either presently ascertainable or due and payable.

1.22 ORIGINAL LTV means the ratio of the principal balance of a Loan at its origination to the Value of the Property.

1.23 PER LOAN LOSS PERCENTAGE means the indicated percentage as set forth for a Loan on the applicable Certificate.

1.24 PERFECTED CLAIM means a Claim received by the Company which contains all information or proof required by the Company and for which all requirements of this Policy applicable to payment of a Claim are satisfied.

1.25 PERSON means any individual, corporation, partnership, association or other entity.

1.26 PHYSICAL DAMAGE means any tangible injury to a Property, whether caused by accident, natural occurrence, or any other reason, including damage caused by defects in construction, land subsidence, earth movement or slippage, fire, flood, earthquake, riot, vandalism or any Environmental Condition.

1.27 POLICY means this contract of insurance and all Applications, endorsements, schedules, and Certificates, which are incorporated in this Policy, related to Loans insured under this Policy.

1.28 POSSESSION OF THE PROPERTY means, if the Company elects to acquire the Property, physical and undisputed occupancy and control of the Property at the time of acquisition, or in the case of a Loan secured by Collateral, subject to the terms of the proprietary lease from the cooperative housing corporation.

1.29 PRIMARY FIRST LAYER POLICY means the policy or guarantee issued by a mortgage guaranty insurance company approved for insurance of mortgage loans sold to either the Federal National Mortgage Association ("Fannie Mae"), or the Federal Home Loan Mortgage Corporation ("Freddie Mac"), which provides the minimum coverage required by
          Section 5.14 hereof, and under a form of policy issued by such company, approved by Fannie Mae or Freddie Mac, and in general use for the mortgage loans sold to Fannie Mae or Freddie Mac, as applicable. Upon the Company's request, from time to time, the Insured shall provide to the Company a copy of the form of each Primary First Layer Policy under which it obtains coverage.

1.30 PROPERTY means a Residential real property and all improvements thereon which secure a Loan, together with all easements and appurtenances, all rights of access, all rights to use common areas, recreational and other facilities, and all of their replacements or additions. In the case of a Loan secured by Collateral, Property means the Residential real property, including all improvements thereon, which is owned by the cooperative housing corporation, and which is leased to the Borrower who holds an ownership or membership interest in such cooperative housing corporation, which lease and interest secure the related Loan, together with all easements and appurtenances, all rights of access, all rights to use common areas, recreational and other facilities, and all replacements or additions to any of the foregoing.

          For purposes of this Policy, wherever the term "Property" is used in reference to the stock or membership certificate, the lease, or any other asset or right related thereto (but not the physical condition or structure of the Property), it shall be deemed to be changed to "Collateral", including for purposes of provisions relating to foreclosure, Appropriate Proceedings, or redemption; acquisition of title or other status of title, lien or ownership (including Borrower's Title and Good and Merchantable Title); or acquisition, disposition or Conveyance of Title by any Person.

1.31 RESIDENTIAL means a type of building or a portion thereof which is designed for occupancy by not more than four (4) families, or a single-family condominium, or a unit in a planned unit development. In the case of a cooperative housing corporation, Residential means a type of building or a portion thereof which is designed for occupancy by more than one family, with ownership by a cooperative housing corporation.

1.32 SECURITY means a bond, certificate or other security instrument for which a Loan is security or in which a Loan is otherwise included and which is identified on the face of this Policy.

1.33 SERVICER means that Person acting on behalf of the Insured of a Loan (or on behalf of the Insured's designee, if any) to service the Loan. The Servicer acts as a representative of the Insured of the Loan (and the Insured's designee, if any) and will bind the Insured and its designee for all purposes of this Policy, including providing information to the Company, receiving any notices, paying premiums, accepting Loss payments, and performing any other acts under this Policy. For purposes of the Policy, the term "Sevicer" shall include the master servicer for a Loan of whom the Company has been notified, as well as any servicer acting on behalf of the master servicer of whom the Company has been notified. References in this Policy to a Servicer's obligations will not be construed as relieving the Insured or its designee of responsibility for the Servicer's performance.

1.34      SETTLEMENT PERIOD means the sixty (60) day period as determined under
          Section 6.4, at the end of the which a Loss is payable by the Company; provided that if the Company pays a Loss prior to expiration of such sixty (60) day period, the Settlement Period ends with such payment.

1.35 VALUE means the lesser of the sales price of a Property (only applicable in the case of a Loan to finance the purchase of such Property) or the value of the Property as determined from an appraisal or other method of valuation, as set forth in the Certificate.

Any pronouns, when used in this Policy, will mean the singular or plural, masculine or feminine, as the case may be.

2         OBTAINING COVERAGE AND PAYMENT OF PREMIUMS

2.1 OBTAINING COVERAGE - This Policy shall extend to each Loan which the Insured submits for coverage under this Policy, provided that it is made in accordance with the terms and provisions of this Policy, including the Eligibility Criteria, and is accepted for insurance by the Company, as evidenced by a Certificate issued by the Company. In order to obtain coverage under this Policy for a Loan, the Insured or the Person acting on its behalf must submit a duly completed Application to the Company and notify the Company of the Servicer of the Loan, all of which must be acceptable to the Company. If all applicable requirements are satisfied, extension of coverage to a Loan under this Policy shall be evidenced by issuance of a Certificate Number on the Certificate Schedule.

2.2       REPRESENTATIONS OF THE INSURED - The Insured represents that:

          (a) All statements made and information provided to the Company in the Application (including as such is related to continuation of coverage upon assumption of a Loan) are supported by statements and information in the Loan File;

          (b) All statements made and information in the Application when provided to the Company, or contained in the Loan File when the Loan is closed, are not false or misleading in any material respect as of such date(s) and do not omit any fact necessary in order to make such statements and information not false or misleading in any material respect as of such date(s); and

          (c)      The Loan complies with the Eligibility Criteria.

          The foregoing representations will apply to all statements and information provided to the Company in the Application or contained in the Loan File, whether made or submitted by the Insured, the Borrower or any other Person, and will be deemed to have been made and provided for and on behalf of the Insured. The foregoing representations shall be effective whether or not they are made by the Insured or other Person with the intent to deceive or mislead, or with the knowledge that they are not true and correct.

          It is understood and agreed that such statements and information in the Application or Loan File in the aggregate are, and in certain instances individually may be, material to the Company's decision to offer or provide coverage of the related Loan; the Company issues the related Certificate in reliance on the accuracy and completeness of such statements and information submitted to it; and the Company's reliance on the representations in this Section 2.2 survive the issuance of a Certificate or such continuation of coverage and any later review or audit of the Insured's files by the Company. Without otherwise limiting the scope of this Section 2.2, a breach of Section
          4.9 relating to down payment will be deemed a material misrepresentation for purposes of this Section 2.2.

2.3 COMPANY'S REMEDIES FOR MISREPRESENTATION - If any of the Insured's representations as described in Section 2.2 are materially false or misleading with respect to a Loan, the Company will have, at its option, the right to defend against a Claim, or to the extent permitted by applicable law, to cancel or rescind coverage for such Loan under the Certificate retroactively to commencement of coverage (or if the misrepresentation occurs with respect to continuation of coverage upon assumption of a Loan, to so defend, cancel or rescind retroactively to the date of such continuation). In the case of such cancellation or rescission, the Company shall return at that time all paid premiums for such Loan retroactively to such applicable date.

2.4 INITIAL PREMIUM AND TERM OF COVERAGE - Within fifteen (15) days from the Certificate Effective Date, or such other date as the Company and the Insured may agree to in writing, the Insured must forward to the Company the appropriate initial premium. Payment of the initial premium shall be a condition precedent to coverage being extended to the Loan. Subject to cancellation by the Insured or the Company as provided in this Policy, coverage shall remain in full force and effect for the period covered by the initial premium.

2.5 RENEWAL OF CERTIFICATE AND TERMINATION FOR NON-PAYMENT OF RENEWAL PREMIUM - The Insured is obligated to continue coverage in effect and pay any premium which is due, as required by Section 2.7 of this Policy. The entire premium for all Loans (including all Loans then in Default) must be paid within a forty-five (45) day grace period (or such longer grace period generally allowed by the Company) after the due date for payment. Upon payment of the entire premium for all Loans within such grace period, this Policy will be in effect for the applicable period of coverage and a Default on a Loan occurring within said grace period which is not cured, and which results in a Claim being filed, will be covered. If the entire premium for all Loans is not paid within the grace period, at the option of the Company, the coverage of this Policy and the Company's liability as to all Loans will terminate effective as of 12:01 a.m. on the first day following the date through which the applicable premium has been paid and as a result, any future Defaults on any of the Loans will not be covered under this Policy.

          If the applicable premium has been paid for a renewal term following the renewal term during which a Default on a Loan occurred, and if such Default is not cured and results in a Claim, such premium paid shall be refunded in connection with the settlement of the Claim. If such premium is not paid, coverage on such Loan shall be cancelled retroactive to the date through which the premium has been paid, but a Claim resulting from a Default which occurred before the date through which the applicable premium has been paid shall be covered, subject to the terms and conditions of this Policy.

2.6 SPECIAL PROCEDURES FOR RECEIPT AND DEPOSIT OF INITIAL AND RENEWAL PREMIUMS - The insured acknowledges that the Company deposits initial and renewal premium checks immediately upon receipt and agrees that the receipt and deposit of a premium check by the Company after the time specified in this Policy for receipt, does not constitute a waiver of the requirements of this Policy for timely receipt or an acceptance of premium by the Company. The Company will have the right to return such late premium payment, but only within sixty (60) days after receipt, in which case coverage of all Loans (including all Loans then in Default) will be cancelled retroactively to the Certificate Effective Date for a late initial premium, or to the last day of the period covered by the previous premium payment for a late renewal premium. Receipt, deposit and retention of a premium check will not constitute a waiver of any defenses with respect to any other matters which the Company may have under this Policy.

2.7 CANCELLATION BY THE INSURED OF A CERTIFICATE - Notwithstanding any provision to the contrary in this Policy, the Insured shall be obligated to maintain coverage of a Certificate for a Loan (and to pay corresponding premiums for continuation of such coverage for each month or partial month coverage is in effect) unless or until (a) the Loan is paid in full or (b) the ratio of the outstanding principal balance of the Loan to the Value (as defined in Section 1.35 of this Policy) of the Property securing the Loan is at least five (5) percentage points less than the Original LTV minus the product of the Per Loan Loss Percentage and the Original LTV for such Loan under this Policy or (c) otherwise permitted in writing by the Company. Subject to the foregoing obligation of the Insured to maintain coverage, the Insured may obtain cancellation of coverage on a Loan by making a written notification in the case of (a) or (b) above or a written request in the case of (c) above to the Company. However, no refund will be paid upon cancellation of coverage on a Loan. Cancellation of coverage on a Loan will not cancel this Policy.

2.8 CANCELLATION OF POLICY - Either the Insured or the Company may cancel their respective right or obligation to receive or issue new Certificates immediately upon written notice of cancellation of this Policy. However, Certificates issued prior to such cancellation of this Policy will continue in force so long as all premiums are paid and all other terms and conditions of this Policy for coverage are complied with by the Insured.

2.9 CANCELLATION OF POLICY AND COVERAGE OF LOANS UPON TERMINATION OF SECURITY OR REMOVAL of Loans from Security - Except as otherwise specified below, in the event that

          (a) the bonds, certificates or other security instruments designated or referred to in this Policy as the Security are redeemed, paid in full, cancelled or otherwise terminated, or the trust created in connection with the issuance of the Security is terminated for any reason (individually, a "Redemption"), or

          (b) there are no longer any Loans that are security for, or represented by, the Security,

          this Policy and the coverage of all Loans under this Policy shall automatically be terminated without further action being required by either the Insured or the Company, and the Company shall have no liability for any Default existing at the time of cancellation, other than Defaults on Loans for which a Claim had been filed in accordance with Section 6.1 of this Policy prior to the date of termination of coverage.

          The Insured shall notify the Company within thirty (30) days after the occurrence of either (a) or (b) above. The provisions of this Section
          2.9 shall control, notwithstanding the right of the Insured to cancel coverage on some or all of the Loans and the exercise of such right by the Insured. No refund will be paid upon cancellation of this Policy and coverage of Loans under this Section 2.9.

          Notwithstanding the foregoing, coverage of Loans insured under this Policy shall not automatically terminate in the event of a Redemption, if a change of Insured for all, but not less than all, of the Loans then insured under this Policy, is requested by the insured and approved by the Company as provided for in Section 3.5 within thirty
          (30) days after the effective date of the Redemption.

2.10 REFUND OF PREMIUM FOR CERTAIN CIRCUMSTANCES - If, because of a provision in Sections 2, 3, or 4 (other than Sections 4.4, 4.7, or 4.8), no Loss is payable to the Insured, the Company shall return to the Insured all paid premiums retroactively and pro rata to the date when the event or circumstance occurred which resulted in no Loss being payable.

2.11 POST UNDERWRITING REVIEW AND COPIES OF LOAN FILES - The Company or representatives designated by it will have the right, from time to time, upon thirty (30) days advance notice to the Insured, to conduct a post underwriting review (including inspection) of the Loan Files and other information, papers, files, documents, books, records, agreements, and electronically stored data pertaining to or in connection with Loans insured under this Policy prepared or maintained by or in the possession of the insured or of the Servicer, or which the Insured or the Servicer has a legal right to obtain. The Company will have the right to conduct the review on the Insured's premises during normal business hours. The Insured must cooperate fully with the review.

          In addition, either in connection with such review or separately, the Company will have the right upon the Company's reasonable request and upon ninety (90) days prior written notice to obtain from the Insured a copy of the Loan File for any Loan for which a Certificate has been issued pursuant to this Policy. If for any reason the Insured fails to provide a copy of a Loan File at the time of the Company's review or upon the Company's other notice, the Company will provide a second notice to the Insured, allowing the Insured to provide it within an additional ninety (90) day period. If for any reason the Insured fails to provide a copy of a Loan File within the additional ninety day period, then, at the Company's option, the Company will have the right to cancel coverage for the Loan if, in the Company's reasonable judgment, any portion of the Loan File not provided would be relevant to the Company's assessment or assertion of its rights and defenses under this Policy.

3 CHANGES IN VARIOUS LOAN TERMS, SERVICING, AND INSURED; CO-ORDINATION AND DUPLICATION OF BENEFITS

3.1 LOAN MODIFICATIONS - Unless advance written approval is provided by, or obtained from, the Company, the Insured may not make any change in the terms of a Loan, including the borrowed amount, interest rate, term or amortization schedule of the Loan, except as permitted by terms of the Loan; nor make any change in the Property or other collateral securing the Loan; nor release the Borrower from liability on a Loan.

3.2 OPEN END PROVISIONS - The Insured may increase the principal balance of a Loan, provided that the written approval of the Company has been obtained. The Insured will pay the Company the additional premium due at the then prevailing premium rate.

3.3 ASSUMPTIONS - If a Loan is assumed with the Insured's approval, the Company's liability for coverage under its Certificate will terminate as of the date of such assumption, unless the Company approves the assumption in writing. The Company will not unreasonably withhold approval of an assumption. It is understood that coverage will continue, and that the restriction of this Section 3.3 will not apply, if under the Loan or applicable law the Insured cannot exercise a "due-on-sale" clause or is obligated to consent to such assumption under the Loan or applicable law.

3.4       SERVICING -

          (a) If the servicing rights for a Loan are sold, assigned or transferred by the Insured, other than as a result of merger or assignment to an affiliate of the Insured, coverage of the Loan hereunder will continue provided that prior written notice of the new Servicer is given to the Company and the new Servicer meets the qualifications for a successor Servicer under the terms of the pooling and servicing agreement creating the Security.

          (b) The Company may notify the Insured at any time in writing that a Servicer is no longer approved by the Company.

3.5 CHANGE OF INSURED OF THIS POLICY - Change of Insured of this Policy, other than as a result of merger or assignment to an affiliate of the Insured, shall only be allowed if advance written approval is obtained from the Company (which approval shall be in the sole and absolute discretion of the Company). If the Company approves the change of Insured, the Company shall, thereafter, change its records to identify the new Insured for this Policy.

3.6 ASSIGNMENT OF COVERAGE OF A LOAN UNDER THIS POLICY - Assignment of coverage of a Loan shall only be allowed if advance written approval is obtained from the Company (which approval shall be in the sole and absolute discretion of the Company). If the Company approves the assignment, the Company shall, thereafter, change its records to identify the new Insured for such Loan. Coverage for any Person becoming an Insured pursuant to this Section 3.6 shall be subject to all of the terms, conditions, and exclusions contained in this Policy and to all defenses to coverage available to the Company against the original Insured.

3.7 CO-ORDINATION AND DUPLICATION OF INSURANCE BENEFITS - The coverage under this Policy shall be excess over any other insurance which may apply to the Property or to the Loan, except for mortgage guaranty pool insurance or supplemental or second tier mortgage insurance.

3.8 INDEBTEDNESS AND LIENS WITH RESPECT TO COLLATERAL - The Insured shall not consent to or approve, without the prior written approval of the
          Company:

          (a) a lien on the entire real estate or the Property that is owned by a cooperative housing corporation, other than that indebtedness secured by a first mortgage lien or other liens disclosed to the Person originating the Loan secured by the Collateral; or

          (b) a modification or termination of any rights of the Insured to exercise its consent or approval respecting the matters described in (a).

4         EXCLUSIONS FROM COVERAGE

          The Company will not be liable for, and this Policy will not apply to, extend to or cover the following:

4.1 BALLOON PAYMENT - Any Claim arising out of or in connection with the failure of the Borrower to make any payment of principal and/or interest due under a Loan:

          (a) as a result of the Insured exercising its right to call the Loan (other than when the Loan is in Default) or because the term of the Loan is shorter than the amortization period, and

          (b) which is for an amount more than twice the regular periodic payments of principal and interest that are set forth in the Loan (commonly referred to as a "balloon payment").

         This exclusion will not apply.

          (i) if the Insured or other Person acting on behalf of the insured offers the Borrower, in writing, a renewal or extension of the Loan or a new loan which

                  (A)      constitutes a first lien,

                  (B) is at rates and terms generally prevailing in the marketplace (but otherwise subject to Section 3.1),

                  (C) is in an amount not less than the then outstanding principal balance,

                  (D)      has no decrease in the amortization period, and

                  (E) is offered regardless of whether the Borrower is then qualified under the Insured's underwriting standards, or whether the Borrower accepts such offer, or

          (ii) if the Loan has an original term to maturity of fifteen (15) or more years from the first due date thereunder and equal monthly payments (except for the related balloon payment) that otherwise would fully amortize the principal of the Loan over thirty (30) years and pay interest at the applicable interest rate.

4.2 EFFECTIVE DATE - Any Claim resulting from a Default existing at the Certificate Effective Date or occurring after lapse or cancellation of a Certificate.

4.3 FIRST PAYMENT DEFAULT - Any Claim arising from a Default due to the failure of the Borrower to have made or to make the first regular periodic payment on the Loan from the Borrower's Own Funds.

4.4 INCOMPLETE CONSTRUCTION - Any Claim when, as of the date of such Claim, construction of a Property is not completed in accordance with the construction plans and specifications upon which the valuation of the Property at origination of the Loan was based.

4.5       FRAUD, MISREPRESENTATION AND NEGLIGENCE -

          (a) Any Claim not otherwise within the scope of Section 2.3 where there was fraud or misrepresentation by the Insured or the Servicer with respect to the Loan, and the fraud or misrepresentation (1) materially contributed to the Default resulting in such Claim; or (2) increased the Loss, except that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount.

          (b) Any Claim where there was negligence by the Insured or the Servicer, which (1) was material to either the acceptance of the risk or the hazard assumed by the Company; (2) materially contributed to the Default resulting in such Claim; or (3) increased the Loss, except that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount.

4.6 NON-APPROVED SERVICER - Any Claim arising from a Loan for which the Servicer, at time of Default or thereafter, is not approved by the Company as described in Section 3.4; provided that this exclusion shall not apply if the Company has notified the Insured in writing under Section 3.4(b) that a Servicer is no longer approved and if within ninety (90) days thereafter the Insured completed a transfer of servicing to a new Servicer approved by the Company.

4.7 PHYSICAL DAMAGE (OTHER THAN RELATING TO PRE-EXISTING ENVIRONMENTAL CONDITIONS) - Any Claim where, at any time after the Certificate Effective Date, Physical Damage to a Property (of a type other than as described in Section 4.8 and other than reasonable wear and tear), occurs or manifests itself subject to the following provisions:

          (a) This exclusion will not apply if the Company in good faith determines that the aggregate cost of restoring all such Physical Damage is less than fifteen hundred dollars ($1,500), or such higher amount as the Company may provide from time to time.

          (b) This exclusion will apply only if such Physical Damage occurred or manifested itself:

                   (i) prior to expiration of the Settlement Period and the Company elects to acquire the related Property in settlement of a Claim; or

                   (ii) prior to the filing of the Claim and was the most important cause of the Claim and the Property was either uninsured for loss arising from such Physical Damage or was insured for an amount which, disregarding normal and customary deductibles not to exceed fifteen hundred dollars ($1,500) or such higher amount as the Company may provide from time to time, was insufficient to restore the Property as provided in paragraph (c) below.

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
          (c) The exclusion resulting from paragraph (b)(i) will not apply if the Property is restored in a timely and diligent manner to its condition (except reasonable wear and tear) as of the Certificate Effective Date. In lieu of requiring restoration of the Property, the Company may, at its option, reduce the Claim Amount by an amount equal to the cost of such restoration.

          (d) For purposes of this Section 4.7, the Property subject to restoration will consist only of the land, improvements or personal property deemed part of the real property under applicable law; and chattel items affixed to the real property and identified in the appraisal or other valuation of the Property at the time the Loan was made, whether or not they are deemed part of the real property.

          (e) Cost estimates relied upon by the Company in connection with this Section 4.7 shall be provided in writing by an independent party selected by the Company. The Company will furnish the Insured with any such written cost estimates, if requested by the Insured.

4.8 PRE-EXISTING ENVIRONMENTAL CONDITIONS - Any Claim where there is an Environmental Condition which existed on the Property (whether or not known by the Person submitting an Application for coverage of the
          Loan) as of the Certificate Effective Date, subject to the following provisions:

          (a) This exclusion will not apply if the existence of such Environmental Condition, or the suspected existence of such Environmental Condition, was specifically disclosed to the Company in the Application relating to the Property.

          (b)      This exclusion will apply only if such Environmental
                   Condition

                   (i)     was a principal cause of the Default, and

                   (ii) has made the principal Residential structure on the Property uninhabitable. A structure will be considered "uninhabitable" if generally recognized standards for residential occupancy are violated or if, in the absence of such standards, a fully informed and reasonable person would conclude that such structure was not safe to live in without fear of injury to health or safety.

4.9 DOWN PAYMENT - Any Claim involving a Loan which is for the purchase of the Property, and for which the Borrower did not make a down payment as described in the Application or Loan File.

4.10 FIRST LIEN STATUS - Any Claim, if the mortgage, deed of trust or other similar instrument executed by the Borrower and insured hereunder did not provide the Insured at origination with a first lien on the Property.

4.11 COVERAGE REQUIRED UNDER PRIMARY FIRST LAYER POLICY - Any Claim, if for any reason coverage under a Primary First Layer Policy described in
          Section 5.14 was not in effect at the time of Conveyance of Title.

4.12 PAYMENT OF THE FULL BENEFIT OF THE PRIMARY FIRST LAYER POLICY - Any portion of any Claim for Loss to the extent the Insured under the related Primary First Layer Policy has not received the amount of the full benefit of the percentage option claim payment under the Primary First Layer Policy (irrespective of the reason or cause, including insolvency of the Primary First Layer Policy insurer or failure of the Insured to comply with the terms and conditions of the Primary First Layer Policy), assuming that all the terms and conditions of the Primary First Layer Policy were fully complied with.

4.13 NON-ELIGIBLE LOANS - Any Claim on a Loan that did not meet the Eligibility Criteria applicable to the Loan.

4.14 BREACH OF THE INSURED'S OBLIGATIONS OR FAILURE TO COMPLY WITH TERMS - Any Claim involving or arising out of any breach by the Insured of its obligations under, or its failure to comply with:

          (a) the terms of this Policy (in any case where there is no exclusion from coverage or express remedy for such breach or noncompliance under this Policy), or

          (b)      its obligations as imposed by operation of law, and

          (c)      if such breach or failure in (a) or (b):

                   (i) materially contributed to the Default resulting in such Claim;

                   (ii) increased the Loss, provided that if the Company can reasonably determine the amount of such increase, such Claim will not be excluded, but the Loss will be reduced to the extent of such amount; or

                   (iii) resulted from a breach of the Insured's obligations under Section 5.8, irrespective of whether such breach contributed to the Default resulting in such Claim or increased the Loss.

5         CONDITIONS PRECEDENT TO PAYMENT OF CLAIM

          It is a condition precedent to the Company's obligation to pay a Loss that the Insured comply with all of the following requirements:

5.1       NOTICE OF DEFAULT - The Insured must give the Company written notice:

          (a) Within forty five (45) days of the Default, if it occurs when the first payment is due under the Loan; or

          (b)      Within ten (10) days of either:

                   (i) the date when the Borrower becomes four (4) months in Default on the Loan; or

                   (ii) the date when any Appropriate Proceedings which affect the Loan or the Property or the Insured's or Borrower's interest therein have been started;

          whichever occurs first.

5.2 MONTHLY REPORTS - Following a notice of Default on the Loan, the Insured must give the Company monthly reports on forms or in a format reasonably acceptable to the Company on the status of the Loan and on the servicing efforts undertaken to remedy the Default. These monthly reports may be furnished less frequently if allowed in writing by the Company and must continue until the Borrower is no longer in Default, the Appropriate Proceedings terminate, or until the Insured has acquired the Property.

5.3 COMPANY'S OPTION TO ACCELERATE FILING OF A CLAIM - If the Company so directs, at any time after receiving the Insured's notice of Default, the Insured must file a Claim within thirty (30) days after notice from the Company. The Company will then make a payment of Loss in accordance with the per loan loss percentage guaranty option in
          Section 6.3(b). Thereafter, following the acquisition of Borrower's Title by the Insured, the Insured will be entitled to file a supplemental Claim at the time prescribed in Section 6.1 in an amount equal to the sum of its advances, less the deductions, all as specified in Section 6.2, to the extent not included in the payment of the initial Claim. Such supplemental Claim must be paid by the Company in accordance with Section 6.3(b). No interest shall be included in the Claim Amount under this Section 5.3 after the date that the accelerated Claim is filed. If a Loan for which the Company has paid a Claim is subsequently brought current by the Borrower, the Insured shall refund to the Company the Loss paid by the Company with respect to that Loan. If the Company exercises its option under this Section 5.3, the Company shall not have the right to direct or participate in a deficiency recovery under Section 7.2.

5.4 VOLUNTARY CONVEYANCE - The Insured may only accept a conveyance of the Property from the Borrower in lieu of foreclosure or other proceeding if the prior written approval of the Company has been obtained. Such approval shall not be considered as an acknowledgement of liability by the Company with respect to such Loan.

5.5 APPROPRIATE PROCEEDINGS - The Insured must begin Appropriate Proceedings no later than when the Loan becomes six (6) months in Default unless the Company provides written instructions that some other action be taken or unless prohibited by applicable law. Such instructions may be general or applicable only to specific Loans. The Company reserves the right to direct the Insured to institute Appropriate Proceedings at any time after Default unless prohibited by applicable law. When either defending against or bringing Appropriate Proceedings, the Insured must report their status to the Company as reasonably and expeditiously as possible.

          In conducting Appropriate Proceedings, the Insured must:

          (a) diligently pursue the Appropriate Proceedings once they have begun;

          (b) apply for the appointment of a receiver and assignment of rents, if permitted by law and requested by the Company;

          (c) upon request by the Company in writing, furnish the Company with the Loan File (whether or not the Insured is the originator of the Loan), the payment and collection history from the servicing file since the inception of coverage of such Loan under this Policy, and copies of all notices and pleadings filed or required in the Appropriate Proceedings;

          (d)      act and bid at the foreclosure sale in accordance with
                   Section 1.1(a) so that its ability to preserve, transfer and assign to the Company its rights against the Borrower are not impaired; and so that the rights of the Company under this Policy against the Borrower are fully protected. Such rights include any rights to obtain a deficiency judgment, subject to the Company's compliance with Sections 7.2 and 7.3 relating to establishing a deficiency; and

          (e) when requested by the Company, furnish the Company with a written statement indicating the estimated potential Claim Amount as computed under Section 6.2 at least fifteen (15) days before the foreclosure sale.

5.6 MITIGATION OF DAMAGES - The Insured must take appropriate actions to mitigate the Loss. Accordingly, in order to comply with this provision, the Insured's obligations include collecting amounts due under the Loan and offering to any Borrower who has the ability and desire to cure the Default, a repayment plan, a forbearance plan, or a loan modification or other loan workout plan. In the event such efforts fail to cure the Default, the Insured must use its best efforts to effectuate the early disposition of the Property.

          The Company shall be entitled at its sole discretion to provide advice to the insured with respect to any such mitigation efforts. Such advice may be general or applicable only to specific Loans. The Company must administer this Policy in good faith.

5.7       ADVANCES - The Insured must advance:

          (a) normal and customary hazard insurance premiums and real estate property taxes, in each case as due and payable;

          (b) reasonable and necessary Property protection and preservation expenses; and

          (c) reasonable costs to complete Appropriate Proceedings and eviction and moving of occupants, including related court expenses and attorney's fees.

5.8 CLAIM INFORMATION AND OTHER REQUIREMENTS - The Insured must provide the Company with:

          (a) a completed form furnished by or acceptable to the Company for payment of a Claim;

          (b) unless previously provided under Section 5.5(c), the Loan File which is the subject of the Claim (whether or not the Insured is the originator of the Loan), the payment and collection history from the servicing file since the inception of coverage of such Loan under this Policy;

          (c) if the Property is not being acquired by the Company: a copy of an executed trustee's or sheriff's deed (which may be unrecorded) conveying Borrower's Title to the Property to the Insured (or satisfactory evidence that the foreclosure sale has been completed if the Borrower's right of redemption has not expired); or a deed from the Borrower (which may be unrecorded) if a voluntary conveyance has been approved by the Company, conveying to the Insured the title that was required by the Company in the approval of the conveyance;

In the event the most important cause of Default was a circumstance or event which would prevent the Insured from obtaining Good and Merchantable Title, the Insured shall instead provide the Company with evidence described in Section 5.8
(d)(ii) below that it has acquired Good and Merchantable Title to the Property;

          (d)      if the Property is being acquired by the Company:

                   (i) a recordable deed in normal and customary form containing the customary warranties and covenants conveying to the Company or its designee Good and Merchantable Title to the Property;

                   (ii) a title insurance policy reasonably acceptable to the Company or an attorney's opinion of title reasonably acceptable to the Company, confirming that the Insured has and can convey to the Company Good and Merchantable Title to the Property; and

                   (iii) Possession of the Property, but only if the Company has required such Possession in writing;

          (e) access to the Property, pursuant to the terms and conditions of Section 6.4(b), if requested by the Company under such Section;

          (f) a copy of the claim and evidence of the payment of, and any adjustments to, the claim under the Primary First Layer Policy, if applicable, and other information related to such Primary First Layer Policy as the Company may reasonably request; and

          (g) all other information and documentation reasonably requested by the Company.

5.9 ACQUISITION OF BORROWER'S TITLE NOT REQUIRED - The Insured will not be required to acquire Borrower's Title to a Property if (a) the Company approves a sale of the Property prior to a foreclosure sale and such sale is closed; (b) the Company requires an early Claim filing pursuant to Section 5.3, except that such acquisition will be required as a condition to the Insured's filing of a supplemental Claim; or (c) the Property is acquired by someone other than the Insured at a foreclosure sale, as provided in Section 5.11, or thereafter pursuant to exercise of rights of redemption.

5.10      SALE OF A PROPERTY BY THE INSURED BEFORE END OF SETTLEMENT PERIOD -

          (a) The Insured must submit to the Company any offer to purchase a Property which is acceptable to the Insured until such time as a Claim is settled under this Policy. Upon such submission, the Company must then promptly notify the Insured that it will either approve or not approve such offer. The Insured shall promptly notify the Company if the approved offer does not close as scheduled.

          (b) If an approved offer expires or is terminated, the Company shall be entitled to pay the Loss payable by:

                   (i) paying the per loan loss percentage guaranty option as calculated under Section 6.3(b), or

                   (ii) paying the property acquisition settlement option as calculated under Section 6.3(a), and acquiring the Property; but if the Company's right to acquire the Property has expired pursuant to Section 6.5, or been waived, then such acquisition shall be under the same terms and conditions as the expired or terminated offer, except for terms and conditions relating to the sale price and method of payment of the sale price, which shall instead be governed by Section 6.3.

          (c) The following provisions shall apply to offers submitted to the Company under this Section 5.10:

                   (i) At the time it presents an offer, the Insured must also provide the Company with a good faith estimate of gross proceeds and expenses in sufficient detail for the Company to calculate the estimated net proceeds described below. The Company may not require any changes to the offer, direct the marketing of the Property, or require any expenditures by the Insured for restoration of the Property as a condition to its approval.

                   (ii) If the Company approves the offer submitted by the Insured, it must also advise the Insured of the estimated net proceeds which it has calculated. The estimated net proceeds calculated by the Company will be the estimated gross sales proceeds to be received by the Insured less all reasonable estimated expenses submitted by the Insured and approved by the Company in its approval of the offer which have been or are expected to be paid by the Insured in obtaining and closing the sale of the Property. If the estimated net proceeds as calculated by the Company are acceptable to the Insured, the Loss payable shall be computed as determined below. If such calculation is not acceptable to the Insured, the offer shall be deemed to have not been approved by the Company.

                   (iii) If the Company approves the offer, the Loss payable by the Company under this Section 5.10 will be the lesser of:

                           (A) the actual net amount as calculated below, or

                           (B) the per loan loss percentage guaranty option under Section 6.3(b) without regard to a sale of the Property.

                           The actual net amount will be the Claim Amount calculated under Section 6.2, except that (a) delinquent interest will be computed through the closing date for sale of the Property, and (b) the Claim Amount shall be reduced by the actual net proceeds realized by the Insured from the sale of the Property. The actual net proceeds will be determined in the same manner as the estimated net proceeds, but on the basis of the actual sales proceeds. For purposes of computing a Loss, such actual net proceeds shall not be less than the estimated net proceeds calculated by the Company under this subparagraph (iii) or as otherwise approved by the Company.

                   (iv) The Company shall not unreasonably withhold its approval of expenses submitted to it after its approval of an offer. Expenses paid to Persons employed or controlled by the Insured or their internal costs will not be allowed in calculation of either the estimated or actual net proceeds.

                   (v) If requested by the Company, the Insured shall advise the Company of the name of the real estate broker or other Person marketing the Property and authorize such broker or other Person to release information regarding the marketing and physical condition of the Property to the Company.

5.11 FORECLOSURE BIDDING INSTRUCTIONS GIVEN BY THE COMPANY - Unless otherwise directed by the Company, the Insured will be entitled to bid at the foreclosure sale held as part of the Appropriate Proceedings any amount which it determines necessary to obtain Borrower's Title to the Property. The Company will be entitled to direct the Insured to bid an amount to be determined by the Insured within a minimum and maximum range, as follows:

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
          (a) The minimum amount shall not be less than the fair market value of the Property, but if there has been Physical Damage to the Property which affects its fair market value (as determined before such Physical Damage) by more than ten per cent (10%), the fair market value of the Property shall be its fair market value after restoration of the Property.

          (b)      The maximum amount shall not exceed the greater of

                   (i) the fair market value of the Property as determined under subparagraph (a) above, or

                   (ii) the estimated Claim Amount less the amount which the Company would pay as the per loan loss percentage guaranty option under Section 6.3(b).

          (c) For purposes of this Section 5.11, fair market value shall be determined as of a date acceptable to the Company by an opinion of an independent real estate broker, or by an independent appraiser, in either case selected by or acceptable to the Company.

          The Insured is not required to acquire Borrower's Title if it has bid in accordance with this Section 5.11, whether or not pursuant to directions from the Company.

5.12 EFFECT OF UNEXPIRED REDEMPTION PERIOD ON PAYMENT OF A CLAIM - If the Insured files a Claim prior to expiration of an applicable redemption period, the Loss payable shall only be computed through the date of filing of the Claim, and if the Company elects to acquire the Property, the Insured will remain responsible for management and control of the Property until the Company's acquisition thereof, which may be after expiration of the redemption period, but not later than as required by Section 6.4.

          If the Company has paid to the Insured a Claim under its per loan loss percentage guaranty option in Section 6.3(b), and the related Property is subsequently redeemed by the Borrower, the Insured shall promptly report such redemption to the Company and reimburse the Company for the amount of the Company's Claim payment, to the extent that the sum of the Company's Claim payment and the amount realized by the Insured from the redemption exceeds the Claim Amount, as would have been calculated through the date of redemption.

5.13 COLLECTION ASSISTANCE - If the Company so requests, the Insured shall permit the Company to cooperatively assist the Insured in the collection of moneys due under the Loan, including obtaining information from the Borrower, attempting to develop payment schedules acceptable to the Insured, conducting Property inspections (at the Company's expense) and requesting appraisals of the Property (at the Company's expense), all in compliance with the Fair Debt Collections Practices Act.

5.14 COVERAGE REQUIRED UNDER PRIMARY FIRST LAYER POLICY - If the applicable Certificate requires a Loan to be covered by a Primary First Layer Policy, then

          (a) the Primary First Layer Policy shall, at a minimum, provide coverage in at least the coverage percent set forth on such Certificate, and

          (b) except as hereinafter provided, the insured shall have such minimum coverage in full force and effect under such Primary First Layer Policy until cancellation thereof is required under applicable law.

6         LOSS PAYMENT PROCEDURE

6.1       Filing of Claim -

          (a) The Insured shall file a Claim under this Policy after, but no later than sixty (60) days following, the later of

                   (i)     Conveyance of Title to the Property, or

                   (ii) if applicable, the settlement of a claim under the Primary First Layer Policy.

          (b) If the insured fails to file a Claim within the period of time required under paragraph 6.1 (a) above, the Insured will not be entitled to, and the Company will not be obligated for, any payment under this Policy for amounts, including additional interest and expenses, which would otherwise be claimable, but which accrue or are incurred after the sixty
                   (60) day period for filing of a Claim.

          (c) If the Insured fails to file a Claim within five hundred forty (540) days following the Conveyance of Title, the Insured will not be entitled to, and the Company will not be obligated for, any payment under this Policy.

          Once a Claim has been filed, if the Insured fails to satisfy the requirements for a Perfected Claim within one hundred eighty (180) days after such filing (or within such longer period of time as the Company may allow in writing), the Insured will no longer be entitled to payment of a Loss and the Company will not be obligated to make any payment under this Policy.

6.2 CALCULATION OF CLAIM AMOUNT - Subject to Sections 7.5 and 5.3, and the requirement for a Primary First Layer Policy, if any, the Claim Amount will be an amount equal to the sum of:

          (a) the amount of unpaid principal balance due under the Loan as of the date of Default without capitalization of delinquent interest, penalties or advances; and

          (b) the amount of accrued and unpaid interest due on the Loan computed at the contract rate stated in the Loan through the date that the Claim is filed with the Company, but excluding applicable late charges, penalty interest or other changes to the interest rate by reason of Default; and

          (c)      the amount of advances incurred by the Insured under Section
                   5.7 prior to filing of the Claim (except to Persons employed or controlled by the Insured or their other internal costs) provided that:

                   (i) Attorney's fees advanced for completion of Appropriate Proceedings and obtaining Possession of the Property will not be allowed to the extent they exceed three percent (3%) of the sum of the unpaid principal balance and the accrued and accumulated interest due; and

                   (ii) Such advances, other than attorney's fees, must have first become due and payable after the Default, and payment of such advances must be prorated from the date of Default through the date the Claim is filed with the Company;

                   less:

                   (A) the amount of all rents and other payments (excluding proceeds of a sale of the Property and the proceeds of fire and extended coverage insurance) collected or received by the Insured, which are derived from or in any way related to the Property or the Loan;

                   (B) the amount of cash remaining in any escrow account as of the last payment date;

                   (C) the amount of cash or other collateral to which the Insured has retained the right of possession as security for the Loan;

                   (D) the amount paid under applicable fire and extended coverage policies which are in excess of the cost of restoring and repairing the Property, if the Property is damaged, and which has not been paid to the Borrower or applied to the payment of the Loan as required by the terms of the Loan;

                   (E) the greater of the amount of any claim payment pursuant to a Primary First Layer Policy which the insured received, or which the Insured should have received in order for the exclusion under Section
                           4.12 of this Policy not to have applied; and

                   (F) any other amounts claimed by the Insured to the extent they are excluded from the Claim Amount by reason of Section 4.

6.3 PAYMENT OF LOSS; COMPANY'S OPTIONS - Within the Settlement Period, but only if the insured has satisfied all requirements for a payment of Loss and the requirements for a Perfected Claim have been met, the Company shall at its sole option exercise its:

          (a) Property Acquisition Settlement Option. Pay to the Insured as the Loss the Claim Amount calculated in accordance with
                   Section 6.2 for the Company's acquisition of the Property; or

          (b) Per Loan Loss Percentage Guaranty Option. In the event the Company does not acquire the Property, allow the Insured to retain all rights and title to the Property and pay to the Insured as the Loss the lesser of: (i) the difference between the Claim Amount calculated in accordance with Section 6.2 and the amount realized by the Insured pursuant to its sale, if any, of the Property as provided in Section 5.10 and (ii) the per loan loss percentage guaranty option which shall be calculated by multiplying the applicable Per Loan Loss Percentage for such Loan times the Claim Amount (without any reduction for the Primary First Layer Policy claim payment). However, if prior to the Company's payment of the Loss, a third party acquires title to the Property at the foreclosure sale or a Borrower redeems the Property (unless such acquisition or redemption occurs because the Insured failed to bid as provided in Section 5.11, then the Company shall pay the lesser of; (i) the Per Loan Loss Percentage option amount described above; or (ii) the difference between the Claim Amount and the amount realized by the Insured at the foreclosure sale or redemption; or

          (c) Pre-Claim Sale Option. Pay to the Insured as the Loss the amount calculated in accordance with Section 5.10, if the terms and conditions of Section 5.10 are met.

          In addition to the sum due pursuant to the option described above which the Company selects, the Loss payable by the Company will include the other amounts provided for under Sections 6.5 or 7.2 when such Sections are applicable. The Company will deduct from its payment of Loss such amounts as may be permitted by this Policy and the aggregate amounts of any payments of Loss which it had previously made.

          Without limiting the requirements and conditions to filing and payment of a Claim contained in this Policy, if the Property has been acquired by the insurer under a Primary First Layer Policy, no Loss shall be payable under this Policy. For purposes of this Policy any references to "percentage guaranty option" shall be to the "per loan loss percentage guaranty option".

6.4 CLAIM SETTLEMENT PERIOD - The Settlement Period will be a sixty (60) day period after the Company's receipt of a Claim, calculated as follows:

          (a) No later than the twentieth (20th) day after filing of a Claim, the Company may notify the Insured of additional documents or information which it requires for processing the Claim, upon which the sixty (60) day period shall be suspended until the Company receives such additional documentation and information. Additional items may be requested by the Company after such twenty (20) day period and the Insured must use reasonable efforts to satisfy such request, but the sixty (60) day limit will not be tolled for their receipt.

          (b) No later than the sixtieth (60th) day after filing of a Claim, the Company may notify the Insured that it will require access to the Property sufficient to inspect, appraise and evaluate the Property. If the Company does not notify the Insured by that date, its right to such access will be deemed waived. If such notice is given, the Insured will use its best efforts to provide access to the Company and, if access is not then available, the sixty (60) day period will be suspended from the date such notice was given until the Company receives notice from the Insured that access is available to it. If access is in fact not available when sought by the Company after such notice from the Insured, the Company will promptly notify the Insured of such unavailability, and the passage of the sixty day period will remain suspended as if the Insured's notice of availability had not been given to the Company.

          (c) If the Company has elected to acquire the Property in settlement of a Claim, the sixty day period also will be suspended if necessary for there to be a period of ten (10) days after the date on which the Insured satisfies all conditions to acquisition, including any required restoration of the Property, for the Insured's delivery of a recordable deed and title policy or opinion evidencing Good and Merchantable Title (not subject to any rights of redemption, unless the Company waives such requirement) and, if applicable, delivery of Possession to the Property.

6.5 PAYMENT BY THE COMPANY AFTER THE SETTLEMENT PERIOD - If the Company has not paid a Loss during the Settlement Period, then (a) the Company will include in its payment of Loss, if a Loss is ultimately payable, simple interest on the amount payable accruing after the Settlement Period to the date of payment of Loss at the applicable interest rate or rates which would have been payable on the Loan during such period, and (b) the Company will no longer be entitled to acquire the Property as an option for payment of the Loss.

          The Company must either pay the amount of applicable Loss (including any additional applicable interest as computed above) or deny the Claim in its entirety within (a) one hundred twenty (120) days after expiration of the Settlement Period, or (b) if the Settlement Period has not expired, no later than one hundred eighty (180) days after filing of the Perfected Claim. If at a later date it is finally determined by agreement between the Insured and the Company (or by completion of legal or other proceedings to which the Insured and the Company are parties) that the Company was not entitled to deny all or a portion of the Claim, the Company will include in any resulting subsequent payment of Loss interest as calculated above through the date of such payment on the amount of Loss which the Company was not entitled to deny.

6.6 DISCHARGE OF OBLIGATION - Payment by the Company of the amount of Loss required to be paid in accordance with this Policy will be a full and final discharge of its obligation with respect to such Loss under this Policy.

7         ADDITIONAL CONDITIONS

7.1 PROCEEDINGS OF EMINENT DOMAIN - In the event that part or all of a Property is taken by eminent domain, or condemnation or by any other proceedings by federal, state or local governmental unit or agency, the Insured must require that the Borrower apply the maximum permissible amount of any compensation awarded in such proceedings to reduce the principal balance of the Loan, in accordance with the law of the jurisdiction where the Property is located.

7.2       PURSUIT OF DEFICIENCIES -

          (a) The insured will be entitled to pursue Appropriate Proceedings, or shall at the direction of the Company pursue Appropriate Proceedings through the end of the Settlement Period, which may result in the Borrower becoming liable for a deficiency after completion of the Insured's acquisition of a Property. Such pursuit may not be directed by the Company unless such deficiency is estimated to exceed $7,500. If the Company proposes to pursue a deficiency judgment, in whole or in part for its account, it will notify the Insured at least thirty (30) days before the foreclosure sale. If the Company does not so notify the Insured, the deficiency judgment, if established by the Insured, will be solely for the account of the Insured, and the Company will not be subrogated to any rights to pursue the deficiency judgment.

          (b) The following provisions will apply if, in completing Appropriate Proceedings there are additional expenses advanced pursuant to Section 5.7 or additional interest accrued on the Loan, due to (1) an additional redemptive period or a delay in acquisition of Borrower's Title, which period or delay is directly related to establishing the deficiency judgment or (2) legal proceedings which are necessary to establish and pursue the deficiency judgment and which would not otherwise be the custom and practice used.

                   (i) If the deficiency judgment is to be established, in whole or in part, for the account of the Company, the Company must pay the Insured at the time of payment of the Claim, regardless of which settlement option the Company has selected, the full amount of:

                           (A) such additional expenses advanced pursuant to Section 5.7 by the Insured; and

                           (B) such additional interest accrued on the unpaid principal balance of the Loan at the contract rate stated in the Loan, but excluding applicable late charges, penalty interest, or other changes to the interest rate by reason of Default.

                   (ii) If the deficiency judgment is not to be established, in whole or in part, for the account of the Company, none of the additional interest or expenses of the type described in subparagraph (i) above will be included in the Claim Amount or payable at any time by the Company.

                   (iii) For purposes of determining the additional expenses described in subparagraph (i) above resulting from pursuing the deficiency judgment, the limitation on attorneys' fees in Section 6.2 will not apply.

                   (iv) All of the additional interest, expenses, attorney's fees and court expenses described in subparagraph (i) above will be accrued or advanced only through acquisition of Borrower's Title, including any additional redemptive period.

          (c) The Company and the Insured may agree generally or with respect to a Loan to different terms and conditions than set forth in this Section 7.2. The Company and the Insured also may agree to the joint pursuit or other arrangements for the collection of deficiency judgments on mutually acceptable terms and conditions.

7.3 SUBROGATION - Subject to Section 7.2(a), and only to the extent that the Company is entitled under applicable law to pursue such deficiency rights, the Company will be subrogated, upon payment of the Loss, in the amount thereof and with an equal priority to all of the Insured's rights of recovery against a Borrower and any other Person relating to the Loan or to the Property. The Insured must execute and deliver at the request of the Company such instruments and papers and undertake such actions as may be necessary to transfer, assign and secure such rights. The Insured shall refrain from any action, either before or after payment of a Loss, that prejudices such rights.

7.4 POLICY FOR EXCLUSIVE BENEFIT OF THE INSURED - A Certificate issued as the result of any Application submitted hereunder and the coverage provided under this Policy will be for the sole and exclusive benefit of the Insured, its successors and permitted assigns, and in no event will any Borrower or other Person be deemed a party to, or an intended beneficiary of, this Policy or any Certificate.

7.5 EFFECT OF BORROWER INSOLVENCY OR BANKRUPTCY ON PRINCIPAL BALANCE - If under applicable insolvency or bankruptcy law, a Loan's principal balance secured by a Property is reduced (after all appeals of such reduction are final or the time for such appeals has lapsed without appeal), the portion of such principal balance of the Loan not secured by the Property, and related interest, will be included in the Claim Amount, as provided in this Section 7.5.

          If a Default occurs on the Loan, the Insured has acquired Borrower's Title or Good and Merchantable Title to the Property as required by this Policy, and all other requirements for filing of a Claim are complied with, the Insured will be entitled to include in the Claim Amount (a) the amount of the principal balance of the Loan which was deemed unsecured under applicable insolvency or bankruptcy law, less any collections or payments on such unsecured principal balance received by the Insured, and (b) interest thereon at the rate and as computed in Section 6.2, from the date of Default giving rise to the Claim (but for no prior period). In no event will any expenses or other amounts associated with the amount by which the principal balance of the Loan became unsecured be included in the Claim Amount, directly or by an addition to the principal balance included in the Claim Amount.

7.6       ARBITRATION OF DISPUTES; SUITS AND ACTIONS BROUGHT BY THE INSURED -

          (a) Unless prohibited by applicable law, all controversies, disputes or other assertions of liability or rights arising out of or relating to this Policy, including the breach, interpretation or construction thereof, shall be settled by arbitration. Notwithstanding the foregoing, the Company or the Insured both retain the right to seek a declaratory judgment from a court of competent jurisdiction on matters of interpretation of this Policy. Such arbitration shall be conducted in accordance with the Title Insurance Arbitration Rules of the American Arbitration Association in effect on the date the demand for arbitration is made, or if such Rules are not then in effect, such other Rules of the American Arbitration Association as the Company may designate as its replacement.

                   The arbitrator(s) shall be neutral person(s) selected by the parties from the American Arbitration Association's National Panel of Arbitrators familiar with the mortgage lending or mortgage guaranty insurance business. Any proposed arbitrator may be disqualified during the selection process, at the option of either party, if they are, or during the previous two (2) years have been, an employee, officer or director of any mortgage guaranty insurer, or of any entity engaged in the origination, purchase, sale or servicing of mortgage loans or mortgage-backed securities.

          (b) No suit or action (including arbitration hereunder) brought by the Insured against the Company with respect to the Company's liability for a Claim under this Policy shall be sustained in any court of law or equity or by arbitration unless the Insured has materially complied with the terms and conditions of this Policy, and unless the suit or action is commenced within three (3) years (five (5) years in Florida or Kansas) after the Insured has acquired Borrower's Title to the Property or sale of the Property approved by the Company is completed, whichever is applicable to a Loan. No such suit or action with respect to a Claim may be brought by the Insured against the Company until sixty (60) days after such acquisition of Borrower's Title or sale, as applicable to a Loan.

          (c) If a dispute arises concerning the Loan which involves either the Property or the Insured, the Company has the right to protect its interest by defending the suit, even if the allegations contained in such suit are groundless, false or fraudulent. The Company is not required to defend any lawsuit involving the Insured, the Property or the Loan.

7.7 RELEASE OF BORROWER; DEFENSES OF BORROWER - The Insured's execution of a release or waiver of the right to collect any portion of the unpaid principal balance of a Loan or other amounts due under the Loan will release the Company from its obligation under its Certificate to the extent and amount of said release. If, under applicable law, the Borrower successfully asserts defenses which have the effect of releasing, in whole or in part, the Borrower's obligation to repay the Loan, or if for any other reason the Borrower is released from such obligation, the Company will be released to the same extent and amount from its liability under this Policy, except as provided by Section 7.5.

7.8       AMENDMENTS; NO WAIVER; RIGHTS AND REMEDIES; USE OF TERM "INCLUDING" -

          (a) The Company reserves the right to amend the terms and conditions of this Policy from time to time; provided, however, that any such amendment will be effective only after the Company has given the Insured written notice thereof by endorsement setting forth the amendment. Such amendment will only be applicable to those Certificates issued on or after the effective date of the amendment.

          (b) No condition or requirement of this Policy will be deemed waived, modified or otherwise compromised unless that waiver, modification or compromise is stated in a writing properly executed on behalf of the Company. Each of the conditions and requirements of this Policy is severable, and a waiver, modification or compromise of one will not be construed as a waiver, modification or compromise of any other.

          (c) No right or remedy of the Company provided for by this Policy will be exclusive of, or limit, any other rights or remedies set forth in this Policy or otherwise available to the Company at law or equity.

          (d) As used in this Policy, the term "include" or "including" will mean "include or including, without limitation."

7.9 NO AGENCY - Neither the Insured, any Servicer, nor any of their employees or agents (including the Persons underwriting the Loan on behalf of the Insured) will be deemed for any reason to be agents of the Company. Neither the Company, nor any of its employees or agents, will be deemed for any reason to be agents of any Insured or Servicer.

7.10 SUCCESSORS AND ASSIGNS - This Policy will inure to the benefit of and shall be binding upon the Company and the Insured and their respective successors and permitted assigns.

7.11 APPLICABLE LAW AND CONFORMITY TO LAW - All matters under this Policy will be governed by and construed in accordance with the laws of the jurisdiction in which the office of the original Insured on a Certificate is located. Any provision of this Policy which is in conflict with any provision of the law of such jurisdiction is hereby amended to conform to the provisions required by that law.

7.12 NOTICE - All claims, premium payments, tenders, reports, other data and any other notices required to be submitted to the Company by the Insured must be sent to the Company at MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI 53202. The Company may change this address by giving written notice to the Insured. Unless the Insured otherwise notifies the Company in writing, all notices to the Insured must be sent to the address on the face of this Policy or, if the Insured is not located at such address, to the last known address of the Insured.

          All notices under this Policy, whether or not identified in this Policy as required to be in writing, will be effective only if in writing and only upon receipt thereof. Written notices may instead be given in the form of telecopy or, if acceptable to the Company (for notices given to the Company) or to the Insured (for notices given to the Insured) in the form of computer tape or computer-generated or any other electronic message. A telecopy or such tape or message shall be effective only when received. The Company and the Insured may mutually agree that notices will be sent to any additional Person. Except as expressly agreed to by the Company and the Insured, no liability shall be incurred by the Company for the failure to give a notice to a Person other than the Insured.

7.13 REPORTS AND EXAMINATIONS - The Company may request, and the Insured must provide, such files, reports or information as the Company may deem reasonably necessary pertaining to any Loan, and the Company will be reasonably entitled to inspect the files, books and records of the Insured or any of its representatives pertaining to such Loan, upon thirty (30) days advance notice to the Insured.

7.14 ELECTRONIC MEDIA - The Company and the Insured may, from time to time, deliver or transfer information, documents or other data between them by electronic media acceptable to them. In addition, the Company and the Insured may maintain information, documents or other data on electronic media or other media generally accepted for business records, including microfiche. Such electronic or other media will be as equally acceptable for all purposes between the insured and the Company as information, documents or other data maintained in printed or written form.

7.15      COMPLIANCE WITH LAWS -

          (a) In interacting with any Borrower, the Company at all times will comply with all applicable federal, state, and local laws and regulations (as such laws and regulations may be amended from time to time in the future), including, but not limited to, the Fair Debt Collection Practices Act. The Company is cognizant of the obligations under 42 U.S.C.
                   Section 3601 et seq., 15 U.S.C. Section 1691 et seq., and other applicable federal, state and local fair lending and fair housing statutes ("Fair Lending Laws"). To the extent the Fair Lending Laws are applicable to the Company, the Company will not violate the Fair Lending Laws during its interactions with Borrowers.

          (b) The Company shall comply with all privacy and data protection laws, rules and regulations which are or which may in the future be applicable to the Borrowers. Without limiting the foregoing, the Company agrees to use and disclose any Nonpublic Personal Information which it receives from or on behalf of the Insured only in accordance with and in connection with the terms of this Policy, or as otherwise specifically permitted under the Gramm-Leach-Bliley Act (P.L. 106-102) (15 U.S.C. Section 6801 et seq.) or its implementing regulations. The Company shall maintain policies and procedures designed to (1) ensure the security and confidentiality of such Nonpublic Personal Information, (2) protect against any anticipated threats or hazards to the security or integrity of such Nonpublic Personal Information, and (3) protect against unauthorized access to or use of such Nonpublic Personal Information that could result in substantial harm or inconvenience to any Borrower. The Company further agrees that in safeguarding such Nonpublic Personal Information from unauthorized use and unauthorized disclosure, the Company shall use at least the same degree of care as the Company uses to protect its own confidential or proprietary information, but in no event less than reasonable care. For purposes of this Policy, the term "Nonpublic Personal Information" shall have the meanings set forth in
                   Section 509 of the Gramm-Leach-Bliley Act (P.L. 106-102)(15 U.S.C. Section 6809) and its implementing regulations.

          (c) Except as otherwise provided below, the Company shall be liable to the Insured for any loss suffered by the Insured due to the Company's breach of this Section 7.15. Notwithstanding the foregoing, IN NO EVENT WILL THE COMPANY BE LIABLE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES OF ANY KIND, REGARDLESS OF WHETHER THE COMPANY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

          (d) The Company's obligations under this Section 7.15 shall survive termination of this Policy.